   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 1997
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            FEDERAL DATA CORPORATION

           DELAWARE                          5045                  52-0940566
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

FDCT Corp.                               Delaware   52-1950796
FDC Technologies, Inc.                   Delaware   52-1801937
DoxSys, Inc.                             Delaware   52-1799055
NYMA, Inc.                               Maryland   52-1127149
VAD International, Inc.                  Maryland   52-1982445
Sylvest Management Systems Corporation   Maryland   52-1550631

                               4800 HAMPDEN LANE
                            BETHESDA, MARYLAND 20814
                                 (301) 986-0800

               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         ------------------------------

                                 JAMES M. DEAN
                            FEDERAL DATA CORPORATION
                               4800 HAMPDEN LANE
                            BETHESDA, MARYLAND 20814
                                 (301) 986-0800
                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT OF SERVICE)
                                   COPIES TO:
                              MARK A. STEGEMOELLER
                                LATHAM & WATKINS
                            SEARS TOWER, SUITE 5800
                            CHICAGO, ILLINOIS 60606
                                 (312) 876-7700

                         ------------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF               AMOUNT TO        OFFERING PRICE        AGGREGATE           AMOUNT OF
       SECURITIES TO BE REGISTERED           BE REGISTERED         PER NOTE       OFFERING PRICE(1)   REGISTRATION FEE
10 1/8% Senior Subordinated Notes
  due 2005................................    $105,000,000           100%            $105,000,000          $31,818
Subsidiary Guarantees of the 10 1/8%
  Senior Subordinated Notes due 2005......         --                 --                  --                 (2)

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457.

(2) Pursuant to Rule 457(n), no separate registration fee is payable with respect to the subsidiary guarantees.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
           PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K
               SHOWING LOCATION IN PROSPECTUS OF THE INFORMATION
                         REQUIRED BY PART I OF FORM S-4

FORM S-4 ITEM NO. AND CAPTION                                               CAPTION OR LOCATION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
A.  INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and Outside Front
             Cover Page Prospectus..............................  Outside Front Cover Page; Cross Reference Sheet;
                                                                    Inside Front Cover Page
       2.  Inside Front and Outside Back Cover Pages of
             Prospectus.........................................  Inside Front Cover Page; Outside Back Cover Page
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
             other Information..................................  Prospectus Summary; Risk Factors; Selected Unaudited
                                                                    Pro Forma Consolidated Financial Information;
                                                                    Selected Consolidated Historical Financial Data of
                                                                    Federal Data Corporation
       4.  Terms of the Transaction.............................  The Exchange Offer; Certain Federal Income Tax
                                                                    Considerations; Plan of Distribution; Description
                                                                    of Notes
       5.  Pro Forma Financial Information......................  Consolidated Financial Statements
       6.  Material Contacts with the Company Being Acquired....  Not Applicable
       7.  Additional Information Required for Reoffering by
             Persons and Parties Deemed to be Underwriters......  Not Applicable
       8.  Interests of Named Experts and Counsel...............  Not Applicable
       9.  Disclosure of Commission Position on Indemnification
             for Securities Act
             Liabilities........................................  Not Applicable

B.  INFORMATION ABOUT THE REGISTRANT
      10.  Information with Respect to S-3 Registrants..........  Not Applicable
      11.  Incorporation of Certain Information by Reference....  Not Applicable
      12.  Information with Respect to S-2 or S-3 Registrants...  Nor Applicable
      13.  Incorporation of Certain Information by Reference....  Not Applicable
      14.  Information with Respect to Registrants Other Than
             S-3 or S-2 Registrants.............................  Prospectus Summary; Risk Factors; The Exchange Offer;
                                                                    The Recapitalization and the Transactions; Use of
                                                                    Proceeds; Capitalization; Selected Unaudited Pro
                                                                    Forma Consolidated Financial Data; Management's
                                                                    Discussion and Analysis of Financial Condition and
                                                                    Results of Operations; Business; Management;
                                                                    Principal Stockholders; Certain Transactions;
                                                                    Description of Certain Indebtedness; Description of
                                                                    Notes; Financial Statements

FORM S-4 ITEM NO. AND CAPTION                                               CAPTION OR LOCATION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
C.  INFORMATION ABOUT THE COMPANY TO BE ACQUIRED
      15.  Information with Respect to S-3 Companies............  Not Applicable
      16.  Information with Respect to S-2 or S-3 Companies.....  Not Applicable
      17.  Information with Respect to Companies Other Than S-2
             or S-3 Companies...................................  Not Applicable

D.  VOTING AND MANAGEMENT
      18.  Information if Proxies, Consents or Authorizations
             are to be Solicited................................  Not Applicable
      19.  Information if Proxies, Consents or Authorizations
             are not to be Solicited or in an Exchange Offer....  Management; Certain Transactions; Principal
                                                                    Stockholders

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                               OFFER TO EXCHANGE

       10 1/8% SENIOR SUBORDINATED NOTES DUE 2005 (THE "EXCHANGE NOTES")
  FOR ALL OUTSTANDING 10 1/8% SENIOR SUBORDINATED NOTES DUE 2005 (THE "PRIVATE
                                    NOTES")
                                       OF

                            FEDERAL DATA CORPORATION

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                                UNLESS EXTENDED.

                            ------------------------

    Federal Data Corporation ("FDC") is offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 10 1/8% Senior Subordinated Notes Due 2005 (the "Exchange Notes"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement"), for each $1,000 principal amount of its outstanding 10 1/8% Senior Subordinated Notes Due 2005 (the "Private Notes"), of which $105,000,000 in aggregate principal amount was issued on July 25, 1997 and is outstanding as of the date hereof. The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the exchange will have been registered under the Securities Act, and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Registration Rights Agreement (as defined), which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be entitled to the benefits of the Indenture (as defined). The Private Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of Notes."

    The Exchange Notes will bear interest at the same rate and on the same terms as the Private Notes. Consequently, the Exchange Notes will bear interest at the rate of 10 1/8% per annum and the interest thereon will be payable semi-annually on February 1 and August 1 of each year, commencing February 1, 1998. The Exchange Notes will bear interest from and including the date of issuance of the Private Notes (July 25, 1997). Holders whose Private Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes.

    SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

FDC WILL ACCEPT FOR EXCHANGE ANY AND ALL VALIDLY TENDERED PRIVATE NOTES NOT
WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON             , 1997, UNLESS
THE EXCHANGE OFFER IS EXTENDED BY FDC IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF PRIVATE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF PRIVATE NOTES BEING TENDERED FOR EXCHANGE. PRIVATE NOTES MAY BE TENDERED ONLY IN INTEGRAL MULTIPLES OF $1,000. IN THE EVENT FDC TERMINATES THE EXCHANGE OFFER AND DOES NOT ACCEPT FOR

EXCHANGE ANY PRIVATE NOTES, FDC WILL PROMPTLY RETURN ALL PREVIOUSLY TENDERED PRIVATE NOTES TO THE HOLDERS THEREOF.
                            ------------------------

                The date of this Prospectus is            , 1997

    The Exchange Notes will be general unsecured obligations of FDC and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of FDC including obligations under the New Senior Credit Facility (as defined) and rank PARI PASSU with other senior subordinated indebtedness of FDC. Pursuant to the terms of the Indenture, the Exchange Notes will be guaranteed (the "Subsidiary Guarantees") by each of FDC's wholly owned subsidiaries (the "Subsidiary Guarantors"). The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined). At June 30, 1997, after giving effect to the offering of the Private Notes and the application of the net proceeds therefrom, FDC would have had $10.2 million of Senior Indebtedness (representing revolving line of credit borrowings of $6.2 million and $4.0 million of undrawn letters of credit) and $113.0 million of senior subordinated indebtedness outstanding and the Subsidiary Guarantors would have had $6.4 million of Guarantor Senior Indebtedness outstanding (excluding guarantees of indebtedness under the New Senior Credit Facility). The Subsidiary Guarantors also would have had $14.2 million of secured nonrecourse notes and nonrecourse obligations under capital leases.

    The Exchange Notes are redeemable in whole or in part, at the option of FDC, on or after August 1, 2001, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time, or from time to time, on or prior to August 1, 2000, FDC, at its option, may redeem up to 35% of the aggregate principal amount of the Exchange Notes originally issued in the Offering, as described herein, with the net cash proceeds received from one or more Public Equity Offerings (as defined) by FDC at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption; PROVIDED that at least 65% of the original aggregate principal amount of the Exchange Notes remains outstanding after any such redemption. The Exchange Notes will also be redeemable by FDC in the event of a Change in Control (as defined) at any time prior to August 1, 2001, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined) plus accrued and unpaid interest, if any, to the date of redemption. In the event of a Change of Control, if FDC does not redeem all of the outstanding Exchange Notes, (i) FDC will have the option, at any time on or prior to August 1, 2000, to redeem the Exchange Notes in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium (as defined) as of, and accrued and unpaid interest, if any, to the date of redemption, and (ii) if FDC does not so redeem the Exchange Notes, each holder of Exchange Notes will have the right to require FDC to repurchase all or any part of such Holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase. In addition, FDC will be obligated to offer to purchase Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of purchase in the event of certain asset sales.

    Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, FDC believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from FDC to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of FDC within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; PROVIDED that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to FDC, as required by the Registration Rights Agreement, that such conditions have been met. FDC believes that, to its knowledge, none of the registered holders of the Private Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of FDC.

    Prior to the Exchange Offer, there has been no public market for the Private Notes. FDC does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that a market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, FDC's financial condition and certain other factors. Such conditions might cause the Exchange Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors--Absence of Public Market."

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. FDC has indicated its intention to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer for use in connection with any such resale for the period required by the Securities Act. See "Plan of Distribution."

    FDC will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with this Exchange Offer.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL FDC ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FDC. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    UNTIL             , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS OFFERING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION THEREWITH. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. FDC EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE ISSUED IN THE FORM OF ONE OR MORE FULLY REGISTERED GLOBAL NOTES THAT WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC" OR THE "DEPOSITARY") AND REGISTERED IN ITS NAME OF CEDE & CO., AS ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED ONLY THROUGH, RECORDS MAINTAINED BY THE DEPOSITARY AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF SUCH GLOBAL NOTE, EXCHANGE NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE. SEE "DESCRIPTION OF NOTES--BOOK ENTRY, DELIVERY AND FORM."

                  NOTICE REGARDING FORWARD-LOOKING INFORMATION

    This Prospectus includes "forward looking statements" within the meaning of
Section 27a of the Securities Act and Section 21e of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are identified by the use of forward-looking words or phrases including, but not limited to, "intended," "will," "should," "may," "strategically positioned," "expects," "expected," "anticipates," and "anticipated." These forward looking statements are based on the Company's current expectations. All statements other than statements of historical facts included in this Prospectus, including those regarding market trends, the Company's financial position, business strategy, projected costs, and plans and objectives of management for future operations, are forward looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements') are disclosed under "Risk Factors," and elsewhere in this Prospectus including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. These forward-looking statements represent the Company's judgment as of the date of this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the Cautionary Statements. The Company disclaims, however, any intent or obligation to update its forward-looking statements.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, ALL REFERENCES TO THE COMPANY INCLUDE, UNLESS THE CONTEXT INDICATES OTHERWISE, FEDERAL DATA CORPORATION ("FDC") AND ITS SUBSIDIARIES AFTER GIVING EFFECT TO THE ACQUISITIONS OF NYMA, INC. ("NYMA") IN MAY 1997 (THE "NYMA ACQUISITION") AND SYLVEST MANAGEMENT SYSTEMS CORPORATION ("SYLVEST") IN JUNE 1997 (THE "SYLVEST ACQUISITION") (COLLECTIVELY, THE "ACQUISITIONS"). ALL REFERENCES IN THE PROSPECTUS TO "PRO FORMA" INFORMATION, UNLESS OTHERWISE INDICATED, ARE PRO FORMA FOR THE ACQUISITIONS, THE APPLICATION OF THE PROCEEDS OF THE OFFERING OF THE PRIVATE NOTES AND ENTRY INTO A NEW SENIOR CREDIT FACILITY (THE "NEW SENIOR CREDIT FACILITY") (COLLECTIVELY, THE "TRANSACTIONS").

                                  THE COMPANY

    The Company is a major supplier of information technology to a wide range of customers within the U.S. Federal Government (the "Government"). The Company has assembled, through internal growth and strategic acquisitions, comprehensive information technology product and services capabilities to address the unique needs of its Government clients. Management believes that the Company is strategically positioned to benefit from the current trends in the Government market for information technology and outsourcing of technical and professional services. The Government is among the world's largest purchasers of information technology with estimated total expenditures in fiscal 1997 in excess of $26 billion. For the year ended December 31, 1996 and the six months ended June 30, 1997, the Company's total pro forma revenues were $332.8 million and $183.8 million, respectively, and total pro forma EBITDA (as defined herein) was $23.3 million and $4.0 million, respectively.

    Founded in 1969, the Company serves a diverse and expanding customer base representing over 20 Government agencies including the National Aeronautics and Space Administration ("NASA"), the Federal Aviation Administration (the "FAA"), the National Institutes of Health (the "NIH"), the Department of Defense (the "DoD"), the Veterans Benefit Administration (the "VBA") and the Department of State. In addition, the Company has longstanding relationships with many of its key clients, with agencies served by the Company for five or more years accounting for more than half of the Company's pro forma revenues in 1996. Management believes that the Company's established reputation and long-standing relationships with Government customers, and the extensive knowledge gained from those relationships, have been critical to the Company's strong record of growth and provide a key competitive advantage in pursuing business opportunities with new and existing customers.

    Consistent with its strategy of providing a complete range of information technology offerings to its Government customers, the Company has pursued strategic acquisitions to broaden and strengthen key skill areas. In May 1997, the Company purchased NYMA, a provider of sophisticated engineering and information technology services. NYMA complemented and significantly expanded the Company's core capabilities in the technology and engineering services sector, providing the Company with the ability to bid effectively on new contracts with a higher component of technical services requirements. In June 1997, the Company acquired Sylvest, a value-added reseller and integrator of commercial off-the-shelf ("COTS") hardware, software and technical services supporting open systems architectures within the Government marketplace. Through the Sylvest Acquisition, the Company has become a leading reseller of COTS hardware and software to the Government and has substantially expanded the number of customers to which it can market its systems integration and services offerings.

    The Acquisitions have significantly enhanced the Company's presence in the Government marketplace. Based on a recent survey, on a pro forma basis, the Company would have been the 25th largest information technology contractor to the Government in 1996. Management believes the information technology industry, particularly the portion serving Government customers, has consolidated and will continue to consolidate, resulting in additional opportunities for the Company to make attractive acquisitions that complement or expand its core capabilities.

    A substantial portion of the Company's revenues are derived from integrated technology solutions, which include both a technical services component and the resale of COTS hardware and software. Management believes that its ability to bundle products and services gives it a significant competitive advantage over competitors who offer only products or services. The Company is organized into four operating groups:

    - THE SYSTEMS INTEGRATION GROUP provides large-scale, integrated information technology systems customized to meet the unique needs of individual customers. These systems are typically delivered through multi-year, technically complex data processing projects that entail the application and integration of leading-edge technology of multiple vendors. The Company delivers systems integration services and provides required COTS hardware and software as both a prime contractor and a subcontractor across a broad range of Government opportunities.

    - THE SERVICES GROUP provides information technology services, including program management, software development and software maintenance functions, to various Government agencies and prime contractors. The Services Group also provides engineering support to NASA, the FAA and other Government agencies in the areas of aeromechanics, aerospace technology, space experimentation, structures, materials, instrumentation and aeronautics. The Company has also recently been awarded contracts to provide these services to private industry on a selected basis. The Company substantially enhanced its services capabilities through the NYMA Acquisition.

    - THE SOLUTIONS GROUP provides information technology solutions designed to address six discrete customer needs: document management, Microsoft consulting, executive management consulting, point-of-sale systems implementations, electronic commerce and training. These projects usually are smaller scale and involve a higher content of pre-packaged systems or specialized subject matter consulting than those of the Systems Integration Group. In providing these solutions, the Company combines its in-house technical expertise with its ability to provide COTS products from multiple vendors.

    - THE PRODUCT SALES GROUP is the Company's principal product resale unit and focuses on the sale of workstations, servers and enterprise networking hardware. Product sales are also made through the Systems Integration and Solutions Groups, which resell hardware and software in connection with their services engagements. Along with providing a broad range of top quality products through its supplier and teaming relationships with leading hardware and software manufacturers, the Company adds value for its customers through its extensive knowledge of the Government procurement process and through its integration, technical support and implementation services. The Company substantially enhanced its product reselling operations through the Sylvest Acquisition.

    Management believes that the Company's expertise in both technical services and product resales distinguishes it from most of its competitors and provides it with significant cross-selling opportunities that support the Company's growth strategy.

BUSINESS STRENGTHS

    The Company attributes its growth and performance to several factors, including the following:

    - EXTENSIVE KNOWLEDGE OF CUSTOMERS. Through its experience on numerous Government contracts since 1969, the Company has acquired an in-depth knowledge of Government contracting and procurement rules and regulations and of the unique information technology needs of its Government customers. The Company's experience in the Government marketplace helps it to anticipate a Government agency's needs, to fashion solutions appropriate to the agency's infrastructure and personnel and to guide the agency's personnel through the Government buying process, which has undergone significant change in recent years.

    - STRONG POSITION IN AN ATTRACTIVE AND GROWING MARKET. The Government market for information technology products and services is large and has experienced significant growth. Industry sources estimate Government spending in this area to be in excess of $26 billion in 1997 and it is forecasted to grow at 6-8% annually over the next five years. In addition, the General Services Administration (the "GSA") anticipates a continuation of the trend toward increased Government use of outside information technology providers and estimates that 65% of all Government agencies operating in-house data systems may eventually outsource information technology services to the private sector at an estimated cost savings of 25% to 30%.

    - TECHNOLOGICAL EXPERTISE. Through its experience in offering a complete package of technology products and services, the Company has developed a high level of technological expertise. Core information technology competencies include systems integration, engineering services, software engineering, high end workstations and servers, networking products, internet solutions, document management workflow systems and complex project management. These core competencies allow the Company to bid successfully on a wide range of contracts. Management believes the Company's expertise and training programs contribute to employee and customer loyalty.

    - EXTENSIVE TEAMING RELATIONSHIPS WITH SUPPLIERS. The Company maintains strong relationships with many of its key suppliers. These relationships allow the Company to work with these suppliers to fashion joint solutions for its customers. Management believes that the Company provides significant value to its suppliers by allowing them to take advantage of the Company's extensive knowledge of the Government and its procurement regulations. In addition, the Company's sales and marketing capabilities allow its suppliers to access new end-user markets without expanding their marketing functions. The Company currently has relationships with most leading hardware and software suppliers.

    - STRONG MANAGEMENT TEAM AND INVESTOR BASE. The Company has a highly experienced and committed management team that has successfully expanded the Company's business and led the Company's diversification into additional service and product markets. The Company's senior management team averages over 11 years experience with the Company and over 23 years experience in the industry. The Carlyle Group (including its affiliates, "Carlyle"), the Company's principal stockholder, has supported the Company's acquisition strategy and provided a critical source of equity capital for the implementation of the Company's growth strategy.

BUSINESS AND GROWTH STRATEGY

    The Company's goal is to be a leading one-stop information technology solutions supplier, providing high-quality products and services that meet the complete needs of its Government client base. The Company's strategies to meet this objective are the following:

    - CREATE COMPREHENSIVE SKILL AND PRODUCT BASE. The Company seeks to continuously add new information technology capabilities and strategically expand existing business areas to meet the changing information technology needs and buying patterns of its clients. By expanding its extensive technical skill base and ability to supply a broad and diverse set of COTS hardware and software, the Company can provide its customers with the widest possible range of cost effective solutions and engender a high level of customer satisfaction. Management believes that such capabilities, together with the Company's in-depth knowledge of changing Government procurement practices, should continue to create new opportunities for the Company.

    - STRONG CUSTOMER KNOWLEDGE AND FOCUS. The Company strives to understand the full range of each of its customers' information technology needs. The Company's strategy is to continue to leverage its strong customer knowledge, advanced technical skills and supplier relationships to tailor optimal solutions to its customers' specific needs and to offer technology infrastructures that anticipate its customers' rapidly evolving needs.

    - PURSUE STRATEGIC ACQUISITIONS. The Company seeks to continue expanding the breadth and quality of the information technology products and services it offers. The recently completed acquisitions of NYMA and Sylvest have added important complementary skills to the Company's information technology capabilities. Management expects to continue to pursue strategic acquisitions which it believes can contribute significantly to the Company's future business growth.

    - MAXIMIZE FLEXIBILITY OF GOVERNMENT CUSTOMERS. A key component of the Company's success has been its ability to quickly adapt to the rapidly evolving Government procurement process. The Company continually pursues means of maximizing its customers' flexibility in acquiring a range of products and services with competitive prices and minimal bureaucratic delay by selecting the best acquisition methods available in the current, more streamlined procurement climate.

    - CAPITALIZE ON OUTSOURCING OPPORTUNITIES. The Company seeks to pursue new opportunities created by changes in the Government information technology industry. In particular, although the Government has frequently hired service providers to fill specific roles in the past, the Government is increasingly considering opportunities to outsource entire functions to private industry. The Company intends to leverage its client relationships, technical skills and access to COTS hardware and software to pursue these opportunities.

                                  THE INVESTOR

    The Carlyle Group, a Washington D.C.-based private merchant bank founded in 1987, became the Company's controlling stockholder in a 1995 recapitalization of the Company. Carlyle and its affiliates currently manage a $1.3 billion private equity fund. Carlyle has made over 30 investments in select industries including aerospace, defense, information technology and related services. Some of these investments include BDM International, Inc. (NASDAQ: BDMI), a multinational information technology company; Magnavox Electronic Systems Company, an electronics systems supplier to the Government and prime contractors (later sold to Hughes Electronics); Howmet Corporation, a leading supplier of investment cast turbine engine components for the jet aircraft and industrial gas power generation markets; and GDE Systems Inc., a leading supplier of mission planning and information systems as well as test equipment to the Government and prime contractors (later sold to Tracor, Inc.); Power Paragon Inc., a leading supplier of power distribution systems to the U.S. government and prime contractors (later sold to SPD Inc.); and Vought Aircraft Company, a leading supplier of major aircraft structures and subassemblies for commercial and military aircraft (later sold to Northrop Grumman Corporation).

                   THE RECAPITALIZATION AND THE TRANSACTIONS

    Prior to December 1, 1995, a substantial majority of the Company's common stock was owned by its employees. On December 1, 1995, the Company effected a recapitalization, through which FDC Holdings, Inc. ("Holdings") merged with and into the Company with the Company continuing as the surviving corporation (the "Recapitalization"). Holdings was a company organized by Carlyle to facilitate the Recapitalization and had no operating activity or history. Upon consummation of the Recapitalization, Holdings received 85.4% of the Company's common stock and 14.6% was retained by members of Company management who were shareholders prior to the Recapitalization. The Recapitalization resulted in a charge to stockholders' equity of $58.8 million to reflect redemption of certain common stock.

    The Company financed the Recapitalization through proceeds from term loans of $35.0 million, borrowings of approximately $6.5 million under its prior senior credit facility (the "Prior Senior Credit Facility"), issuance of $7.0 million in the Company's notes (the "FDC Notes") and an equity investment by Holdings of $16.1 million. These proceeds were also utilized to pay fees and expenses related to the Recapitalization and related financing, and to provide working capital for the Company.

    In May 1997, the Company purchased all of the outstanding capital stock of NYMA for $29.5 million, consisting of $24.5 million in cash and $5.0 million in the Company's notes (the "NYMA Notes"). The purchase price may be increased by up to $7.0 million if certain performance criteria are met. The Company funded the cash portion of the purchase price with borrowings of approximately $9.5 million under the Prior Senior Credit Facility and approximately $15.0 million in proceeds from an issuance of additional stock to the Company's stockholders.

    In June 1997, the Company purchased all of the outstanding capital stock of Sylvest for $40.4 million, consisting of $33.4 million in cash and $7.0 million in the Company's notes (the "Sylvest Notes"). The purchase price may be increased by up to $1.0 million if certain operating objectives are met and is subject to adjustment based on an audit of the closing balance sheet. The Company funded the cash portion of the purchase price with borrowings of $21.4 million under the Prior Senior Credit Facility and approximately $12.0 million in proceeds from an issuance of additional stock to the Company's stockholders. NYMA and Sylvest are referred to from time to time as the "Acquired Companies."

    Upon consummation of the offering of the Private Notes, the Company (i) prepaid $7.7 million of the notes originally issued in connection with the recapitalization of the Company at the time of Carlyle's initial investment in 1995 (the "FDC Notes" and, together with the NYMA Notes and the Sylvest Notes, the "Seller Notes") and $4.0 million of the Sylvest Notes, (ii) repaid (the "Refinancing") approximately $80.4 million of its long-term debt ("Refinanced Bank Debt") and terminated the Prior Senior Credit Facility and (iii) executed a new senior secured revolving credit facility (the "New Senior Credit Facility"), which provides revolving borrowing availability of up to $75.0 million, subject to a borrowing base limitation.

                               THE EXCHANGE OFFER

The Exchange Offer................  FDC is hereby offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal
                                    amount of Private Notes that are properly tendered and
                                    accepted. FDC will issue Exchange Notes on or promptly
                                    after the Expiration Date. As of the date hereof, there
                                    is $105,000,000 aggregate principal amount of Private
                                    Notes outstanding. See "The Exchange Offer."

                                    Based on an interpretation by the staff of the
                                    Commission set forth in no-action letters issued to
                                    third parties, the Company believes that the Exchange
                                    Notes issued pursuant to the Exchange Offer in exchange
                                    for Private Notes may be offered for resale, resold and
                                    otherwise transferred by a holder thereof (other than
                                    (i) a broker-dealer who purchases such Exchange Notes
                                    directly from the Company to resell pursuant to Rule
                                    144A or any other available exemption under the
                                    Securities Act or (ii) a person that is an affiliate of
                                    the Company within the meaning of Rule 405 under the
                                    Securities Act), without compliance with the
                                    registration and prospectus delivery provisions of the
                                    Securities Act; PROVIDED that the holder is acquiring
                                    Exchange Notes in the ordinary course of its business
                                    and is not participating, and had no arrangement or
                                    understanding with any person to participate, in the
                                    distribution of the Exchange Notes. Each broker-dealer
                                    that receives Exchange Notes for its own account in
                                    exchange for Private Notes, where such Private Notes
                                    were acquired by such broker-dealer as a result of
                                    market-making activities or other trading

                                    activities, must acknowledge that it will deliver a
                                    prospectus in connection with any resale of such
                                    Exchange Notes. See "The Exchange Offer--Resale of the
                                    Exchange Notes."

Registration Rights Agreement.....  The Private Notes were sold by the Company on July 25,
                                    1997 (the "Closing Date") to BT Securities Corporation
                                    and Lehman Brothers Inc. (the "Initial Purchasers")
                                    pursuant to a Purchase Agreement, dated July 18, 1997,
                                    by and among the Company and the Initial Purchasers (the
                                    "Purchase Agreement"). The Initial Purchasers
                                    subsequently sold the Private Notes to third parties.
                                    See The Exchange Offer--Purpose of the Exchange Offer."
                                    Pursuant to the Purchase Agreement, the Company and the
                                    Initial Purchasers entered into a Registration Rights
                                    Agreement, dated as of July 25, 1997 (the "Registration
                                    Rights Agreement"), which grants the holders of the
                                    Private Notes certain exchange and registration rights.
                                    The Exchange Offer is intended to satisfy such rights,
                                    which will terminate upon the consummation of the
                                    Exchange Offer. The holders of the Exchange Notes will
                                    not be entitled to any exchange or registration rights
                                    with respect to the Exchange Notes. See "The Exchange
                                    Offer--Termination of Certain Rights."

Expiration Date...................  The Exchange Offer will expire at 5:00 p.m., New York
                                    City time, on                     , 1997, unless the
                                    Exchange Offer is extended by the Company in its sole
                                    discretion, in which case the term "Expiration Date"
                                    shall mean the latest date and time to which the
                                    Exchange Offer is extended. See "The Exchange
                                    Offer--Expiration Date; Extensions; Amendments."

Accrued Interest on the Exchange
  Notes and the Private Notes.....  The Exchange Notes will bear interest from and including the date of issuance of the Private Notes (July 25,
                                    1997). Holders whose Private Notes are accepted for
                                    exchange will be deemed to have waived the right to
                                    receive any interest accrued on the Private Notes. See
                                    "The Exchange Offer--Interest on the Exchange Notes."

Conditions to the Exchange
  Offer...........................  The Exchange Offer is subject to the condition that, in the reasonable judgment of the Company, it does not
                                    violate applicable law, rules or regulations or an
                                    applicable interpretation of the staff of the
                                    Commission. The Exchange Offer is not conditioned upon
                                    any minimum aggregate principal amount of Private Notes
                                    being tendered for exchange. See "The Exchange
                                    Offer--Conditions."

Procedures for Tendering Private
  Notes...........................  Each holder of Private Notes wishing to accept the
                                    Exchange Offer must complete, sign and date the Letter
                                    of Transmittal, or a facsimile thereof, in accordance
                                    with the instructions contained herein and therein, and
                                    mail or otherwise deliver such Letter of Transmittal, or
                                    such facsimile, together with such Private Notes and any
                                    other required documentation to Norwest Bank Minnesota,
                                    National Association, as exchange agent (the "Exchange
                                    Agent"), at the address set forth herein. By executing

                                    the Letter of Transmittal, the holder will represent to
                                    and agree with the Company that, among other things, (i)
                                    the Exchange Notes to be acquired by such holder of
                                    Private Notes in connection with the Exchange Offer are
                                    being acquired by such holder in the ordinary course of
                                    its business, (ii) such holder has no arrangement or
                                    understanding with any person to participate in a
                                    distribution of the Exchange Notes, (iii) that if such
                                    holder is a broker-dealer registered under the Exchange
                                    Act or is participating in the Exchange Offer for the
                                    purposes of distributing the Exchange Notes, such holder
                                    will comply with the registration and prospectus
                                    delivery requirements of the Securities Act in
                                    connection with a secondary resale transaction of the
                                    Exchange Notes acquired by such person and cannot rely
                                    on the position of the staff of the Commission set forth
                                    in no-action letters (see "The Exchange Offer--Resale of
                                    the Exchange Notes"), (iv) such holder understands that
                                    a secondary resale transaction described in clause (iii)
                                    above and any resales of Exchange Notes obtained by such
                                    holder in exchange for Private Notes acquired by such
                                    holder directly from the Company should be covered by an
                                    effective registration statement containing the selling
                                    securityholder information required by Item 507 or Item
                                    508, as applicable, of Regulation S-K of the Commission
                                    and (v) such holder is not an "affiliate", as defined in
                                    Rule 405 under the Securities Act, of the Company. If
                                    the holder is a broker-dealer that will receive Exchange
                                    Notes for its own account in exchange for Private Notes
                                    that were acquired as a result of market-making
                                    activities or other trading activities, such holder will
                                    be required to acknowledge in the Letter of Transmittal
                                    that such holder will deliver a prospectus in connection
                                    with any resale of such Exchange Notes; however, by so
                                    acknowledging and by delivering a prospectus, such
                                    holder will not be deemed to admit that it is an
                                    "underwriter" within the meaning of the Securities Act.
                                    See "The Exchange Offer--Procedures for Tendering. "

Special Procedures for Beneficial
  Owners..........................  Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust
                                    company or other nominee and who wishes to tender such
                                    Private Notes in the Exchange Offer should contact such
                                    registered holder promptly and instruct such registered
                                    holder to tender on such beneficial owner's behalf. If
                                    such beneficial owner wishes to tender on such owner's
                                    own behalf, such owner must, prior to completing and
                                    executing the Letter of Transmittal and delivering such
                                    owner's Private Notes, either make appropriate
                                    arrangements to register ownership of the Private Notes
                                    in such owner's name or obtain a properly completed bond
                                    power from the registered holder. The transfer of
                                    registered ownership may take considerable time and may
                                    not be able to be completed prior to the Expiration
                                    Date. See "The Exchange Offer-- Procedures for
                                    Tendering."

Guaranteed Delivery Procedures....  Holders of Private Notes who wish to tender their
                                    Private Notes and whose Private Notes are not
                                    immediately available or who cannot deliver their
                                    Private Notes, the Letter of Transmittal or any other
                                    documentation required by the Letter of Transmittal to
                                    the Exchange Agent prior to the Expiration Date must
                                    tender their Private Notes according to the guaranteed
                                    delivery procedures set forth under "The Exchange
                                    Offer--Guaranteed Delivery Procedures."

Acceptance of the Private Notes
  and Delivery of the Exchange
  Notes...........................  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for
                                    exchange any and all Private Notes that are properly
                                    tendered in the Exchange Offer prior to the Expiration
                                    Date. The Exchange Notes issued pursuant to the Exchange
                                    Offer will be delivered within five business days
                                    following the Expiration Date. See "The Exchange
                                    Offer--Terms of the Exchange Offer."

Withdrawal Rights.................  Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. See "The Exchange
                                    Offer--Withdrawal of Tenders."

Certain Federal Income Tax
  Considerations..................  The exchange of Private Notes for Exchange Notes will be treated as a "non-event" for federal income tax
                                    purposes. As a result, no material federal income tax
                                    consequences will result to holders exchanging Private
                                    Notes for Exchange Notes. See "Certain Federal Income
                                    Tax Considerations."

Exchange Agent....................  Norwest Bank Minnesota, National Association is serving as the Exchange Agent in connection with the Exchange
                                    Offer.

                               THE EXCHANGE NOTES

    The Exchange Offer applies to the entire aggregate principal amount of the Private Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the exchange will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture. For further information and for definitions of certain capitalized terms used below, see "Description of Notes."

Maturity Date.....................  August 1, 2005

Interest Payment Dates............  Interest on the Exchange Notes will accrue from the date of original issuance (the "Issue Date") and will be
                                    payable semi-annually on February 1 and August 1 of each
                                    year commencing on February 1, 1998.

Optional Redemption...............  On or after August 1, 2001, the Exchange Notes will be redeemable at the option of the Company, in whole or in
                                    part, at the redemption prices set forth herein plus
                                    accrued interest to the date of redemption. In addition,
                                    prior to August 1, 2000, the Company may, at its option,
                                    redeem up to 35% of the aggregate

                                    principal amount of the Exchange Notes originally issued
                                    with the net cash proceeds of one or more Public Equity
                                    Offerings (as defined), at the redemption prices set
                                    forth herein plus accrued interest to the date of
                                    redemption; PROVIDED that at least 65% of the original
                                    aggregate principal amount of Exchange Notes shall
                                    remain outstanding after any such redemption.

Change of Control.................  Upon a Change of Control (as defined), (i) the Company will have the option, at any time on or prior to August
                                    1, 2001, to redeem the Exchange Notes in whole but not
                                    in part, at a redemption price equal to 100% of the
                                    principal amount thereof, plus the Applicable Premium
                                    (as defined) as of, and accrued and unpaid interest, if
                                    any, to, the date of redemption, and (ii) if the Company
                                    does not so redeem the Exchange Notes, each holder will
                                    have the right, subject to certain conditions, to
                                    require the Company to repurchase such holder's Exchange
                                    Notes at a price equal to 101% of the principal amount
                                    thereof plus accrued interest to the date of repurchase.

Ranking...........................  The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of
                                    payment to all existing and future Senior Indebtedness
                                    (as defined) of the Company. The Exchange Notes will
                                    rank PARI PASSU with any senior subordinated
                                    indebtedness of the Company (including the Seller Notes)
                                    and will rank senior to all other subordinated
                                    indebtedness of the Company. As of June 30, 1997, after
                                    giving effect to the offering of Private Notes, the
                                    Company would have had approximately $10.2 million of
                                    Senior Indebtedness (representing revolving line of
                                    credit borrowings of $6.2 million and $4.0 million of
                                    undrawn letters of credit) outstanding.

Guarantees........................  The Exchange Notes will be guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by the
                                    Subsidiary Guarantors. The Subsidiary Guarantees will be
                                    general unsecured obligations of the Subsidiary
                                    Guarantors and will be subordinated in right of payment
                                    to all existing and future Guarantor Senior Indebtedness
                                    (as defined). As of June 30, 1997, after giving effect
                                    to the offering of Private Notes and the application of
                                    the net proceeds therefrom, the Subsidiary Guarantors
                                    collectively would have had approximately $6.4 million
                                    of Guarantor Senior Indebtedness outstanding (excluding
                                    guarantees of Indebtedness under the New Senior Credit
                                    Facility). Pro forma Guarantor Senior Indebtedness
                                    includes $2.9 million outstanding under the Floor Plan
                                    Financing Facility (as defined), which amount is
                                    reflected as accounts payable in the June 30, 1997
                                    balance sheet. The Subsidiary Guarantors also would have
                                    had $14.2 million of secured nonrecourse notes and
                                    nonrecourse obligations under capital leases at June 30,
                                    1997.

Certain Covenants.................  The Indenture governing the Notes (the "Indenture") will contain certain covenants that, among other things,
                                    limit the ability of the Company and certain of its
                                    subsidiaries to pay

                                    dividends or make certain other Restricted Payments (as
                                    defined), incur additional indebtedness, consummate
                                    certain asset sales, incur indebtedness that is
                                    subordinated in right of payment to any Senior
                                    Indebtedness and senior in right of payment to the
                                    Notes, incur liens, impose restrictions on the ability
                                    of a subsidiary to pay dividends or make certain
                                    payments to the Company and its subsidiaries, guarantee
                                    certain indebtedness, issue certain preferred stock,
                                    enter into certain transactions with affiliates, sell,
                                    assign, transfer, lease, convey or otherwise dispose of
                                    all or substantially all of the assets of the Company,
                                    or enter into certain mergers and consolidations. In
                                    addition, under certain circumstances, the Company will
                                    be required to offer to purchase Notes at a price equal
                                    to 100% of the principal amount thereof, plus accrued
                                    interest, if any, to the date of purchase, with the
                                    proceeds of certain Asset Sales (as defined). All of
                                    such covenants are subject to significant qualifications
                                    and exceptions.

    For additional information regarding the Exchange Notes, including definitions of capitalized terms used above, see "Description of Notes."

                                  RISK FACTORS

    See "Risk Factors", which begins on page 16, for a discussion of certain factors that should be considered in evaluating an investment in the Notes.

    The Company is organized under the laws of Delaware with principal executive offices located at 4800 Hampden Lane, Bethesda, Maryland 20814 (telephone number: (301) 986-0800).

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following table sets forth summary unaudited pro forma consolidated financial information of the Company. The pro forma consolidated financial information for the year ended December 31, 1996 and the six months ended June 30, 1997, give effect to the Transactions as if they had occurred on January 1, 1996 and the pro forma balance sheet data gives effect to the offering of the Private Notes and the application of the net proceeds therefrom as if it had occurred on June 30, 1997. The following information should be read in conjunction with the "Selected Unaudited Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and the Acquired Companies and the notes thereto included elsewhere in this Prospectus.

                                                                                        UNAUDITED PRO FORMA
                                                                                 ---------------------------------
                                                                                                      SIX MONTHS
                                                                                    YEAR ENDED          ENDED
                                                                                 DECEMBER 31, 1996  JUNE 30, 1997
                                                                                 -----------------  --------------
                                                                                          (IN THOUSANDS)
INCOME STATEMENT DATA:
  Revenues.....................................................................     $   332,822      $    183,826
                                                                                       --------     --------------
  Cost of sales and services...................................................         259,679           150,400
  Selling, general and administrative..........................................          49,490            29,535
  Amortization of goodwill.....................................................           3,953             1,977
  Interest expense(a)..........................................................          15,771             7,048
                                                                                       --------     --------------

    Total expenses.............................................................         328,893           188,960
                                                                                       --------     --------------

  Income (loss) before income taxes............................................           3,929            (5,134)
  Provision (benefit) for income taxes.........................................           2,131            (1,798)
                                                                                       --------     --------------

    Net income (loss)..........................................................     $     1,798      $     (3,336)
                                                                                       --------     --------------
                                                                                       --------     --------------

OTHER DATA:
  EBITDA(b)....................................................................     $    23,295      $      3,969
  Net recourse interest expense(c).............................................          13,557             6,280
  Net cash recourse interest expense(d)........................................          12,532             5,768
  Depreciation and amortization(e).............................................           5,809             2,823
  Capital expenditures.........................................................           2,124             1,294


                                                                                                      UNAUDITED
                                                                                                     PRO FORMA AT
                                                                                                    JUNE 30, 1997
                                                                                                    --------------
                                                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital..............................................................                      $     43,013
  Total assets.................................................................                           196,498
  Total recourse debt(f).......................................................                           122,651

------------------------

(a) Interest expense includes interest on both recourse and nonrecourse notes payable and obligations under capital leases. The Company finances certain equipment leases to Government customers with borrowings or capital leases that are recourse only to the related payment stream and property leased. In most circumstances, the Company's future obligations under these nonrecourse agreements, in event of default by the end user lessee, would be limited to ensuring the return of the associated assets to the lender. These nonrecourse notes payable and obligations under capital leases are considered debt under generally accepted accounting principles and, accordingly, are reflected as liabilities in the Company's historical financial statements.

(b) EBITDA represents the sum of income (loss) before income taxes, net recourse interest expense and depreciation and amortization. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles but is presented to provide additional information related to debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity under generally accepted accounting principles. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

(c) Net recourse interest expense is interest expense minus interest expense on nonrecourse notes payable and nonrecourse obligations under capital leases of $2,015 and $703, and minus interest income on cash balances of $199 and $65 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

(d) Net cash recourse interest expense is net recourse interest expense minus amortization of deferred financing costs of $1,025 and $512 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

(e) Excludes amortization of deferred financing costs on the Private Notes that are included in interest expense.

(f) Total recourse debt is total debt of $136.9 million minus $14.2 million of nonrecourse notes payable and nonrecourse obligations under capital leases. See note (a) above.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOLLOWING RISK FACTORS BEFORE DECIDING TO MAKE AN INVESTMENT IN THE NOTES.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE

    The Company is highly leveraged. At June 30, 1997, giving pro forma effect to the offering of the Private Notes and application of the net proceeds therefrom, the Company's consolidated total recourse debt and total stockholders' equity would have been $122.7 million and $0.4 million, respectively. See "Capitalization." The Company's pro forma ratio of earnings to fixed charges for the year ended December 31, 1996 was 1.2 to 1.0 and the Company would have had a fixed charge coverage deficiency of $5.1 million for the six months ended June 30, 1997. The Company's ability to make scheduled payments of the principal of, or interest on, or to refinance its indebtedness (including the Notes) depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. Based upon pro forma 1996 operations, management believes that available cash flow, together with borrowings available under the New Senior Credit Facility and other sources of liquidity, should be adequate to meet the Company's anticipated requirements for working capital, capital expenditures, interest payments and revolving balances under the New Senior Credit Facility. There can be no assurance, however, that the Company's cash flow will be sufficient to satisfy such requirements. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures, the Company may be required to refinance all or a portion of its existing debt, including the Notes, to sell assets or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any such sales of assets or additional financing could be achieved. If the Company is unable to repay its debt as it becomes due, the purchasers of the Notes could lose some or all of their investment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    The Indenture and the New Senior Credit Facility permit the Company to incur additional Indebtedness, subject to certain limitations, and the Indenture permits the Company to borrow up to $75.0 million (or greater amounts subject to a borrowing base limitation) under the New Senior Credit Facility and one or more Floor Plan Financing Facilities (as defined).

    The Company's high level of debt will have several important effects on its future operations, including (a) requiring the Company to dedicate a significant portion of its cash flow to service its debt, reducing funds available for operations, capital expenditures, research and development, acquisitions and future business opportunities, and increasing the Company's vulnerability to adverse general economic and industry conditions; (b) limiting the Company's flexibility in reacting to changes in its markets, in technology and in general economic conditions; and (c) through the financial covenants and other restrictions contained in the New Senior Credit Facility and in the Indenture, requiring the Company to meet certain financial tests and restricting its ability to borrow additional funds, to dispose of assets or to engage in certain transactions.

SUBORDINATION OF THE NOTES; ASSET ENCUMBRANCE

    The Notes will be subordinated to all Senior Indebtedness, including Senior Indebtedness incurred after the date of the Indenture. On a pro forma basis, as of June 30, 1997, the Company would have had $10.2 million of Senior Indebtedness outstanding including debt under the New Senior Credit Facility. The Indenture permits the Company to incur Senior Indebtedness under the New Senior Credit Facility as well as additional Senior Indebtedness (provided certain financial or other conditions are met). The Company's Restricted Subsidiaries have guaranteed the obligations of the Company under the Indenture and the Notes, but such guarantees will be subordinated to all Senior Indebtedness of such Guarantors, which will include the guarantees of the Company's indebtedness under the New Senior Credit Facility and the Floor

Plan Financing Facility. The Notes and the Subsidiary Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company and the Subsidiary Guarantors, respectively, including the principal, premium (if any) and interest with respect to the Senior Indebtedness under the New Senior Credit Facility and guarantees thereof and the Floor Plan Financing Facility.

    The Company may not pay principal of, premium (if any) on, or interest on, the Notes, make any deposit pursuant to defeasance provisions or repurchase or redeem or otherwise retire any Notes (i) if any Significant Senior Indebtedness (as defined) is not paid when due or (ii) if any other default on Designated Senior Indebtedness (as defined) occurs that permits the holders of such Designated Senior Indebtedness to accelerate maturity of such Designated Senior Indebtedness, in accordance with its terms, and the Trustee receives a notice of such default unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Senior Indebtedness has been paid in full or, in the case of any default other than a payment default, 179 days have passed since the default notice is given. See "Description of Notes." Upon any payment or distribution of the assets of the Company or any Subsidiary Guarantor in connection with a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or such Subsidiary Guarantor, the holders of Senior Indebtedness will be entitled to receive payment in full before the holders of the Notes are entitled to receive any payment. See "Description of the Securities--Subordination." The Notes are also unsecured and thus, in effect, will rank junior to any secured indebtedness of the Company or the Guarantors. The indebtedness and guarantees outstanding under the New Senior Credit Facility will be secured by liens upon all assets, including all receivables, inventory and general intangibles and equipment, as well as the stock of the Restricted Subsidiaries, and indebtedness under Floor Plan Financing Facilities and nonrecourse lease financing transactions will also be secured.

    Because the Company conducts substantially all of its operations through its Subsidiaries, it is required to rely almost entirely upon payment from its Subsidiaries for the funds necessary to meet its obligations, including the payment of interest on and principal of the Notes. The ability of the Subsidiaries to make such payments will be subject to, among other things, applicable state laws. Claims of creditors of the Company's Subsidiaries will generally have priority as to the assets of such Subsidiaries over the claims of the Company.

    Although the Subsidiary Guarantees provide the holders of the Notes with a direct claim against the assets of the Subsidiary Guarantors, enforcement of the Subsidiary Guarantees against any Subsidiary Guarantor would be subject to certain "suretyship" defenses available to guarantors generally, and such enforcement would also be subject to certain defenses available to the Subsidiary Guarantors in certain circumstances. See "--Fraudulent Conveyance; Preferential Transfer." Although the Indenture contains waivers of most "suretyship" defenses, there can be no assurance that those waivers would be enforced by a court in a particular case. To the extent that the Subsidiary Guarantees are not enforceable, the Notes and Subsidiary Guarantees would be effectively subordinated to all liabilities of the Subsidiary Guarantors, including trade payables of such Subsidiary Guarantors, whether or not such liabilities otherwise constitute Guarantor Senior Indebtedness under the Indenture. In addition, although the New Senior Credit Facility will generally permit Subsidiaries to pay dividends in amounts sufficient to pay interest on the Notes, the payment of dividends to the Company by its Subsidiaries is contingent upon the earnings of those Subsidiaries and approval of those Subsidiaries.

FRAUDULENT CONVEYANCE; PREFERENTIAL TRANSFER

    If the court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy or the Company or any Subsidiary Guarantor as a debtor-in-possession, were to find under relevant federal and state fraudulent conveyance statutes that the Company or any Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Notes or its Subsidiary Guarantees, and that, at the time of such incurrence, the Company or such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or grant, (iii) was engaged in a business or transaction for which the assets remaining with the Company or such Subsidiary Guarantor constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court, subject to applicable statutes of limitation, could avoid the Company's obligations under the Notes or the Subsidiary Guarantor's obligations under the Subsidiary Guarantees, subordinate the Notes or the Subsidiary Guarantees to other indebtedness of the Company or the Subsidiary Guarantors or take other action detrimental to the holders of the Notes.

    The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts (including contingent obligations) is greater than all of that company's property at a fair valuation, or if the present fair saleable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts (including contingent obligations) as they become absolute and matured. Moreover, regardless of solvency, a court could avoid an incurrence of indebtedness, including the Notes or the Subsidiary Guarantees, to the claims of all existing and future creditors on similar grounds. Based upon financial and other information currently available to it, management believes the Company and each Subsidiary Guarantor is solvent and will continue to be solvent after the consummation of the Transactions. However, there can be no assurance as to what standard a court would apply in order to determine whether the Company or the Subsidiary Guarantors were "insolvent" upon consummation of the sale of the Notes and the Subsidiary Guarantees.

    Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings are initiated by or against the Company or any Subsidiary Guarantor within 90 days after any payment by the Company or any Subsidiary Guarantor with respect to the Notes or the Subsidiary Guarantees or if the Company or any Subsidiary Guarantor anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.

GOVERNMENT CONTRACTING RISKS

    The Company derives substantially all of its revenues from contracts or subcontracts with the Government and believes that the success and development of its business will continue to depend on its successful participation in Government contract programs. Accordingly, changes in Government contracting policies could directly affect the Company's financial performance. Among the factors that could materially adversely affect the Company's Government contracting business are budgetary constraints affecting Government spending generally or specific departments (such as DoD, NASA or the Veterans Administration, for example), in particular, changes in fiscal policies or available funding, changes in Government programs or requirements, curtailment of the Government's use of technology services firms such as the Company, the adoption of new laws or regulations, technological developments, Governmental shutdowns (such as that which occurred during the Government's fiscal 1996, as discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations") and general economic conditions. These or other factors could cause Governmental agencies to reduce their purchases under contracts, to exercise their right to terminate contracts or not to exercise options to renew, which could have a material adverse effect on the Company's financial condition, results of operations and debt service capability.

    Several Government customers served by the Company represented significant portions of 1996 pro forma revenues. The U.S. Navy, NASA and the Veterans Administration represented approximately 15%, 13% and 11% of 1996 pro forma revenues, respectively, and the loss of any of these customers could have a material adverse effect on the Company's financial condition, results of operations and debt service capability. See "Business--Products and Services" for a discussion of the Company's material contracts.

    Consistent with the overall trend toward reduced growth in Government spending, many of the Company's Government customers are subject to increasingly stringent budgetary constraints. For example, the budgets of DoD and NASA have been substantially reduced in recent years. The Company has substantial contracts in place with a number of these agencies, and the Company's continued performance under these contracts, or award of additional contracts from these agencies, could be materially adversely affected by continued or future spending reductions or budget cutbacks at these agencies. See "Business-- Products and Services." Although these reductions have not materially impacted the Company to date, there can be no assurance that further budget reductions will not occur, and such reductions could have a material adverse effect on the Company's financial condition, results of operations and debt service capability.

    All Government contracts require compliance with various contract provisions and procurement regulations. The Government frequently reviews and considers revisions to its procurement practices and has substantially modified numerous procurement procedures in recent years. Such new or modified procurement regulations could materially adversely affect the Company, increase competition or increase the Company's costs of competing for or performing under Government contracts. Moreover, any violation of procurement regulations could result in the termination of the contracts, imposition of fines, and/or debarment from award of additional Government contracts.

    Most Government contracts are subject to modification or termination in the event of changes in funding, and the Company's contractual costs and revenue are subject to adjustment as a result of Government audits. In addition, Government contracts, by their terms, generally can be terminated at any time by the Government, without cause, for its convenience. Further, all Government contract awards are subject to protest by competitors. The termination or nonrenewal of any of the Company's significant contracts or the imposition of fines, damages or suspension from bidding on additional contracts could have a material adverse effect on the Company's financial condition, results of operations and debt service capability.

    Through the operations of NYMA and Sylvest, the Company derived approximately 24% of its pro forma 1996 revenue and approximately 12% of its pro forma 1996 income before income taxes (excluding interest expense and amortization of goodwill) from contracts that were awarded under section 8(a) of the Small Business Act ("Section 8(a)"), which is intended to foster growth of small businesses owned and controlled by socially and economically disadvantaged individuals. After consummation of the Acquisitions, Sylvest's and NYMA's continued participation under these Section 8(a) contracts will require waivers from the Administrator of the Small Business Administration. There can be no assurance that waivers will be obtained with respect to these Section 8(a) contracts, and the failure to obtain such waivers could have a material adverse effect on the Company's financial condition, results of operations or debt service capability. For a description of the material contract that could be affected, see "Business--Products and Services." NASA has recently notified NYMA that it does not plan to request a waiver or to exercise the final option year of a contract when the current option expires on December 31, 1997. The Government has advised the Company that it plans to procure the goods and services currently provided by NYMA under a new Section 8(a) set-aside contract on which NYMA would be ineligible to participate as a prime contractor. NYMA intends to pursue continued participation in the program in a reduced role as a subcontractor on the new contract in 1998, although such participation would generate lower revenues and EBITDA than NYMA has historically earned, and there can be no assurance that such a subcontract will be obtained. 1996 revenues from this contract were approximately $33 million.

    RISKS UNDER TRADITIONAL CONTRACT VEHICLES. The Company derives a substantial portion of its revenues from fixed-term Government contracts that typically span a base year and one or more option years and are awarded through formal competitive bids. There can be no assurance that the Government will extend a fixed-term contract through its option years and, even if the Government were to so extend each of the Company's fixed-term contracts, several of such contracts expire in the next few years, and substantially all of the Company's existing fixed-term contracts expire prior to the maturity of the Exchange Notes. For a description of the Company's material contracts, see "Business--Products and Services." Upon expiration, to the extent a requirement continues to exist for the services provided thereunder, such contracts are frequently subject to a competitive rebidding process, and there can be no assurance that the Company will win any particular bid, or that the Company will be able to replace business lost upon expiration or completion of any such contract. The Company's failure to win or replace a significant dollar volume of such contracts could materially adversely affect the Company's financial condition, results of operations and debt service capability.

    RISKS UNDER NEW CONTRACT VEHICLES. In contrast to traditional, longer-term agreements by individual agencies to purchase specific services or products from a single contractor or team of contractors, budget pressures and reforms in the procurement process have caused many Government customers to spend an increasing portion of their procurement budgets over the past few years through GSA Schedules and other smaller-scale, shorter-term, multiple award, and/or multiple agency contract ("MAC") vehicles. These vehicles are generally for an "indefinite delivery, indefinite quantity" ("IDIQ") of goods and services, and therefore effectively constitute procurement "schedules" or catalogs. These new contract vehicles are generally awarded to multiple contractors, may be available to multiple agencies, and require that the contractor make an effective post-award sales effort to realize meaningful revenue under the contract.

    Competition for post-award sales under many IDIQ contracts is intense and there can be no assurance that the Company will continue to increase revenues or otherwise sell successfully pursuant to GSA Schedules or other IDIQ vehicles, and failure to do so could materially and adversely affect the Company's financial condition, results of operation and debt service capability. Moreover, sales are frequently made pursuant to such contracts at prices lower than those stated in the contracts or related schedules. The Government's growing use of GSA Schedules and other IDIQ vehicles and increasing emphasis on commercial procurement practices, along with pressure for continuous competition through the lifetime of these contracts, could have a material adverse effect on the Company's financial condition, results of operations and debt service capability.

    The Company derives significant revenues from sales made pursuant to its GSA Schedules and other IDIQ vehicles. One such contract, the NIH's Electric Computer Store ("ECS"), presently has 17 awardees and is up for renewal later in 1997. The Company's inability to renew or replace its GSA Schedules or other IDIQ contracts (including ECS) could have a material adverse effect on the Company's financial condition, results of operations and debt service capability.

COMPETITION

    The Company serves highly competitive and fragmented markets, in which no single competitor holds a significant market position. The Company derives substantially all of its revenues from contracts with the Government and its prime contractors, and many such contracts are awarded on the basis of negotiations or competitive bids where price may be a significant factor. The Company experiences vigorous competition from a large number of private-sector firms. In addition, under new procurement regulations, Government agencies can compete with private firms such as the Company in certain cases by offering services to other agencies. Some of the Company's competitors are large, diversified firms with substantially greater financial resources and larger technical staffs than the Company. In addition, under GSA Schedules and many IDIQ vehicles, the Company faces a large number of competitors for post-award sales of COTS products. It is increasingly likely that the Company's customers, many of which have had multi-year contracts with individual suppliers (including the Company) in the past, will meet an increasing proportion of their information technology requirements through multi-vendor, multi-agency procurement vehicles. There can be no assurance that the Company will be able to continue to compete successfully in this changing procurement environment.

DEPENDENCE ON KEY TECHNICAL PERSONNEL

    The Company's continued success depends in large part on its ability to recruit and retain the technical personnel necessary to serve its clients effectively. Competition for skilled personnel in the information technology services industry is intense and increasing, and technology service companies often experience high attrition among their skilled employees. Excessive attrition among its technical personnel could increase the Company's costs of performing its contractual obligations, reduce the Company's ability to efficiently satisfy its clients' needs and seriously constrain the Company's future growth potential. In addition, the Company must often comply with provisions in Government contracts that require employment of persons with specified levels of education, work experience and security clearances. The loss of any significant number of the Company's existing key technical personnel or the inability to attract and retain key employees in the future could have a material adverse effect on the Company's financial condition, results of operations and debt service capability. See "Business--Employees" and "Management."

ACQUISITION STRATEGY

    Through the Acquisitions, the Company has increased its work force by approximately 350% in June 1997 compared to year-end 1996. The Company's continued success will depend upon its ability to integrate NYMA, Sylvest and other acquired businesses into its operations. The integration of such businesses into the Company's operations may require a disproportionate amount of management's attention and the Company's resources. There can be no assurance that the acquired entities will operate profitably, that the Company will realize anticipated synergies, or that the Acquisitions will cause the Company's operating performance to improve.

    Although management intends to continue to identify and complete synergistic acquisitions and the Company regularly engages in discussions with acquisition targets, there can be no assurances that suitable acquisition targets will be available in the future on reasonable terms, that additional acquisitions will be completed, that acquisition financing will be available on reasonable terms or at all, that any new businesses will generate revenues or net income comparable to the Company's existing businesses or that such businesses will be integrated successfully or operated profitably. In addition, the New Senior Credit Facility contains certain covenants restricting, among other things, acquisitions and capital expenditures, and the New Senior Credit Facility and the Indenture limit the incurrence of additional indebtedness. Such covenants may limit the ability of the Company to complete certain additional acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SEASONALITY AND QUARTERLY FLUCTUATIONS

    The Company's business is seasonal, with revenues and profitability generally higher in the third and fourth quarters and lower in the first quarter (which has frequently shown an operating loss) of each fiscal year, in line with Government procurement patterns. Any quarter may include significant variations in revenue and profitability, depending on the timing of particular contract awards, installation schedules, and contract expiration schedules. Product sales are generally more seasonal than services sales, and the Sylvest Acquisition could exacerbate the seasonality of the Company's business. As a result of this seasonality, operating results and cash flow may vary significantly from quarter to quarter.

CONCENTRATION OF OWNERSHIP

    Entities controlled by Carlyle have, in the aggregate, more than 80% of the Company's voting power. Consequently, Carlyle can control the election of the directors of the Company and the outcome of all matters submitted to a vote of the Company's stockholders, as well as the Company's management, operations and policies.

ABSENCE OF PUBLIC MARKET

    There is currently no established trading market for the Notes and the Company does not intend to apply for listing of the Notes on any securities exchange or on any automated dealer quotation system. The Company has been advised by the Initial Purchasers that they presently intend to make a market in the Notes, but the Initial Purchasers are under no obligation to do so, and any such market-making may be discontinued at any time without notice, at the sole discretion of the Initial Purchasers. Accordingly, no assurance can be given as to the prices or liquidity of, or trading markets for, the Notes. The liquidity of any market for the Notes will depend upon the number of holders of the Notes, the interest of securities dealers in making a market in the Notes, prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition and performance of, and prospectus for, the Company. The absence of an active market for the Notes could adversely affect the market price and liquidity of the Notes. Although the Company does not intend to list the Notes on any securities exchange or to seek approval for quotation of the Notes through any automated quotation system, the Notes are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc.

FAILURE TO EXCHANGE PRIVATE NOTES

    Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited amount, or "float," of the Private Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The Private Notes were sold by the Company on the Closing Date to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently sold the Private Notes, and the Company and the Initial Purchasers entered into the Registration Rights Agreement on July 25, 1997. Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would file with the Commission a registration statement under the Securities Act (a "Registration Statement") with respect to the Exchange Notes within 60 days after the Closing Date and use its best efforts to cause such Registration Statement to become effective under the Securities Act within 150 days after the Closing Date. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement. The Registration Statement is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement and the Purchase Agreement.

RESALE OF THE EXCHANGE NOTES

    With respect to the Exchange Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Private Notes for Exchange Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Notes, will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection of resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealer for use in connection with any resale for the period required by the Securities Act. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and the Letter of Transmittal, the Company will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes surrendered pursuant to the Exchange Offer. Private Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the exchange will be registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to any of the rights of holders of Private Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Notes, such that both series of Notes will be treated as a single class of debt securities under the Indenture.

    As of the date of this Prospectus, $105,000,000 in aggregate principal amount of the Private Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only a registered holder of the Private Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Private Notes entitled to participate in the Exchange Offer.

    Holders of the Private Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934 as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

    The Company shall be deemed to have accepted validly tendered Private Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes for the purposes of receiving the Exchange Notes from the Company.

    Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time on
          , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, the Company will (i) notify the Exchange Agent of any extension by oral or written notice, (ii) mail to the registered holders an announcement thereof and (iii) issue a press release or other public announcement which shall include disclosure of the approximate number of Private Notes deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

    The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer or (iii) if any conditions set forth below under "--Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will bear interest at a rate equal to 10 1/8% per annum. Interest on the Exchange Notes will be payable semi-annually on February 1 and August 1 of each year, commencing February 1, 1998. Holders of Exchange Notes will receive interest from the date of initial issuance of the Private Notes. Holders of Private Notes that are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes.

PROCEDURES FOR TENDERING

    Only a registered holder of Private Notes may tender such Private Notes in the Exchange Offer. To tender in the Exchange Offer, a holder of Private Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "--Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes, if such procedure is available, into the Exchange Agent's account at the Depositary pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below.

    The tender by a holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner(s) of the Private Notes whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Private Notes.

    If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's Automated Tender Offer Program to tender Private Notes. All questions as to the validity, form, eligibility (including time of receipt), compliance with conditions, acceptance and withdrawal of tendered Private Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Private Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

    While the Company has no present plan to acquire any Private Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Notes that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "--Conditions," to terminate the Exchange Offer and to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

    By tendering, each holder of Private Notes will represent to the Company that, among other things, (i) Exchange Notes to be acquired by such holder of Private Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) such holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder in exchange for Private Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Exchange Notes for such holder's own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF PRIVATE NOTES

    If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or non-exchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such Private Notes will be credited to an account maintained with the Depositary) as promptly as practicable.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Private Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Private Notes by causing the Depositary to transfer such Private Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at the Depositary, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available or (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) The tender is made through an Eligible Institution;

    (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company setting forth the name and address of the holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Private Notes in proper form for transfer or a Book-Entry

       Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Private Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to the Expiration Date.

    To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers and principal amount of such Private Notes) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "The Exchange Offer--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange the Exchange Notes for, any Private Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Private Notes, if the Exchange Offer violates applicable law, rules or regulations or an applicable interpretation of the Staff of the Commission.

    If the Company reasonably determines that such condition (that the Exchange Offer not violate applicable law, rules, regulations or interpretation of the Staff) is not satisfied, the Company may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering holders or (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Private Notes (see "--Withdrawal of Tenders").

LIQUIDATED DAMAGES

    The Company, the Subsidiary Guarantors and the Initial Purchaser entered into a registration rights agreement (the "Registration Rights Agreement") dated as of July 25, 1997, pursuant to which each of the Company and the Subsidiary Guarantors agreed that they will, at their cost, for the benefit of the Holders,
(i) to the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission (A) prepare and, on or prior to 60 days (the "Filing Date") after the date of original issuance of the Private Notes (the "Issue Date"), file with the Commission a Registration Statement under the Securities Act with respect to an offer by the Company to the holders of the Private Notes (the "Exchange Offer") to issue and deliver to such holders, in exchange for the Private Notes, a like principal amount of notes (the "Exchange Notes") guaranteed on a senior subordinated basis by each of the Subsidiary Guarantors, and identical to the Private Notes in all material respects, except that the such notes will not have provisions regarding restrictions on transfer, (B) use their best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the Commission under the Securities Act on or prior to 150 days after the Issue Date, and (C) commence the Exchange Offer and use their best efforts to issue, on or prior to the date (the "Consummation Date") that is 30 days immediately following the date that the Exchange Registration Statement shall have been declared effective, the Exchange Notes. The offer and sale of the Exchange Notes pursuant to the Exchange Offer shall be registered pursuant to the Securities Act on an appropriate form (the "Exchange Registration Statement") and duly registered or qualified under all applicable state securities or Blue Sky laws and will comply with all applicable tender offer rules and regulations under the Exchange Act and state securities or Blue Sky laws. The Exchange Offer shall not be subject to any condition, other than that the Exchange Offer does not violate any applicable law or interpretation of the staff of the Commission.

    If, prior to consummation of the Exchange Offer, any of the Initial Purchasers hold any Private Notes acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other holder of Private Notes is not entitled to participate in the Exchange Offer, the Company and the Subsidiary Guarantors, upon the request of such Initial Purchaser or any such holder, shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser and any such holder, in exchange (the "Private Exchange") for such Private Notes held by such Initial Purchaser and any such holder, a like principal amount of debt securities of the Company, guaranteed by each of the Subsidiary Guarantors on a senior subordinated basis, that are identical in all material respects to the Exchange Notes (the "Private Exchange Notes").

    If (i) the Company and the Subsidiary Guarantors are not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by any applicable law or applicable interpretation of the Staff of the Commission or (ii) any holder of a Private Note notifies the Company on or prior to the 30th day following the Issue Date that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Registration Statement is not appropriate or available for such resales by such holder or (C) it owns Private Notes (including any Initial Purchaser that holds Private Notes as part of an unsold allotment from the original offering of the Private Notes) acquired directly from the Company or a Subsidiary Guarantor or an Affiliate of the Company or a Subsidiary Guarantor or (iii) any holder of Private Exchange Notes so requests after the consummation of the Private Exchange or (iv) the Company and the Subsidiary Guarantors have not consummated the Exchange Offer within 180 days after the Issue Date (each such event referred to in clauses (i) through (iv), a "Shelf Filing Event"), the Company and the Subsidiary Guarantors shall (a) promptly deliver to the holders and the Trustee notice thereof and (b) at their own expense cause to be filed with the Commission pursuant to Rule 415 a shelf registration statement (the "Shelf Registration Statement") as promptly as practicable and in any event prior to 60 days after such filing obligation arises relating to all Transfer Restricted Notes (as defined) (the "Shelf Registration") the holders of which have provided certain information requested by the Company (provided that if the Shelf Filing Event arises pursuant to clause (iv) above, the Company and the Subsidiary Guarantors shall file the Shelf Registration Statement on or prior to the 181st day after the Issue Date), and shall use their best efforts to have the Shelf Registration Statement declared effective by the Commission on or prior to 90 days after the filing thereof. In such circumstances, the Company and the Subsidiary Guarantors shall use their best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, until
(A) two years (or such shorter period as may be established by any amendment to the two year period set forth in Rule 144(k) under the Securities Act) following the Issue Date or (B) if sooner, the date immediately following the date that all Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto or otherwise cease to be Transfer Restricted Notes (the "Effectiveness Period").

    During any consecutive 365-day period, the Company will have the ability to suspend the availability of the Shelf Registration Statement for up to two periods of up to 45 consecutive days, but no more than an aggregate of 60 days during any 365-day period.

    For purposes of the foregoing, a "Transfer Restricted Note" means each Private Note, each Exchange Note as to which clause (ii) of the second preceding paragraph is applicable, and each Private Exchange Note, in each case upon original issuance thereof and at all time subsequent thereto until the earliest to occur of (A) the date on which any such Private Note has been exchanged by a person other than a Participating Broker-Dealer for an Exchange Note (other than with respect to an Exchange Note as to which clause (ii) of the preceding paragraph applies) pursuant to the Exchange Offer, (B) with respect to Exchange Notes received by Participating Broker-Dealers in the Exchange Offer, the earlier of (x) the date on which such Exchange Note has been sold by such Participating Broker-Dealer by means of the Prospectus contained in the Exchange Registration Statement and (y) the date on which the Exchange Registration Statement has been effective under the Securities Act for a period of six months after the Consummation Date, (C) a Shelf Registration Statement covering such Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Shelf Registration Statement, (D) the date on which such Note, Exchange Note or Private Exchange Note, as the case may be, is eligible for distribution to the public without volume or manner of sale restrictions pursuant to Rule 144(k) or
(E) the date on which such Private Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or any other indenture under which such Exchange Note or Private Exchange Note was issued.

    If the Company and the Subsidiary Guarantors fail to comply with the above provisions or if the Exchange Offer Registration Statement or the Shelf Registration statement fails to become effective, then, as liquidated damages (the "Liquidated Damages") shall become payable in respect of the Private Notes as follows:

        (i) if (A) neither the Exchange Offer Registration Statement nor Shelf Registration Statement is filed with the Commission on or prior to the Filing Date or (B) notwithstanding that the Company and the Subsidiary Guarantors have consummated or will consummate an Exchange Offer, the Company and the Subsidiary Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Liquidated Damages shall accrue on the principal amount of the Private Notes at a rate of 0.5% per annum for the first 90 days immediately following each such filing date, such Liquidated Damages rate increasing by an additional 0.5% per annum at the beginning of each subsequent 90-day period; or

        (ii) if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 90 days after the applicable filing date or (B) notwithstanding that the Company and the Subsidiary Guarantors have consummated or will consummate an Exchange Offer, the Company and the Subsidiary Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date such Shelf Registration Statement was filed, then commencing on the day after the 90th day following the applicable filing date, Liquidated Damages shall accrue on the principal amount of the Private Notes at a rate of 0.5% per annum for the first 90 days immediately following such date, such Liquidated Damages rate increasing by an additional 0.5% per annum at the beginning of each subsequent 90-day period; or

        (iii) if (A) the Company and the Subsidiary Guarantors have not exchanged Exchange Notes for all Private Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (other than after such time as all Private Notes have been disposed of thereunder), then Liquidated Damages shall accrue on the principal amount of the Private Notes at a rate of 0.5% per annum for the first 90 days commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Liquidated Damages rate increasing by an additional 0.5% per annum at the beginning of each subsequent 90-day period;

PROVIDED, HOWEVER, that the Liquidated Damages rate on the Private Notes may not exceed in the aggregate 1.50% per annum; PROVIDED, FURTHER, HOWEVER, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Private Notes tendered (in the case of clause
(iii) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), Liquidated Damages on the Private Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

    Any Liquidated Damages will be payable in cash to record holders in the same manner as interest will be payable on the Private Notes.

    No holder of Transfer Restricted Notes shall be entitled to Liquidated Damages payable in connection with any Shelf Registration Statement unless and until such holder shall have provided certain information reasonably requested by the Company for use in connection with such Shelf Registration Statement.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

TERMINATION OF CERTAIN RIGHTS

    All rights under the Registration Rights Agreement (including registration rights) of holders of the Private Notes eligible to participate in the Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Company's continuing obligations (i) to indemnify such holders (including any broker-dealers) and certain parties related to such holders against certain liabilities (including liabilities under the Securities Act), (ii) to provide, upon the request of any holder of a transfer-restricted Private Note, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Private Notes pursuant to Rule 144A and (iii) to provide copies of the latest version of the Prospectus to broker-dealers upon their request for the period required by the Securities Act.

EXCHANGE AGENT

    Norwest Bank Minnesota, National Association has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    BY REGISTERED OR CERTIFIED MAIL:                      IN PERSON:

         Norwest Bank Minnesota,                     Northstar East Bldg.
          National Association                          608 2nd Ave. S.
       Corporate Trust Operations                         12th Floor
              P.O. Box 1517                          Corporate Trust Ser.
       Minneapolis, MN 55480-1517                       Minneapolis, MN

      BY HAND OR OVERNIGHT COURIER:         BY FACSIMILE FOR ELIGIBLE INSTITUTIONS
                                                            ONLY):

         Norwest Bank Minnesota,                        (612) 667-4927
          National Association                   CONFIRM RECEIPT OF NOTICE OF
       Corporate Trust Operations              GUARANTEED DELIVERY BY TELEPHONE:
             Norwest Center                             (612) 667-9764
           Sixth and Marquette
       Minneapolis, MN 55479-0113

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $250,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCE OF FAILURES TO EXCHANGE

    Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take, and the Company takes no position with respect to the advisability of the Exchange Offer.

    The Private Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Notes may be resold only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

ACCOUNTING TREATMENT

    For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

                   THE RECAPITALIZATION AND THE TRANSACTIONS

    Prior to December 1, 1995, a substantial majority of the Company's common stock was owned by its employees. On December 1, 1995, the Company effected the Recapitalization, wherein Holdings merged with and into the Company with the Company continuing as the surviving corporation. Holdings was a company organized by Carlyle to facilitate the Recapitalization and had no operating activity or history. Upon consummation of the Recapitalization, Holdings received 85.4% of the Company's common stock and 14.6% was retained by members of Company management who were shareholders prior to the Recapitalization. The Recapitalization resulted in a charge to stockholders' equity of $58.8 million to reflect redemption of certain common stock.

    The Company financed the Recapitalization through proceeds from term loans of $35.0 million, borrowings of approximately $6.5 million under the Prior Senior Credit Facility, issuance of $7.0 million in FDC Notes and an equity investment by Holdings of $16.1 million. These proceeds were also utilized to pay fees and expenses related to the Recapitalization and related financing, and to provide working capital for the Company.

    In May 1997, the Company purchased all of the outstanding capital stock of NYMA for $29.5 million, consisting of $24.5 million in cash and $5.0 million in NYMA Notes. The purchase price may be increased by up to $7.0 million if certain performance criteria are met. Such payments, if any, will be accounted for as adjustments to the purchase price. The Company funded the cash portion of the purchase price with additional borrowings of approximately $9.5 million and the sale of 555,556 shares of the Company's common stock for approximately $15.0 million. In connection with the NYMA Acquisition, the Company also borrowed approximately $18.5 million under the Prior Senior Credit Facility to retire existing Company and NYMA working capital debt and to pay related fees and expenses.

    In June 1997, the Company purchased all of the outstanding capital stock of Sylvest for $40.4 million, consisting of $33.4 million in cash and $7.0 million in Sylvest Notes. The purchase price may be increased by up to $1.0 million if certain operating objectives are met and is subject to adjustment based on an audit of the closing balance sheet. Such payments, if any, will be accounted for as adjustments to the purchase price. The Company funded the cash portion of the purchase price with additional borrowings of $21.4 million and the sale of 444,444 shares of the Company's common stock for approximately $12.0 million. In connection with the Sylvest Acquisition, the Company also borrowed approximately $6.0 million under the Prior Senior Credit Facility to retire existing Sylvest working capital debt and to pay related fees and expenses.

    Shortly after the consummation of the offering of the Private Notes, the Company replaced its Prior Senior Credit Facility with the New Senior Credit Facility. See "Description of Certain Indebtedness."

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Private Notes in like principal amount, the terms of which are identical to the Exchange Notes except that (i) the exchange will have been registered under the Securities Act, and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Private Notes surrendered in exchange for Exchange Notes will be retained by the Company and the Exchange Offer will not result in any increase in the indebtedness of the Company.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company on a historical and on a pro forma basis at June 30, 1997. The debt balances and total capitalization presented below represent the recourse obligations of the Company and exclude $14.2 million of nonrecourse notes payable and nonrecourse obligations under capital leases. The information presented below is unaudited and should be read in conjunction with the "Selected Unaudited Pro Forma Consolidated Financial Data" and the notes thereto, the "Summary Unaudited Pro Forma Consolidated Financial Data" and the financial statements of the Company and the Acquired Companies and the notes thereto included elsewhere in this Prospectus.

                                                                                               JUNE 30, 1997
                                                                                         --------------------------
                                                                                         HISTORICAL   PRO FORMA(A)
                                                                                         -----------  -------------
                                                                                           (DOLLARS IN MILLIONS)
Cash and cash equivalents..............................................................   $     7.3    $       5.5
                                                                                         -----------  -------------
                                                                                         -----------  -------------
Recourse debt:(b)
  Senior credit facility:
    Term notes.........................................................................   $    80.4    $   --
    Revolving line of credit(c)........................................................        13.9            6.2
  Recourse obligations under capital leases............................................         3.5            3.5
  Senior subordinated notes due 2005...................................................      --              105.0
  Seller notes.........................................................................        19.7            8.0
                                                                                         -----------  -------------
    Total recourse debt................................................................       117.5          122.7
Stockholders' equity(d)................................................................         3.5            0.4
                                                                                         -----------  -------------
      Total capitalization(b)..........................................................   $   121.0    $     123.1
                                                                                         -----------  -------------
                                                                                         -----------  -------------

------------------------

(a) Pro forma to give effect to the offering of the Private Notes and the application of the net proceeds therefrom.

(b) The Company has excluded $14.2 million of nonrecourse notes payable and nonrecourse obligations under capital leases from the debt balances and total capitalization presented above. The Company's future obligation under these nonrecourse agreements, in the event of default by the end user lessee, would be limited in most circumstances, outside a bankruptcy proceeding, to ensuring the return of the associated assets to the lender. These nonrecourse notes payable and nonrecourse obligations under capital leases are considered debt under generally accepted accounting principles and accordingly, are reflected as liabilities in the Company's historical financial statements. Total recourse debt is total debt of $136.9 million minus the $14.2 million of nonrecourse notes payable and nonrecourse obligations under capital leases noted above.

(c) At June 30, 1997, the Company's Prior Senior Credit Facility had a revolving credit borrowing availability of $60.0 million. Availability was reduced by borrowings of $13.9 million and $4.0 million through the issuance of a letter of credit in connection with the contingent consideration available to the former shareholders of NYMA. The Prior Senior Credit Facility was replaced with the New Senior Credit Facility in July 1997. The New Senior Credit Facility has total availability of $75.0 million, subject to a borrowing base limitation. At June 30, 1997, on a pro forma basis after giving effect to the Transactions, availability under the New Senior Credit Facility was reduced by the $4.0 million letter of credit and $6.2 million of revolving line of credit borrowings.

(d) Stockholders' equity includes the effect of the Recapitalization which included a charge to stockholders' equity of $58.8 million. In connection with the Recapitalization and the Acquisitions, Carlyle and management have contributed approximately $43.1 million of cash to the Company. See Notes 2 and 14 to FDC's consolidated financial statements.

            SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following selected unaudited pro forma consolidated financial data give effect to the Transactions. The unaudited pro forma consolidated balance sheet presents the consolidated financial position of the Company, as of June 30, 1997, assuming that the offering of the Private Notes and the application of the net proceeds therefrom occurred as of June 30, 1997. The unaudited pro forma consolidated statements of operations have been prepared assuming the sale of the Private Notes and the application of the net proceeds therefrom occurred as of January 1, 1996. The unaudited pro forma consolidated statements of operations reflect the historical results of the Company, NYMA and Sylvest for the year ended December 31, 1996 and for the six months ended June 30, 1997. The acquisition of NYMA was completed on May 2, 1997. The acquisition of Sylvest was completed on June 30, 1997. Pursuant to the stock purchase agreement with Sylvest, the Solutions Division of Sylvest, which was retained by the previous owners, was excluded from the transaction. Where significant, pro forma adjustments have been made to reflect the impact of excluding the related revenue and expense amounts. The unaudited pro forma consolidated financial data give effect to certain pro forma adjustments that are described in the notes to these statements.

    The unaudited pro forma consolidated financial data are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have been achieved had the Transactions been completed as of the respective date or period presented, nor are they necessarily indicative of the Company's future financial position or results of operations. The unaudited pro forma consolidated financial data should be read in conjunction with the historical financial statements of the Company, NYMA and Sylvest, including the notes thereto, included elsewhere in this Prospectus.

    The Company believes that the assumptions used in preparing the unaudited pro forma consolidated financial data provide a reasonable basis for presenting all of the significant effects of the Transactions and that the pro forma adjustments give effect to those assumptions in the unaudited pro forma consolidated financial data. The Company, NYMA and Sylvest each have fiscal years ending December 31.

                            FEDERAL DATA CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                                             PRO FORMA
                                                                                            ADJUSTMENTS
                                                                                          RELATED TO THE
                                                                                          OFFERING OF THE   PRO FORMA
                                                                           THE COMPANY     PRIVATE NOTES   CONSOLIDATED
                                                                          --------------  ---------------  ------------
ASSETS

Cash and cash equivalents...............................................  $    7,276      $    98,000(a)    $    5,471
                                                                                              (99,805)(b)
Accounts receivable.....................................................      91,893            --              91,893
Net investment in sales-type leases.....................................       8,538            --               8,538
Other assets............................................................      11,261            --              11,261
                                                                          --------------  ---------------  ------------
  Total current assets..................................................     118,968           (1,805)         117,163
Net investment in sales-type leases.....................................       6,844            --               6,844
Property, plant and equipment...........................................       3,990            --               3,990
Goodwill................................................................      57,512            --              57,512
Other assets............................................................       7,075            7,000(a)        10,989
                                                                                               (3,086)(c)
                                                                          --------------  ---------------  ------------
  Total assets..........................................................  $  194,389      $     2,109       $  196,498
                                                                          --------------  ---------------  ------------
                                                                          --------------  ---------------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term recourse debt................................................  $    9,651                        $    9,651
Short-term nonrecourse debt.............................................       8,119                             8,119
Accounts payable and other liabilities..................................      56,380                            56,380
                                                                          --------------                   ------------
  Total current liabilities.............................................      74,150                            74,150
Long-term recourse debt.................................................     107,805      $   105,000(a)       113,000
                                                                                              (88,105)(b)
                                                                                              (11,700)(b)
Long-term nonrecourse debt..............................................       6,071            --               6,071
Other liabilities.......................................................       2,890            --               2,890
                                                                          --------------  ---------------  ------------
  Total liabilities.....................................................     190,916            5,195          196,111
                                                                          --------------  ---------------  ------------
Stockholders' equity(d).................................................
Common stock............................................................          29            --                  29
Capital in excess of par value..........................................      40,227            --              40,227
Accumulated deficit.....................................................     (36,783)          (3,086)(c)      (39,869)
                                                                          --------------  ---------------  ------------
  Total stockholders' equity............................................       3,473           (3,086)             387
                                                                          --------------  ---------------  ------------
  Total liabilities and stockholders' equity............................  $  194,389      $     2,109       $  196,498
                                                                          --------------  ---------------  ------------
                                                                          --------------  ---------------  ------------

                            FEDERAL DATA CORPORATION

             NOTE TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

1. PRO FORMA ADJUSTMENTS TO THE UNAUDITED CONSOLIDATED BALANCE SHEET

    Pro forma adjustments to the unaudited consolidated balance sheet are made to reflect the following:

    (a) To reflect the issuance of and proceeds from the sale of the Private Notes, after deduction of expenses (including Initial Purchasers' discount), which were approximately $5,000. In addition, the Company has incurred approximately $2,000 of expenses related to the establishment of the New Senior Credit Facility. Such amounts are capitalized as deferred financing costs and reflected as Other Assets.

    (b) To reflect the repayment of $88,105 of the Company's Existing Bank Debt under the Prior Senior Credit Facility and the repayment of $11,700 of Seller Notes.

    (c) To reflect the elimination of deferred financing costs, net of deferred taxes, related to the Existing Bank Debt.

    (d) Stockholders' equity includes the effect of the Recapitalization which included a charge to stockholders' equity of $58.8 million. In connection with the Recapitalization and the Acquisitions, Carlyle and management have contributed approximately $43.1 million of cash to the Company. See Notes 2 and 14 to FDC's consolidated financial statements.

                            FEDERAL DATA CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                                       PRO FORMA
                                                                                                      ADJUSTMENTS
                                                                           PRO FORMA                 RELATED TO THE
                                                                          ADJUSTMENTS                 OFFERING OF
                                         THE                             RELATED TO THE               THE PRIVATE     PRO FORMA
                                       COMPANY      NYMA      SYLVEST     ACQUISITIONS    SUBTOTAL       NOTES       CONSOLIDATED
                                      ----------  ---------  ----------  --------------  ----------  --------------  ------------
Revenues............................  $  151,108  $  82,046  $  106,542   $  (6,874)(a)  $  332,822                   $  332,822
                                      ----------  ---------  ----------     -------      ----------                  ------------
Cost of sales and services..........     114,248     57,824      92,736      (5,129)(a)     259,679                      259,679
Selling, general and administrative
  expenses..........................      21,366     22,481      11,376      (3,380)(a)      49,490                       49,490
                                                                             (2,353)(b)
Amortization of goodwill............                                          3,953(c)        3,953                        3,953
Interest expense....................       7,564        394         340        (734)(d)      13,997   $    (338)(g)       15,771
                                                                              6,433(e)                    2,112(h)
                                      ----------  ---------  ----------     -------      ----------     -------      ------------
    Total expenses..................     143,178     80,699     104,452      (1,210)        327,119       1,774          328,893
                                      ----------  ---------  ----------     -------      ----------     -------      ------------
Income before income taxes..........       7,930      1,347       2,090      (5,664)          5,703      (1,774)           3,929
Provision for income taxes..........       3,202        547          47        (955)(f)       2,841        (710)(f)        2,131
                                      ----------  ---------  ----------     -------      ----------     -------      ------------
Net income..........................  $    4,728  $     800  $    2,043   $  (4,709)     $    2,862   $  (1,064)      $    1,798
                                      ----------  ---------  ----------     -------      ----------     -------      ------------
                                      ----------  ---------  ----------     -------      ----------     -------      ------------

OTHER PRO FORMA DATA
EBITDA(1).................................................................................   $  23,295
Net recourse interest expense(2)..........................................................      13,557
Net cash recourse interest expense(3).....................................................      12,532
Depreciation and amortization(4)..........................................................       5,809
Capital expenditures......................................................................       2,124

------------------------

(1) EBITDA represents the sum of income (loss) before income taxes, net recourse interest expense and depreciation and amortization. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles, but is presented to provide additional information related to debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity under generally accepted accounting principles. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

(2) Net recourse interest expense is interest expense minus interest expense on nonrecourse notes payable and nonrecourse obligations under capital leases of $2,015 and minus interest income on cash balances of $199.

(3) Net cash recourse interest expense is net recourse interest expense minus amortization of deferred financing costs of $1,025.

(4) Excludes amortization of deferred financing costs on the Notes that are included in interest expense.

                            FEDERAL DATA CORPORATION

        NOTE TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

1. PRO FORMA ADJUSTMENTS TO THE UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

       Pro forma adjustments to the unaudited consolidated statement of operations for the year ended December 31, 1996 are made to reflect the following:

        (a) To remove revenues and direct costs of the Solutions division of Sylvest pursuant to the stock purchase agreement.

        (b) To record the reduction in compensation expense in connection with new employment agreements entered into with NYMA and Sylvest senior management concurrent with the effective date of their respective stock purchase agreements.

        (c) To record amortization of goodwill related to the Acquisitions over an estimated useful life of 15 years.

        (d) To remove historical interest expense incurred by NYMA and Sylvest due to the repayment of the related debt balances.

        (e) To reflect interest expense, including amortization of additional deferred financing costs on additional borrowings under the Prior Senior Credit Facility and the Seller Notes.

        (f) To record the estimated aggregate income tax provision. This amount includes the tax effect of all pro forma adjustments and the tax effect of accounting for Sylvest as if it were a C corporation. Sylvest was a S corporation prior to the Sylvest Acquisition.

        (g) To reflect the net change in amortization of deferred financing costs resulting from the issuance of the Notes:

Amortization of deferred financing costs related to
  the Existing Bank Debt...........................  $  (1,363)
Pro forma deferred financing costs related to the
  Notes and the New Senior Credit Facility.........      1,025
                                                     ---------
Net decrease.......................................  $    (338)
                                                     ---------
                                                     ---------

    At December 31, 1996, there were deferred financing costs related to the Existing Bank Debt. No adjustments for the write-off of these amounts has been included in the unaudited pro forma consolidated statement of operations for the year ended December 31, 1996.

        (h) To record the net change in interest expense resulting from the issuance of the Notes and the establishment of the New Senior Credit
    Facility:

Notes at 10.125%...................................  $  10,631
Actual interest expense on Existing Bank Debt......     (2,361)
Pro forma interest expense on additional borrowings
  under the Prior Senior Credit Facility and Seller
  Notes............................................     (6,408)
Pro forma increased fees related to the New Senior
  Credit Facility..................................        250
                                                     ---------
Net increase.......................................  $   2,112
                                                     ---------
                                                     ---------

                            FEDERAL DATA CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                           PRO FORMA                   PRO FORMA
                                                                          ADJUSTMENTS                 ADJUSTMENTS
                                                                          RELATED TO                 RELATED TO THE
                                      THE                                     THE                   OFFERING OF THE    PRO FORMA
                                    COMPANY      NYMA(1)    SYLVEST(1)   ACQUISITIONS    SUBTOTAL    PRIVATE NOTES    CONSOLIDATED
                                  -----------  -----------  -----------  -------------  ----------  ----------------  ------------
Revenues........................   $  87,172    $  23,624    $  78,863   $  (5,833)(a)  $  183,826                     $  183,826
                                  -----------  -----------  -----------  -------------  ----------                    ------------
Cost of sales and services......      70,277       13,838       70,312      (4,027)(a)     150,400                        150,400
Selling, general and
 administrative expenses........      12,753       11,670       10,213      (1,963)(a)      29,535                         29,535
                                                                            (3,138)(b)
Amortization of goodwill........         233       --           --           1,744(c)        1,977                          1,977
Interest expense................       3,734          144          297        (441)(d)       6,462   $    (111)(g)          7,048
                                                                             2,728(e)       --             697(h)          --
                                  -----------  -----------  -----------  -------------  ----------       -----        ------------
    Total expenses..............      86,997       25,652       80,822      (5,097)        188,374         586            188,960
                                  -----------  -----------  -----------  -------------  ----------       -----        ------------
Income (loss) before income
 taxes..........................         175       (2,028)      (1,959)       (736)         (4,548)       (586)            (5,134)
Provision (benefit) for income
 taxes..........................         163         (785)      --            (942)(f)      (1,564)       (234)(f)         (1,798)
                                  -----------  -----------  -----------  -------------  ----------       -----        ------------
Net income (loss)...............   $      12    $  (1,243)   $  (1,959)  $     206      $   (2,984)  $    (352)        $   (3,336)
                                  -----------  -----------  -----------  -------------  ----------       -----        ------------
                                  -----------  -----------  -----------  -------------  ----------       -----        ------------

OTHER PRO FORMA DATA

EBITDA(2)...........................................................................................................   $    3,969
Net recourse interest expense(3)....................................................................................        6,280
Net cash recourse interest expense(4)...............................................................................        5,768
Depreciation and amortization(5)....................................................................................        2,823
Capital expenditures................................................................................................        1,294

------------------------
(1) Includes activity of NYMA and Sylvest prior to their acquisition by the Company.

(2) EBITDA represents the sum of income (loss) before income taxes, net recourse interest expense and depreciation and amortization. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles, but is presented to provide additional information related to debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity under generally accepted accounting principles. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

(3) Net recourse interest expense is interest expense minus interest expense on nonrecourse notes payable and nonrecourse obligations under capital leases of $703 and minus interest income on cash balances of $65.

(4) Net cash recourse interest expense is net recourse interest expense minus amortization of deferred financing costs of $512.

(5) Excludes amortization of deferred financing costs on the Notes that are included in interest expense.

                            FEDERAL DATA CORPORATION

        NOTE TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

1.  PRO FORMA ADJUSTMENTS TO THE UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

    Pro forma adjustments to the unaudited consolidated statement of operations for the six months ended June 30, 1997 are made to reflect the following:

        (a) To remove revenues and direct costs of the Solutions division of Sylvest pursuant to the stock purchase agreement.

        (b) To record the reduction in compensation expense in connection with new employment agreements entered into with NYMA and Sylvest senior management concurrent with the effective date of their respective stock purchase agreements.

        (c) To record amortization of goodwill related to the Acquisitions over an estimated useful life of 15 years.

        (d) To remove historical interest expense incurred by NYMA and Sylvest due to the repayment of the related debt balances.

        (e) To reflect interest expense, including amortization of additional deferred financing costs on additional borrowings under the Prior Senior Credit Facility and the Seller Notes.

        (f) To record the estimated aggregate income tax provision. This amount includes the tax effect of all pro forma adjustments and the tax effect of accounting for Sylvest as if it were a C corporation. Sylvest was a S corporation prior to the Sylvest Acquisition.

        (g) To reflect the net change in amortization of deferred financing costs resulting from the issuance of the Notes:

Amortization of deferred financing costs related
  to the Existing Bank Debt.......................  $    (623)
Pro forma deferred financing costs related to the
  Notes and the New Senior Credit Facility........        512
                                                    ---------
Net decrease......................................  $    (111)
                                                    ---------
                                                    ---------

        At June 30, 1997, there were deferred financing costs related to the Existing Bank Debt. No adjustments for the write-off of these amounts has been included in the unaudited pro forma consolidated statement of operations for the six months ended June 30, 1997.

        (h) To record the net change in interest expense resulting from the issuance of the Notes and the establishment of the New Senior Credit
    Facility:

Notes at 10.125%..................................  $   5,316
Actual interest expense on Existing Bank Debt.....     (1,540)
Pro forma interest expense on additional
  borrowings under the Prior Senior Credit
  Facility and Seller
  Notes...........................................     (3,204)
Pro forma increased fees related to the New Senior
  Credit Facility.................................        125
                                                    ---------
Net increase......................................  $     697
                                                    ---------
                                                    ---------

               SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
                            FEDERAL DATA CORPORATION

    The following table sets forth selected consolidated historical financial data of FDC as of and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996. The selected consolidated historical financial data has been derived from FDC's consolidated financial statements, which have been audited by Price Waterhouse LLP, independent accountants. Consolidated balance sheets at December 31, 1995 and 1996 and the related consolidated statements of operations, of stockholders' (deficit) equity and of cash flows for the three years ended December 31, 1996 and notes thereto appear elsewhere in this Prospectus. The selected consolidated historical financial data as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 have been derived from FDC's unaudited consolidated financial statements which, in the opinion of management, reflect all material adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the data for the unaudited periods. The operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1997. The selected consolidated historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements of FDC, together with the related notes thereto, included elsewhere in this Prospectus.

                                                                                             SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                    JUNE 30,
                                          ------------------------------------------------  ------------------
                                            1992      1993      1994      1995      1996      1996      1997
                                          --------  --------  --------  --------  --------  --------  --------
                                                  (IN THOUSANDS EXCEPT RATIO DATA)             (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues..............................  $ 96,933  $112,441  $143,527  $129,819  $151,108  $ 54,099  $ 87,172
                                          --------  --------  --------  --------  --------  --------  --------
  Expenses:
    Cost of sales and services..........    73,710    86,623   114,038   107,366   114,248    41,314    70,277
    Selling, general and
      administrative....................    13,297    14,395    20,546    20,943    21,366     9,001    12,986
    Interest(a).........................     4,377     5,389     3,580     3,663     7,564     3,942     3,734
                                          --------  --------  --------  --------  --------  --------  --------
      Total expenses....................    91,384   106,407   138,164   131,972   143,178    54,257    86,997
                                          --------  --------  --------  --------  --------  --------  --------
  Income (loss) from continuing
    operations before income taxes......     5,549     6,034     5,363    (2,153)    7,930      (158)      175
  Income tax provision (benefit)........     2,220       369     1,171    (3,950)    3,202       (63)      163
                                          --------  --------  --------  --------  --------  --------  --------
  Income (loss) from continuing
    operations..........................     3,329     5,665     4,192     1,797     4,728       (95)       12
  Loss from discontinued operations, net
    of income tax benefit(b)............    (6,330)    --        --        --        --        --        --
                                          --------  --------  --------  --------  --------  --------  --------
  Net (loss) income.....................  $ (3,001) $  5,665  $  4,192  $  1,797  $  4,728  $    (95) $     12
                                          --------  --------  --------  --------  --------  --------  --------
                                          --------  --------  --------  --------  --------  --------  --------
OPERATING AND OTHER DATA(C):
  EBITDA(d).............................  $  8,149  $  7,509  $  6,734  $   (847) $ 14,082  $  3,004  $  3,803
  Net recourse interest expense(e)......       431       109        44        40     5,370     2,684     2,986
  Net cash recourse interest
    expense(f)..........................       431       109        44        40     3,926     1,940     2,645
  Depreciation and amortization.........     2,169     1,366     1,327     1,266       782       478       642
  Capital expenditures..................       362       593     2,590       686       903       365     1,088
  Ratio of earnings to fixed
    charges(g)..........................      2.0x      2.0x      2.2x        (h)     2.0x     --         1.0x
  Pro forma ratio of earnings to fixed
    charges(g)..........................     --        --        --        --         1.2x     --           (h)
BALANCE SHEET DATA AT END OF PERIOD:
  Working capital.......................  $  4,073  $ 14,422  $ 17,195  $ 11,025  $ 16,249            $ 44,818
  Total assets..........................   103,046   115,094   120,947   150,102    83,286             194,369
  Long-term debt(i).....................    46,984    35,753    20,077    43,412    50,170             113,876
  Stockholders' equity (deficit)(j).....     9,823    15,310    19,399   (25,962)  (22,826)              3,473

--------------------------

(a) Interest expense includes interest on both recourse and nonrecourse notes payable and obligations under capital leases.

(b) During 1990, the Company sold the business and substantially all the assets of a subsidiary and accounted for the disposition as a discontinued operation. The loss recorded during 1992 related to estimated costs arising from a subcontractor's breach of contract to perform services under a Government prime contract related to the discontinued operation.

(c) Net cash flows from (for) operating activities was $5,443, $12,258, $19,242, $(2,767), $1,452, $(4,463) and $6,140 for the years ended December 31, 1992,
    1993, 1994, 1995 and 1996, and for the six months ended June 30, 1996 and 1997, respectively. Net cash flows (for) from investing activities was $(24,977), $(8,093), $(7,558), $(52,841), $49,703, $50,242 and $(59,213) for
    the years ended December 31, 1992, 1993, 1994, 1995 and 1996, and for the six months ended June 30, 1996 and 1997, respectively. Net cash flows from
    (for) financing activities was $26,358, $(4,155), $(3,529), $50,327,
    $(60,275), $(56,009) and $59,158 for the years ended December 31, 1992,
    1993, 1994, 1995 and 1996, and for the six months ended June 30, 1996 and 1997, respectively.

(d) EBITDA represents the sum of income (loss) from continuing operations before income taxes, net recourse interest expense and depreciation and amortization. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles, but is presented to provide additional information related to debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity under generally accepted accounting principles. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

(e) Net recourse interest expense is interest expense minus interest expense on nonrecourse notes payable and nonrecourse obligations under capital leases of $3,734, $4,910, $3,188, $2,669, $2,015, $1,182 and $703 and minus interest income on cash balances of $212, $370, $348, $954, $179, $76 and $45 for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997, respectively.

(f) Net cash recourse interest expense is net recourse interest expense minus amortization of deferred financing costs of $817, $408 and $341 for the year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997, respectively, and minus interest expense of $627 and $336 for the year ended December 31, 1996 and the six months ended June 30, 1996, respectively, on Seller Notes that was paid through the issuance of payment in kind notes.

(g) For the purpose of calculating the ratios of earnings to fixed charges, "earnings" represents income from continuing operations before income taxes plus fixed charges. "Fixed charges" consist of interest expense, excluding interest income and including amortization of debt issuance costs, and the portion of operating lease rental expense (33%) which management believes is representative of the interest component of lease expense.

(h) As a result of the loss from continuing operations before income taxes incurred for the year ended December 31, 1995, the Company was unable to fully cover the indicated fixed charges by $2,153. On a pro forma basis, after giving effect to the Transactions, earnings did not cover fixed charges for the six months ended June 30, 1997 by $5,134.

(i) Long-term debt includes both recourse and nonrecourse notes payable and obligations under capital leases.

(j) Stockholders' equity (deficit) includes the effect of the Recapitalization which included a charge to stockholders' equity of $58.8 million. In connection with the Recapitalization and the Acquisitions, Carlyle and management have contributed approximately $43.1 million of cash to the Company. See Notes 2 and 14 to FDC's consolidated financial statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS OF FDC'S CONSOLIDATED FINANCIAL CONDITION AND CONSOLIDATED RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH FDC'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT AS EXPRESSLY INDICATED, THE FOLLOWING DISCUSSION DOES NOT GIVE EFFECT TO THE OFFERING OF THE PRIVATE NOTES OR THE ACQUISITIONS OR INCLUDE PRO FORMA FINANCIAL INFORMATION.

GENERAL

    FDC is a major supplier of information technology to a wide range of customers within the Government. FDC has assembled, through internal growth and strategic acquisitions, comprehensive information technology product and services capabilities to address the unique needs of its Government clients.

    Management believes the continuing consolidation within the information technology industry, particularly among companies serving Government customers, should result in additional opportunities for the Company to make attractive acquisitions. As a result, the Company is continually involved in the investigation and evaluation of potential acquisition candidates. Any such transactions are typically subject to numerous conditions, including due diligence investigations, contract reviews and negotiation of a definitive purchase agreement in addition to arranging acceptable financing. In evaluating acquisition targets, the Company considers, among other things, their competitive market position, management teams, growth position, technical skills and contract base. At any time the Company may have one or more offers outstanding and may have executed one or more letters of intent or binding acquisition agreements. There can be no assurance, however, that any such understandings, letters of intent or discussions will result in any particular transaction being consummated, or that acceptable financing will be available.

    Prior to December 1, 1995, the majority of FDC's common stock was owned by its employees. On December 1, 1995, FDC effected the Recapitalization wherein Holdings merged with and into FDC with FDC continuing as the surviving corporation. Holdings was a company organized by Carlyle to facilitate the Recapitalization and had no operating activity or history. Upon consummation of the Recapitalization, Holdings received 85.4% of FDC's outstanding common stock and 14.6% was retained by members of FDC's management who were shareholders prior to the Recapitalization. The merger was accounted for as a recapitalization which resulted in a charge to stockholders' equity of $58.8 million to reflect the redemption of common stock.

    The Government accounted for approximately 95%, 95% and 97% of total revenues during 1994, 1995 and 1996, respectively. Revenue from sales and sales-type leases (capital leases on which the lessor derives profit on the underlying product as well as on the financing feature of the lease) is generally recognized upon installation at the customer's site. FDC pioneered the lease-to-ownership-plan ("LTOP"), a capital lease transaction, which allows customers the flexibility to use operating lease funds to acquire equipment and software and convert the transaction to an installment purchase if the contract equipment meets its longer-term technological requirements. Under an LTOP, the title of the equipment or software passes to the Government after the Government makes the final lease payment. FDC typically discounts payments to be received from the Government on a nonrecourse basis with independent financial institutions. Accordingly, FDC's net investment in sales-type leases are pledged as collateral for these nonrecourse obligations, which are reflected as nonrecourse indebtedness on FDC's consolidated balance sheet. FDC considers LTOPs to be sales-type leases in those instances where FDC believes that the risk of cancellation of the Government lease is remote.

    The Company's business is highly seasonal due to the Government's funding and buying patterns which generally produce greater revenue, earnings and cash flow to the Company in the third and fourth quarters with weaker performance (frequently including operating losses) in the first quarter. Results for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the year ending December 31, 1997.

    The Company's operating performance is affected by the number of Government contracts held, the types of contracts, the timing of installation or delivery and the relative margins of the services performed or products sold, as the case may be. For a discussion of the Company's material contracts, including the receipt of a recent termination notice stating that NASA will not exercise its option at year-end 1997 on a NYMA "Section 8(a)" contract and related considerations, see "Business--Products and Services-- Services Group--Engineering Services--Scientific, Engineering, Technical and Administrative Related Services." In general, the Company earns its highest margins on its most specialized systems integration work and lower margins on cost-plus services contracts and on sales of COTS products by its Product Sales Group, which tend to have a lower services component associated with such sales and a more competitive after-award sales environment. However, profitability regularly varies from contract to contract and product to product over the contract term.

    The following discussion includes the results of operations of NYMA from May 2, 1997 (the date of acquisition) through June 30, 1997. Since Sylvest was acquired on June 30, 1997, Sylvest's results of operations have not been included. The Acquisitions substantially expanded the size of the Company. Pro forma revenues for 1996 were more than double FDC's revenues (see "Selected Unaudited Pro Forma Consolidated Financial Data"), and the Company's work force expanded from 250 at the end of 1996 to over 1,000 after the Acquisitions. As a result of these Acquisitions, the Company's results of operations and financial condition will differ materially from those reported in prior periods, as the Company's revenues, expenses and level of indebtedness and capitalization will all increase materially. Cash flows may also be affected materially depending on the operating performance of the Acquired Companies. Because of the indebtedness incurred to finance the Recapitalization, operating results for periods after the Recapitalization are not comparable with the results for periods prior to the Recapitalization. For financial information regarding the Acquired Companies, see "Selected Unaudited Pro Forma Consolidated Financial Data" and the financial statements and the notes thereto of the Acquired Companies included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

  SIX MONTHS ENDED JUNE 30, 1997 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1996

    REVENUES

    Revenues for the six months ended June 30, 1997 were $87.2 million, up $33.1 million or 61% over the comparable period of 1996. The NYMA Acquisition accounted for $17.3 million of the increase in revenue over the comparable period of 1996. Revenue from equipment and software sales was $42.0 million, up $16.3 million or 64% from the comparable period of 1996. The NYMA Acquisition accounted for $6.2 million of the increase in equipment and software sales revenue over the comparable period of 1996. The remaining increase in revenue from equipment and software sales is principally due to increased emphasis on FDC's COTS products business and the negative impact of the Government budget delay and shutdown on FDC's 1996 first half revenue. Revenue from maintenance and support services was $44.0 million, up $17.9 million or 69% from the comparable period of 1996. The NYMA Acquisition accounted for $11.0 million of the increase in revenue over the comparable period of 1996. The remaining increase in revenue from maintenance and support services is principally due to increased professional services performed under existing contracts and additional contracts under maintenance plans.

    COST OF SALES AND SERVICES

    Cost of sales and services for the six months ended June 30, 1997 was $70.3 million, up $29.0 million or 70% over the comparable period of 1996. The NYMA Acquisition accounted for $15.3 million of the increase in cost of sales and services over the comparable period of 1996. Cost of sales and services for the six months ended June 30, 1997 was 82% of sales and services revenues compared with 80% of sales and services revenues for the comparable period in 1996. The slight decrease in the gross margin percentage primarily relates to increased influence of the COTS products sold through the Product Sales Group which generally have lower gross margin percentages than product sales by FDC's Systems Integration Group and Solutions Group and the lower margins on NYMA's cost plus award fee business, offset by the improved margins from the professional services business, a greater percentage of which is now being performed by FDC employees instead of being subcontracted to others.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

    Selling, general and administrative expense for the six months ended June 30, 1997 was $13.0 million, up $4.0 million or 44% over the comparable period of 1996. The NYMA Acquisition accounted for $0.9 million of the increase in selling, general and administrative expenses over the comparable period of 1996. The amortization of goodwill related to the NYMA Acquisition accounted for $0.3 million of the increase in selling, general and administrative expense over the comparable period of 1996. The remaining increase in selling, general and administrative expense was due primarily to an increase in the number of personnel. Excluding the effect of the NYMA Acquisition and the amortization of goodwill, selling, general and administrative expense for the six months ended June 30, 1997 was down to 15% of revenues compared with 17% of revenues for the comparable period of 1996. This decrease in selling, general and administrative expense as a percentage of revenue was due primarily to economies of scale resulting from the increase in revenues.

    INTEREST EXPENSE

    Interest expense for the six months ended June 30, 1997 was $3.7 million, down $0.2 million or 5% from the comparable period of 1996. Recourse interest expense increased $0.3 million for the six months ended June 30, 1997 over the comparable period of 1996 primarily due to increased recourse debt balances including term debt used to partially finance the NYMA Acquisition. Interest expense on nonrecourse debt declined $0.5 million for the six months ended June 30, 1997 from the comparable period of 1996 due to a reduced level of capital leases.

    INCOME TAXES

    The provision for income taxes for the first half of 1997 is based on an estimated annual effective rate, excluding expenses not deductible for income tax purposes. Before giving effect to the Acquisitions, the effective tax provision rate for the year ending December 31, 1997 is estimated to be 40%, approximately the same rate as that experienced for 1996. The Company believes that the nondeductibility of goodwill associated with the NYMA Acquisition will cause future tax rates to be higher.

    NET INCOME/LOSS

    Net income for the six months ended June 30, 1997 was $12 thousand, a $107 thousand improvement from the net loss of $95 thousand recorded in the comparable period of 1996 for the reasons discussed above.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

    REVENUES

    Revenues for the year ended December 31, 1996 were $151.1 million, up $21.3 million or 16% over 1995. Revenue from equipment and software sales was $87.5 million, up $6.5 million or 8% from 1995. The increase in revenue from equipment and software sales was principally due to increased emphasis on FDC's COTS products business. Revenue from maintenance and support services was $59.9 million, up $16.1 million or 37% from 1995. The increase in revenue from maintenance and support services was principally due to increased professional services performed under existing contracts and additional contracts under maintenance plans.

    COST OF SALES AND SERVICES

    Cost of sales and services for the year ended December 31, 1996 was $114.2 million, up $6.9 million or 6% compared with 1995. Cost of sales and services for 1996 was 78% of sales and services revenues compared with 86% of sales and services revenues in 1995. The increase in gross margin percentage primarily relates to efficiencies recognized on the higher revenue base in the maintenance and support services businesses and to a $6.3 million loss recorded in 1995 on a single fixed-price government contract. The loss resulted when expected cost reductions associated with the introduction of new technology were not realized. Excluding the effect of the $6.3 million loss, cost of sales and services for 1995 was 81% of sales and services revenues.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

    Selling, general and administrative expense for the year ended December 31, 1996 was $21.4 million, up $0.4 million or 2% over 1995. Selling, general and administrative expense for the year ended December 31, 1996 was down to 14% of revenues compared with 16% of revenues for 1995. This decrease as a percent of revenues was due primarily to $5.4 million of expenses incurred during 1995 in connection with the Recapitalization. These expenses included the forgiveness of $3.1 million of indebtedness from certain of FDC's officers, special discretionary bonuses of $1.4 million and $0.9 million of other one-time charges. Excluding the effect of expenses incurred in connection with the Recapitalization, selling, general and administrative expenses as a percent of revenues would have been 11% in 1995. The increase in recurring selling, general and administrative expenses during 1996 primarily relates to increased personnel as FDC expanded its sales force in the products and professional services areas.

    INTEREST EXPENSE

    Interest expense for the year ended December 31, 1996 was $7.6 million, up $3.9 million or 106% over 1995. The increase in interest expense primarily relates to the interest on the indebtedness which was issued in connection with the Recapitalization. The increase in interest expense on such indebtedness more than offset the decrease in interest expense resulting from reduced capital leases.

    INCOME TAXES

    The effective tax provision rate for the year ended December 31, 1996 was 40% as compared with the effective tax benefit rate of 184% for 1995. The 1995 tax benefit resulted from the Company's elimination of its deferred tax asset valuation allowance of $3.3 million based on management's belief that there was sufficient assurance that the Company's deferred tax assets would be realized, offset by $0.6 million of nondeductible expenses. Excluding the effect of the elimination of the deferred tax asset valuation allowance and the nondeductible expenses, the Company would have had an effective tax benefit rate for the year ended December 31, 1995 of 36%.

    NET INCOME

    Net income for the year ended December 31, 1996 was $4.7 million, up $2.9 million or 163% over 1995 based on the reasons discussed above.

YEAR ENDED DECEMBER 31, 1995 COMPARED WITH YEAR ENDED DECEMBER 31, 1994

    REVENUES

    Revenues for the year ended December 31, 1995 were $129.8 million, down $13.7 million or 10% from 1994. Revenues from equipment and software sales were $81.0 million, down $26.9 million or 25% from 1994. The decrease in revenues from equipment and software sales is principally due to a greater volume of business from initial installations on contracts awarded during 1994. In addition, the first of two

Government budget delays and shutdowns had a negative impact on the Company's business in the fourth quarter of 1995. Revenues from maintenance and support services were $43.8 million, up $12.3 million or 39% from 1994. The increase in revenues from maintenance and support services is principally due to increased professional services performed under existing contracts and additional contracts under maintenance plans.

    COST OF SALES AND SERVICES

    Cost of sales and services for the year ended December 31, 1995 was $107.4 million, down $6.7 million or 6% from 1994 primarily due to the decrease in product and software sales. Cost of sales and services for the year ended December 31, 1995 was 86% of sales and services revenues compared with 82% of sales and services revenues for 1994. During 1995, the Company recorded a $6.3 million loss on a contract as discussed above. Excluding the effect of the $6.3 million loss, cost of sales and services for 1995 was 81% of sales and services revenues.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

    Selling, general and administrative expense for the year ended December 31, 1995 was $20.9 million, up $0.4 million or 2% over 1994. Selling, general and administrative expense for the year ended December 31, 1995 was 16% of revenues compared with 14% of revenues for 1994. This increase in selling, general and administrative expense as a percent of revenues was due primarily to $5.4 million of expenses incurred during 1995 in connection with the Recapitalization. These expenses included the forgiveness of $3.1 million of indebtedness from certain of FDC's officers, special discretionary bonuses of $1.4 million and $0.9 million of other one-time charges. Excluding the effect of the expenses incurred in connection with the Recapitalization, selling, general and administrative expenses as a percent of revenues would have been 11% in 1995. Selling, general and administrative expenses during 1994 included $2.1 million of one-time compensation expenses incurred in contemplation of a potential change in ownership of FDC and a $0.5 million reserve established for a possible loss on a limited partnership, which owned FDC's office space. Excluding the effect of these expenses, selling, general and administrative expenses as a percent of revenues would have been 12% in 1994.

    INTEREST EXPENSE

    Interest expense for the year ended December 31, 1995 was $3.7 million, up $0.1 million or 2% over the comparable period of 1994.

    INCOME TAXES

    The Company recorded an effective tax benefit rate of 184% for the year ended December 31, 1995, compared with an effective tax provision rate of 22% for 1994. This tax benefit was primarily the result of the Company's elimination of its deferred tax asset valuation allowance of $3.3 million based on management's belief that there was sufficient assurance that the Company's deferred tax assets would be realized, offset in part by $0.6 million of nondeductible expenses. Excluding the effect of the elimination of the deferred tax asset valuation allowance and the nondeductible expenses, the Company would have had an effective tax benefit rate for the year ended December 31, 1995 of 36%. During 1994, the Company recorded the benefit of investment tax credits of $1.1 million and released $0.9 million of the deferred tax asset valuation allowance. Excluding the effects of the investment tax credits and the release of the deferred tax asset valuation allowance, the effective tax provision rate for the year ended December 31, 1994 would have been 36%.

    NET INCOME

    Net income for the year ended December 31, 1995 was $1.8 million, down $2.4 million or 57% from 1994 based on the reasons discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's primary source of liquidity is cash provided by operations. The Company's liquidity requirements generally vary seasonally with revenues, which are generally higher in the third and fourth quarters of each fiscal year. Historically, cash flow from the collection of accounts receivable from the Government has generally been predictable and dependable. Cash and cash equivalents were $1.2 million at December 31, 1996, down $9.1 million from December 31, 1995 primarily as a result of net cash flow from operating activities of $1.5 million and net cash flows from investing activities of $49.7 million being offset by net cash flow used in financing activities of $60.3 million. Net cash flow from operating activities was primarily a result of net income plus depreciation and amortization, which totaled $5.5 million, offset in part by other changes in assets and liabilities of $4.0 million. Net cash flow from investing activities was $49.7 million for 1996 primarily as a result of selling the short-term investments resulting from the equity payments received in the Recapitalization of $51.8 million, offset in part by purchases of equipment for sales-type leases and property and equipment totaling $2.1 million. Net cash flows used in financing activities amounted to $60.3 million for 1996, primarily as a result of the redemption payments made to selling shareholders in the Recapitalization of $51.8 million, repayments of borrowings of $15.8 million and repayments of capital lease obligations of $5.4 million, offset in part by additional net borrowings under the Company's line of credit of $10.8 million.

    As of June 30, 1997, FDC had outstanding recourse debt of $117.5 million and, pro forma for the offering of the Private Notes, the Company would have had recourse debt of $122.7 million. See "Capitalization." These amounts exclude $14.2 million of nonrecourse notes payable and obligations under capital leases, which the Company records in connection with the financing of certain equipment sales and leases. See "--General." At June 30, 1997, the Company was a party to the $60.0 million Prior Senior Credit Facility (under which borrowings of $13.9 million and $4.0 million of undrawn letters of credit were outstanding), which was replaced by the New Senior Credit Facility upon consummation of the offering of the Private Notes. See "Description of Certain Indebtedness."

    The Company's Prior Senior Credit Facility included certain restrictions as to the Company's ability, among other things, to acquire or dispose of assets, to pay dividends and to incur additional indebtedness. In addition, the Company was required to maintain a minimum net worth and certain operating ratios, including, among others, interest coverage and fixed charges. All of the Company's assets not otherwise pledged were utilized as collateral under the Company's credit agreements. The New Senior Credit Facility has similar covenants and provisions and provides for a maximum availability based upon a borrowing base comprised of 85% of Eligible Receivables and 60% of Eligible Inventory (as defined in the New Senior Credit Facility), up to a maximum availability of $75.0 million. At June 30, 1997 on a pro forma basis there were $4.0 million of undrawn letters of credit and $6.2 million of revolving line of credit borrowings. The New Senior Credit Facility bears interest at the Company's option at the base rate in effect from time to time plus 1.25% or the eurodollar rate plus 2.25% plus an additional 2.0% on overdue amounts. See "Description of Certain Indebtedness."

    The Company, through Sylvest, also maintains an inventory and receivables financing facility with an international asset-based lender to facilitate the purchase of inventory by Sylvest from approved vendors for prompt resale to customers. The Company pays no interest on accounts drawn under such Floor Plan Financing Facility (as defined) for negotiated periods and such drawn amounts are reflected in accounts payable during such periods. See "Description of Certain Indebtedness."

    Stockholders' equity amounted to $3.5 million at June 30, 1997, an increase in stockholders' equity of $26.3 million from December 31, 1996. This increase is principally due to proceeds from the sale of common stock of $27.0 million, net of issuance costs of $0.8 million. The stockholders' deficit amounted to $22.8 million at December 31, 1996, a reduction of $3.1 million from December 31, 1995. This reduction is principally due to the net income of $4.7 million for 1996, net of a charge to retained earnings of $1.6 million, to fund future additional distributions for the benefit of the selling shareholders in the Recapitalization. The stockholders' deficit amounted to $26.0 million at December 31, 1995, a change of $45.4 million from stockholders' equity at December 31, 1994. The reduction is principally due to the redemption of common stock in the Recapitalization of $58.8 million and other redemptions of common stock of $1.8 million, offset in part by net income of $1.8 million and net proceeds from the sale of common stock of $13.9 million.

    Based on the Company's current level of operations, management believes that available cash, together with the net proceeds of the offering of the Private Notes and available borrowings under the New Senior Credit Facility and the Floor Plan Financing Facility, should be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures and scheduled payments of interest on its debts (including the Notes).

INFLATION AND GENERAL ECONOMIC CONDITIONS

    Although the Company cannot accurately anticipate the effect of inflation on its operations, it does not believe that inflation has had, or is likely in the foreseeable future to have, a material impact on its results of operations. Unlike other service providers, the Company does not have a significant number of fixed price service contracts where the Company bears the risk of cost increases. The Company's operating results would be adversely affected by increases in interest rates which would result in higher interest payments by the Company under its variable rate credit facilities. The Company has not historically entered into hedging transactions with respect to its variable rate debt, but may do so in the future.

RECENT ACCOUNTING PRONOUNCEMENTS

    Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128) is effective for the Company for the year ending December 31, 1997. Under SFAS 128, the Company will not be required to present earnings per share for as long as its common stock is not publicly held.

                                    BUSINESS

GENERAL

    The Company is a major supplier of information technology to a wide range of customers within the Government. The Company has assembled, through internal growth and strategic acquisitions, comprehensive information technology product and services capabilities to address the unique needs of its Government clients. Management believes that the Company is strategically positioned to benefit from the current trends in the Government market for information technology and outsourcing of technical and professional services. The Government is among the world's largest purchasers of information technology with estimated total expenditures in fiscal 1997 in excess of $26 billion. For the year ended December 31, 1996 and the six months ended June 30, 1997, the Company's total pro forma revenues were $332.8 million, $183.8 million, respectively, and total pro forma EBITDA (as defined herein) were $23.3 million and $4.0 million, respectively.

    Founded in 1969, the Company serves a diverse and expanding customer base representing over 20 Government agencies including NASA, the FAA, the NIH, the DoD, the VBA and the Department of State. In addition, the Company has longstanding relationships with many of its key clients, with agencies served by the Company for five or more years accounting for more than half of the Company's pro forma revenues in 1996. Management believes that the Company'sestablished reputation and long-standing relationships with Government customers, and the extensive knowledge gained from those relationships, have been critical to the Company's strong record of growth and provide a key competitive advantage in pursuing business opportunities with new and existing customers.

    Consistent with its strategy of providing a complete range of information technology offerings to its Government customers, the Company has pursued strategic acquisitions to broaden and strengthen key skill areas. In May 1997, the Company purchased NYMA, a provider of sophisticated engineering and information technology services. NYMA complemented and significantly expanded the Company's core capabilities in the technology and engineering services sector, providing the Company with the ability to bid effectively on new contracts with a higher component of technical services requirements. In June 1997, the Company acquired Sylvest, a value-added reseller and integrator of COTS hardware, software and technical services supporting open systems architectures within the Government marketplace. Through the Sylvest Acquisition, the Company has become a leading reseller of COTS hardware and software to the Government and has substantially expanded the number of customers to which it can market its systems integration offerings.

    The Acquisitions have significantly enhanced the Company's presence in the Government marketplace. Based on a recent survey, on a pro forma basis, the Company would have been the 25th largest information technology contractor to the Government in 1996. Management believes the information technology industry, particularly the portion serving Government customers, has and will continue to consolidate, resulting in additional opportunities for the Company to make attractive acquisitions that complement or expand its core capabilities.

INDUSTRY OVERVIEW

    According to Federal Sources, Inc., an independent market research firm specializing in the Government market, the Government is the world's largest single buyer of information technology services and products. Federal Sources, Inc. estimates that Government spending specifically designated for information technology will be $26.5 billion during the Government's fiscal 1997. The Government also spends significant additional funds on information technology through other general budget appropriations. According to the Electronic Industries Association, Government agencies that are not required to report their information technology expenditures, including agencies in the intelligence community, will spend an additional $20 billion on such technology in the Government's fiscal 1997.

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
    Despite growing budget pressures, Government outlays for third-party technology services and outsourcing have increased steadily as the Government has sought to control its spending and gain the efficiencies and flexibility experienced by commercial purchasers of these services. The GSA anticipates a continuation of the trend toward increased Government use of outside information technology providers and estimates that 65% of all Government agencies operating in-house data systems may eventually outsource information technology services to the private sector at an estimated cost savings of 25% to 30%. The current legislative and regulatory environment generally supports initiatives in the Government information technology sector to change procurement practices and become more like the private sector. Several statutory and regulatory changes have brought about a significant transition in Government procurement practices, dramatically increasing the number of procurement "vehicles" available to Government customers and generally reducing the lead time required to buy information technology products and services. See "--Government Contracts."

    In addition to its growing use of third-party providers, the Government, like many corporate organizations, has sought to address an increasing portion of its information technology needs through relatively inexpensive, open architecture systems based on COTS hardware and software, which are rapidly displacing the single purpose, custom systems historically favored by the Government.

    These concurrent changes in the types of information technology solutions purchased by Government agencies and the rules governing the procurement of such solutions have dramatically changed the marketplace in the last few years and are likely to continue doing so. Where Government agencies traditionally procured customized information technology solutions through agency-specific contracts awarded to a single contractor or contractor team, Government agencies are now more likely to purchase flexible, COTS-based information technology systems through IDIQ contracts awarded to multiple contractors or teams of contractors or through established GSA Schedules or multi-agency contracts ("MACs"). See "--Government Contracts."

BUSINESS AND GROWTH STRATEGY

    The Company's goal is to be a leading one-stop information technology solutions supplier, providing high-quality products and services that meet the complete needs of its Government client base. The Company's strategies to meet this objective are the following:

    - CREATE COMPREHENSIVE SKILL AND PRODUCT BASE. The Company seeks to continuously add new information technology capabilities and strategically expand existing business areas to meet the changing information technology needs and buying patterns of its clients. By expanding its extensive technical skill base and ability to supply a broad and diverse set of COTS hardware and software, the Company can provide its customers with the widest possible range of cost effective solutions and engender a high level of customer satisfaction. Management believes that such capabilities, together with the Company's in-depth knowledge of changing Government procurement practices, should continue to create new opportunities for the Company.

    - STRONG CUSTOMER KNOWLEDGE AND FOCUS. The Company strives to understand the full range of each of its customers' information technology needs. The Company's strategy is to continue to leverage its strong customer knowledge, advanced technical skills and supplier relationships to tailor optimal solutions to its customers' specific needs and to offer technology infrastructures that anticipate its customers' rapidly evolving needs.

    - PURSUE STRATEGIC ACQUISITIONS. The Company seeks to continue expanding the breadth and quality of the information technology products and services it offers. The recently completed acquisitions of NYMA and Sylvest have added important complementary skills to the Company's information technology capabilities. Management expects to continue to pursue strategic acquisitions which it believes can contribute significantly to the Company's future business growth.

    - MAXIMIZE FLEXIBILITY OF GOVERNMENT CUSTOMERS. A key component of the Company's success has been its ability to quickly adapt to the rapidly evolving Government procurement process. The Company continually pursues means of maximizing its customers' flexibility in acquiring a range of products and services with competitive prices and minimal bureaucratic delay by selecting the best methods available in the current, more streamlined procurement climate.

    - CAPITALIZE ON OUTSOURCING OPPORTUNITIES. The Company seeks to pursue new opportunities created by changes in the Government information technology industry. In particular, although the Government has frequently hired service providers to fill specific roles in the past, the Government is increasingly considering opportunities to outsource entire functions to private industry. As part of this strategy, the Company intends to leverage its client relationships, technical skills and access to COTS hardware and software in pursuing emerging opportunities in the outsourcing of certain Government information technology functions.

PRODUCTS AND SERVICES

    The Company focuses on providing a comprehensive array of high technology professional services in combination with hardware and software products from a variety of selected manufacturers. The Services Group focuses primarily on providing sophisticated technical and engineering personnel to enhance information technology performance and productivity and to provide project engineering and outsourcing services. The Systems Integration Group integrates diverse hardware and software components into a single turnkey system, usually selling COTS hardware and software products as an element of the integrated solution. The Product Sales Group provides a one-stop shop for government customers to procure COTS hardware and software. The Solutions Group provides high-end, solutions-oriented consulting services.

    SYSTEMS INTEGRATION GROUP

    Systems integration refers to the integration of diverse information technology products, frequently including the combination of existing custom systems with COTS hardware and software into a single turnkey system. The Company's Systems Integration Group provides large-scale, tailored integrated solutions to its customers, generally including design, construction, and implementation, as well as the sale of any COTS hardware and software required for completion. The Company is a prominent computer systems integrator, having been a pioneer in systems integration for the Government in 1969. The Company has over 25 years of experience supplying custom turnkey systems to various departments and agencies of the Government. The contracts completed during this period have ranged from national defense programs to administrative, payroll and inventory control functions of various Government departments and agencies.

    The Company's systems integration projects are characterized by complex features such as multi-year systems life, multiple vendors, technical complexity, the application and integration of leading-edge technology and the selection and management of subcontractors and teaming partners with expertise specific to the system solution required by the customer. The Company acts as both a prime contractor and as a subcontractor on a broad range of systems integration projects for the Government. In performing these duties, the Company generally procures equipment, software, networking components and services from several manufacturers or suppliers to produce a single, program-specific turnkey system. When no "off-the-shelf" solution or product exists, the Company on occasion develops software to provide a total compliant solution. The Company also generally provides installation, maintenance, training and technical support services throughout the life of the contract. Most systems integration contracts specify initial system requirements to be covered by the contract amount; as technology and customer needs change over the life of the contracts, they function as IDIQ contracts that permit the Company to supply equipment upgrades and customer support in response to changing customer requirements and improvements in technology. Management believes that such long-term contracts have permitted the Company to develop strong partnerships with its customers and have contributed to the Company's success with long-term programs in an environment of rapidly changing procurement requirements and technological growth.

    The Systems Integration Group consists of over 100 dedicated technical and management personnel trained to provide COTS integration, mainframe, midrange and microcomputer integration, communications and networking, software development, and help desk and support organizations.

    Listed below are summary descriptions of major contracts and programs for the Systems Integration Group. The term of each contract specified is the maximum term under the contract including all options. The Government has typically exercised all options under the Systems Integration Group's contracts. Although the future status of any contract is uncertain after contract expiration, management believes that certain support and service functions being provided under many of these contracts may be subject to recompetition and rebid upon expiration, either alone or in combination with other products and/or services. For a description of Government contracts, see "--Government Contracts."

        U.S. NAVY SUPPLY SYSTEMS COMMAND. This fifteen-year contract was awarded in 1983 and provides for the installation of computer systems at 62 NAVSUP sites worldwide. The systems are used for integrated wide-area and local area communications control, terminal emulation, data conversion and database management. The contract expires in 1998. 1996 revenues were approximately $32 million.

        VETERANS BENEFIT ADMINISTRATION MODERNIZATION. This eight-year contract was awarded in December 1992 and provides for the modernization of the information technology environment in regional offices of the VBA. Products and services provided include hardware, software, maintenance, support desk, training, installation and technical support services. The Company is providing LAN servers and workstations which connect to Honeywell mainframes. The contract expires in 2000. 1996 revenues were approximately $28 million.

        INVENTORY CONTROL POINTS II. Awarded in 1992, this five-year contract calls for the Company to provide hardware, software and services to modernize portions of the Navy's logistics support services. The contract expires in 1997. 1996 revenues were approximately $18 million.

        DEPARTMENT OF STATE. This seven-year contract was awarded in 1994 and calls for the Company to augment and replace existing IBM mainframe systems and their components at five Department of State processing hubs. The contract expires in 2001. 1996 revenues were approximately $11 million.

        DEPARTMENT OF VETERANS AFFAIRS. Awarded in 1991, this ten-year contract calls for the Company to provide IBM systems in support of Veterans Administration on-line processing systems. The contract expires in 2001. 1996 revenues were approximately $10 million.

        NIH CERTAN CORPORATE COMPUTING SYSTEMS. This eight-year contract was awarded in December 1996 and involves the provision and support of both new and existing IBM mainframes and open systems, and the provision of related software. In addition, the Company will install and provide post-installation support of DEC AlphaServers and install Oracle software. The contract expires in 2004. No revenues were realized under this contract in 1996.

    SERVICES GROUP

    The Company's technology services offerings are focused predominantly on providing sophisticated professional and outsourcing services to various Government agencies. These activities are concentrated in two key areas: information technology services and engineering services.

    INFORMATION TECHNOLOGY SERVICES. The Company operates under approximately 35 separate contracts for information technology services, through which it provides program management, software development and software maintenance functions for various Government agencies and prime contractors to the

Government. Specific activities include providing software engineering services to support the maintenance and modification of the FAA's Air Traffic Control Operational Computer Program at seven FAA Enroute Centers and at the FAA Technical Center; supporting the design, development and implementation and maintenance of systems and programs for spacecraft mission operations at the California Institute of Technology Jet Propulsion Laboratory ("JPL"); performing acceptance testing and supporting integration and test activities and quality assurance for the Earth Observing System Data and Information System, a network to support a constellation of earth observing spacecraft for NASA; and monitoring contractor activities under the HUD Integrated Information Service, including contracts administration, negotiations, budget analysis, quality control and other services.

    ENGINEERING SERVICES. The Company provides engineering services primarily through NYMA, which provides support to NASA, the FAA, other Government agencies and private industry. Operating under two large NASA cost-plus contracts to provide comprehensive engineering support for NASA's Lewis Research Center in Cleveland, Ohio and Langley Research Center in Hampton, Virginia, the Company provides engineering services in the areas of aeromechanics, aerospace technology, space experimentation, structures, materials, instrumentation and aeronautics.

    The Company's 300 employees at Lewis Research Center, over 25% of whom have PhDs, perform research into rocket propulsion, space power, space propulsion, wind tunnels and other test facilities support, structural analysis for spacecraft materials and materials research. Specific projects include the conceptual design and performance modeling for the national aerospace plane, the advanced subsonic transport and high speed research engines; aerodynamic and mission analysis for single- and two-stage-to-orbit vehicles and high speed supersonic civilian transports; icing research studies; and the design of propulsion system aeroacoustics and turbomachinery technologies, such as an energy efficient engine. The group at Lewis is also responsible for building space flight hardware for NASA space experiments including hardware for microgravity experiments on the Space Shuttle, the Mir space station, sounding rockets and the planned International Space Station. To date, NYMA has been involved in the development of over 50 payloads flown on 15 Space Shuttle missions.

    Langley research relating mainly to aeronautics involves approximately 120 employees, and is focused in the areas of aeronautical systems analysis, spacecraft mission analysis and engineering and flight operations support. The Langley unit provides a full range of systems analysis and integration studies including systems analysis for advanced military and civil aircraft designs, conceptual design studies of critical and high-payoff technologies, multi-discipline studies of unique military aircraft configurations, airframe and engine design studies on hypersonic vehicles, scramjet integrated design studies and spacecraft mission and system performance analysis. The Company provides engineering and operations support in such areas as the design, engineering and development of flight projects; the development of ground test systems and test techniques (such as the development of innovative wind tunnels); and the maintenance and operations of aircraft and aircraft systems including research vehicles and experimental avionics systems.

    As a result of its work at the two NASA centers, the Services Group generated approximately $1 million in additional 1996 revenues by providing similar engineering services to approximately ten private aerospace companies.

    Listed below are summary descriptions of major contracts and programs of the Services Group. The term of each contract specified is the maximum term under the contract including all options. The Government has typically exercised all options under the Services Group's contracts. Although the future status of any contract is uncertain after contract expiration, the Company expects the customer under each of these contracts to continue to require the services being performed after the contract expires and expects such services to be the subject of a new bidding competition for a new contract, either alone or in combination with other services. For a description of different types of Government contracts, see "--Government Contracts."

        SCIENTIFIC, ENGINEERING, TECHNICAL AND ADMINISTRATIVE RELATED
    SERVICES.  This five-year cost-plus-award-fee contract was awarded under
    Section 8(a) to NYMA in 1994 by NASA's Lewis Research Center, as described above. After the acquisition of NYMA by the Company, NYMA's continued participation as a prime contractor under Section 8(a) contracts required a waiver from the Administrator of the Small Business Administration, as discussed under "Risk Factors--Government Contracting Risks." NASA has recently notified NYMA that it does not plan to request a waiver or to exercise the final option year of the contract when the current option expires on December 31, 1997. The Government has advised the Company that it plans to procure the goods and services currently provided by NYMA under a new Section 8(a) set-aside contract on which NYMA would be ineligible to participate as a prime contractor. NYMA intends to pursue continued participation in the program in a reduced role as a subcontractor on the new contract in 1998, although such participation would generate lower revenues and EBITDA than NYMA has historically earned, and there can be no assurance that such a subcontract will be obtained. 1996 revenues were approximately $33 million.

        HOST SOFTWARE SUPPORT. This twelve-year fixed-price labor hour contract was awarded to NYMA in 1986. The Company is a subcontractor to Lockheed Martin and provides software support to 7 FAA Enroute Air Traffic Control Centers east of the Mississippi River. The Enroute system monitors and directs aircraft between airports. Approximately 70 employees perform project activities including software engineering and maintenance, systems enhancements, systems programming and data reduction and analysis. The contract expires in 1998. 1996 revenues were approximately $8 million.

        MISSION OPERATIONS SUPPORT SERVICES. This five-year cost-plus-fixed-fee contract was awarded in 1994 by the JPL and provides NASA flight project mission operations support systems at the JPL. Company personnel support Galileo, Voyager, Topex, Cassini, New Millennium, Mars Global Surveyor and the Multi-Mission Ground System Office. The contract expires in 1999. 1996 revenues were approximately $7 million.

        SYSTEMS ANALYSIS AND ENGINEERING RESEARCH SUPPORT. This five and one-half year cost-plus-award-fee contract was awarded in 1997 by NASA's Langley Research Center, as described above. The contract expires in 2002.

    PRODUCT SALES GROUP

    The Company is a leading value-added reseller of hardware, software and related services to the Government. Consistent with the Company's strategy of offering solutions based on open computing architectures, the Company has focused its reselling activities on workstations, servers, enterprise networking hardware and related peripherals and software. Along with providing a broad range of top quality products through supplier and teaming relationships with hardware and software original equipment manufactures ("OEMs"), the Company makes its technical personnel available to provide its customers with customized "value-added" technical support services. Information technology product sales have been a core business for the Company and have provided it with the marketing platform to become a major open systems solutions provider in the Government marketplace. The Company substantially expanded its capabilities in this area through the Sylvest Acquisition.

    The Product Sales Group employs approximately 60 sales, marketing, business development and contract representatives and 40 technical personnel, each of whom has been recruited based on his or her extensive knowledge of a particular customer group, particular products sold by the Company, or both. The sales force's extensive training in various Government procurement rules allows them to guide customers to the most efficient acquisition vehicle for the Company's products, whether that vehicle is an agency-specific IDIQ contract, a MAC contract or a GSA Schedule. See "--Government Contracts." These representatives maintain regular contact and working relationships with a set of vendors and existing or potential customers.

    The Company's product reselling activities add value for both information technology manufacturers and Government customers. Manufacturers gain access to the Company's sales force and its experience in the Government procurement and sales process, including capabilities and experience in electronic commerce, order entry and invoicing. Customers benefit from the Company's technical knowledge of available products and vendors, and also from the Company's procurement expertise, which helps them select the optimal procurement vehicle to meet their needs. The Company's procurement personnel also make it easier for Government customers to place orders and configure and set-up new systems. Management believes that the new contract vehicles resulting from Government procurement reform (see "--Government Contracts") could enhance the Company's opportunities to provide value-added services to both suppliers and customers by allowing the Company to demonstrate how these vehicles can be used by suppliers to sell more products and by customers to buy more products and services.

    Management believes the Company is on the leading edge of electronic commerce for sales of information technology to the Government. The Company has developed Internet facilities including a World Wide Web Site to support "paperless" contracting with the GSA Schedules and under the NIH Electronic Computer Store ("ECS"). The ECS is a MAC contract vehicle providing an electronic catalog from which agencies may place individual orders ranging in value from a few thousand dollars to several million dollars. The Company is one of seventeen vendors providing products under the ECS vehicle and is able quickly to add new products as they become available and requested by its customers. Customers typically select from among the participating vendors based on prior or existing service relationships, breadth of product offerings, reputation and price. Management believes the Company is well positioned to benefit from its electronic commerce capabilities as more and more government procurement vehicles are requiring these competencies as a condition for award.

    The Company also provides expertise in the Government procurement process as a subcontractor to OEMs, providing services including initial bid and proposal preparation, contract management, customer support services, technical management services and electronic commerce services. By providing these services, the Company allows the OEMs to sell to the Government as if they were direct marketers of hardware and software. Under a NASA Scientific and Engineering Workstation Program II ("SEWP II") subcontract, the Company will provide several of these subcontracting services to a leading microcomputer and workstation manufacturer for a specified percentage of revenues.

    SOLUTIONS GROUP

    The Solutions Group provides information technology solutions designed to address six discrete customer needs: document management, Microsoft consulting, executive management consulting, point of sale systems implementations, electronic commerce and training. In providing these solutions, the Company combines its in-house expertise with appropriate products of different vendors. Management believes the Company's expertise in these key substantive areas provides an effective marketing tool in sales of other products and services.

    Through its DoxSys subsidiary, the Company provides complete image-based document management solutions tailored to customers. These systems are primarily based on a line of products manufactured by Mosaix, Inc. Management believes that the Company has one of the largest installed bases of document management workflow systems in the Government.

    The executive management consulting group seeks to help Government agencies respond to recent legislation including the Chief Financial Officer Act, the Government Performance and Results Act and the Information Technology Management Reform Act. Subject matter topics include integrated financial management solutions, financial management improvement, financial management operations, internal management controls, fraud detection and prevention, strategic information management, software process improvement, performance-based budgeting and strategic and performance plans. These projects are often similar to the Company's systems integration activities but are usually smaller and involve a higher content of pre-packaged systems or specialized subject matter.

    The Company is a Microsoft Solutions provider. Microsoft Solutions is an intensive program developed by Microsoft to train information technology professionals in five key functional areas: messaging, Internet, intranet, extranet and large data center replacement applications. The group provides infrastructure analysis and migration to Windows NT, enterprise-wide messaging design and implementation, Internet and intranet design and deployment and mainframe replacement, migration and connectivity.

    The Company operates an authorized and certified training and education center for Microsoft and maintains four fully-equipped classrooms devoted to Microsoft training. In on-site and off-site services, the Company trained over 14,000 people in 1996, including Government and private sector clients as well as Company personnel. Management believes that these training services can play a large role in retaining customers and key Company personnel.

    The point of sale business of the Solutions Group provides customized software and hardware systems to movie theaters and quick service restaurants. The systems allow for advanced day theater ticket sales, customer order entry, multi-point inventory, "real time" agents and up-to-the-minute operations reports. The theater system also provides a module to schedule movies so as to maximize concessions revenues. Current customers include United Artist Theaters, Arby's franchisees and Dairy Queen franchisees in selected cities.

COMPETITION

    In providing a broad range of services and products that address the complete information technology needs of its clients, the Company participates, to varying degrees, in multiple segments of the information technology market, including markets for systems engineering, development and integration; networking; document imaging services; and product and component sales. Each market segment in which the Company operates experiences vigorous competition. Within each segment, the Company competes against different firms of varying sizes, with different specializations and skills. The number and size of competitors vary among operating groups and within the individual divisions of each group. Frequently, the number and identity of competitors vary even from program to program within a given business area. Many of the Company's competitors are significantly larger and have greater financial resources than the Company. Some of these competitors are divisions or subsidiaries of large, diversified companies that have access to the financial resources of their parent companies. In the Product Sales Group, the Company competes with certain computer manufacturers (including the Company's suppliers), who occasionally sell directly to the U.S. Government market, as well as a substantial number of systems integrators, resellers and distributors. To a lesser extent, the Company competes with Government agencies themselves which are permitted to sell services to other Government agencies as a result of procurement reform.

    The Company believes that the principal competitive factors in the Government services market are technical knowledge, management capability, past contract performance, personnel qualifications and price. During its recent history, the Company has been successful in winning new and repeat contract awards in each of its businesses and in getting customers to exercise contract option years in its services business, both of which the Company believes are attributable to the strength of its past contract performance, its technical knowledge, and its competitive prices. Further, the Company's senior management team has extensive, industry-specific technical and managerial experience. As a result, the Company believes that it has generally been able to compete successfully on each of the principal competitive factors within each of its business lines.

BACKLOG

    Many of the Company's Government contracts contain a total contract capacity reflecting the maximum amount that the Government can purchase under the contract. Contract backlog is a portion of

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total contract capacity and represents management's estimate (based on known orders and those management believes are probable under the circumstances) of the aggregate contract revenues that will be earned by the Company over the life of the contract, including option periods.

    The Company's estimated contract backlog as of June 30, 1997 was $1.0 billion. Due to the Government's ability to select multiple suppliers under its IDIQ contracts, as well as its right to limit orders to any particular awardee, there can be no assurances that contract backlog will result in actual orders.

GOVERNMENT CONTRACTS

    The Company derives substantially all of its revenues from business performed under Government contracts. These include services, systems integration and other contracts obtained through a negotiated procurement process, as well as product sales contracts made under GSA Schedules, MACs and similar IDIQ vehicles.

    Traditional negotiated procurement contracts typically authorize a single contractor or team of contractors to provide a defined set of services and products to a single government agency. These contracts include cost-reimbursement contracts (both cost-plus-fixed-fee and cost-plus-award-fee), time and materials contracts, fixed-price contracts and IDIQ contracts.

    Cost-plus-fixed-fee contracts generally provide for the reimbursement of incurred costs during contract performance, to the extent that such costs are allowable and allocable, and the payment of a fee, the size of which is fixed in the contract. Cost-plus-award-fee contracts typically provide for the reimbursement of costs with a base fee and an additional fee that is based upon a periodic evaluation of the contractor's performance against specified criteria. Under time and materials contracts, the contractor agrees to provide certain categories of labor and materials at negotiated rates. To the extent a contractor's costs differ from the negotiated rates, the contractor realizes all of the benefit or detriment resulting from the difference between the contract price and the contractor's cost for a unit of labor or product. Risks associated with these fluctuations have been mitigated for information technology providers by the consistent decline in product costs over time, although these reductions must frequently be anticipated in the proposal process. Under fixed-price contracts, the contractor agrees to perform specified work for a fixed price and, accordingly, realizes all the benefit or detriment resulting from decreases or increases in the cost of performing the work.

    The IDIQ contracts historically negotiated by the Company typically specify the prices at which certain services and/or products are to be provided. These contracts have been and continue to be used for large-scale Government purchases of integrated systems that include a significant service or maintenance component, along with the provision of computer hardware and software. These IDIQ contracts are typically awarded to a single bidder or team of bidders chosen through a formal competitive bid process. The periods of performance for IDIQ contracts typically span a base year and a number of option years. IDIQ contracts do not obligate the Government to purchase goods or services at the levels set out in the request for proposal, and allow the Government to terminate the contract if it is dissatisfied with the contractor's pricing or performance, or simply for convenience. Alternatively, IDIQ vehicles offer both the Government and the contractor flexibility to introduce new products and services as technology changes over the life of the contract.

    Over the past few years, reforms of the Government procurement process have introduced a dramatic increase in the flexibility and alternatives available to the federal information technology buyer. Onerous regulations that effectively encouraged large scale, long term, single award procurements have given way to a more "commercial" buying approach. Government customers, particularly those buying computer hardware and software without a custom service element, are spending an increasing share of their procurement budgets through smaller scale, shorter term, multiple award, multiple agency contract vehicles. While each of these flexible contractual vehicles has its own unique characteristics, they have several major elements in common. Because these vehicles do not require the Government to make specific purchases, they are generally characterized as IDIQ contracts, and function as procurement "schedules" or catalogs. Although contractors must compete for the right to participate in these multi-agency, multi-vendor vehicles, winning the right to participate does not guarantee revenues, which require an effective post-award sales effort.

    In addition to purchasing from multiple IDIQ contracts, Government agencies may also purchase from GSA Schedules or MACs. Historically, the GSA would produce schedules for each agency, after extensive bidding and review processes, that would dictate the products, prices and vendors for all purchases by that agency. As a result of recent changes to the rules governing use of GSA Schedules for Government agency purchases of hardware, software and services, GSA Schedules now frequently act as broadly defined IDIQ contracts under which multiple Government agencies may procure hardware, software or related services from contractors authorized to sell under such GSA Schedules without minimum or maximum order limitations. Contractors participating in the GSA Schedule program are eligible to market their products to a broad range of Government customers. The GSA Schedules together with related basic purchasing agreements for larger volume purchases at reduced prices ("BPAs") offer Government agencies the advantage of an established contracting infrastructure including staff who are expert in the technologies offered by various vendors, volume driven pricing, access to the latest technology and streamlined purchasing mechanisms.

    At the time of initial award, prices to the end-users under the Company's GSA Schedules are set, either at a specified level for the duration of the contract or at specified levels varying over time. In addition, under certain circumstances, the Company is required under the terms of its GSA Schedules to pass on any savings, resulting from supplier discounts or other price reductions, to the Government in the form of corresponding price reductions. GSA Schedules do not have pre-set delivery schedules or minimum purchase levels. The uncertainties related to future contract performance costs, quantities to be shipped and dates of delivery make it difficult to predict the future revenues and profitability performance that may be associated with any particular GSA Schedule.

    Similar to GSA Schedules, MACs offer multiple agencies the opportunity to procure products from a broad range of vendors. For example, 17 contractors, including FDC and Sylvest, now hold MACs through the NIH's ECS, which is a series of electronic hardware and software catalogs from which any Government agency that elects to participate may order. MACs specify products and prices and are issued by a specific government agency to multiple contractors. The agency which selects the vendors and maintains the products list and takes a small percentage of each order for administering the contract, and multiple agencies are permitted to place orders under the MAC.

    The evolution of procurement methods has had the effect of making the procurement of information technology in the Government more similar to that in the commercial sector. The new procurement methods allow for more timely purchases of information technology products and for multiple vendors selling the same products and services, resulting in increasing competition for contract orders. Thus, whereas historically a contract award typically assured the winning bidder of a predictable amount of revenue, in the current environment the contractor's post-award sales, marketing, and customer service effectiveness frequently dictate the amount and timing of all revenue to be realized under the contract or schedule. In effect, the new vehicles necessitate two selling cycles: one to win participation as a vendor under the umbrella contract and a second to actually win specific orders after contract award.

SALES AND MARKETING

    Sales and marketing efforts are split into contract pre-award and post-award activities. Employees in the Corporate Marketing Group focus on pre-award sales and marketing, including identifying new contracts, qualifying the Company to bid on such contracts and then bidding on such contracts. Once a contract is awarded, the business unit responsible for the new contract leads the technical performance and/or post-award sales and marketing effort intended to maximize sales. Under IDIQ contracts, the Company's post-award activities are the most significant factor in determining the amount of revenue realized.

    Within the Corporate Marketing Group, senior management and the Company's own professional staff of engineers, analysts and other personnel conduct the Company's sales and marketing activities. The Corporate Marketing Group employs approximately 50 people, the majority of which are engaged in the preparation and negotiation of major proposals.

MAJOR CUSTOMERS

    The Company has derived and expects to continue to derive substantially all of its total revenues from Government contracts. Contracts with the U.S. Navy, NASA and the Veterans Administration represented approximately 15%, 13% and 11% of pro forma 1996 revenues, respectively. The various Government customers exercise independent purchasing decisions, and sales to the Government are generally not regarded as constituting sales to one customer. Instead, each contracting entity is considered to be a separate customer.

EMPLOYEES

    On August 31, 1997, the Company employed 1,059 persons, 727 of these employees were technical, 104 were marketing/sales personnel and 228 were other administrative staff. Of the total, 249 employees held advanced degrees. The Company believes that it is competitive in hiring and retaining qualified personnel. Less than 2% of the Company's employees are covered by collective bargaining agreements with labor unions. The Company considers its relations with its employees to be good and has not experienced any significant labor problems.

FACILITIES

    The Company leases all of the offices and facilities used in connection with its operations. The following table sets forth information relating to the significant facilities leased by the Company. In addition, the Company leases several other customer support offices near customer facilities in various states.

                                                                                              EXPIRATION
                                                                                                  OF
    LOCATION                               PURPOSE                           SQUARE FOOTAGE    LEASES(S)
-----------------  --------------------------------------------------------  ---------------  -----------
Bethesda, MD       Corporate Headquarters                                          67,602     12/31/04
Cleveland, OH      NASA Lewis Support Facility                                     90,000     12/31/98
Greenbelt, MD      Services Group Headquarters                                     69,600     12/31/98
Landover, MD       Product Sales Group Headquarters                                23,777     2/28/98

LEGAL MATTERS

    The Company is not involved in any material legal proceedings. From time to time, the Company or its competitors file protests, as permitted under procurement regulations, in connection with specific contract awards. Historically, these proceedings have not had any material effect on the Company's financial condition, results of operations, or cash flow. There can be no assurance that the Company will not become involved in material legal proceedings or contract bid protest proceedings in the future.

                                   MANAGEMENT

    The following table sets forth certain information with respect to the members of the Board of Directors and the executive officers of the Company. Executive officers of the Company are chosen by the Board of Directors and serve at its discretion.

NAME                           TITLE                                                                          AGE
-----------------------------  -------------------------------------------------------------------------      ---
William E. Conway, Jr........  Chairman                                                                           48
Allan M. Holt................  Director                                                                           45
C. Robert Hanley.............  Director and Chairman Emeritus                                                     64
Daniel R. Young..............  Director, President and CEO                                                        63
Peter J. Clare...............  Director                                                                           32
Harry T. Marren..............  Director, President--FDC Technologies, Inc.                                        63
Paul A. Taltavull............  Senior Vice President, Solutions Group--FDC Technologies, Inc.                     43
John W. Wayne................  Vice President--FDC Technologies, Inc.                                             41
James M. Dean................  Vice President, Chief Financial Officer and Treasurer of the Company;              50
                                 Treasurer--FDC Technologies, Inc.
Michael D. Brant.............  President--DoxSys, Inc.                                                            50
Sterling E. Phillips, Jr.....  Vice President, Corporate Marketing--FDC Technologies, Inc.                        50
Charles M. Mathews, Jr.......  Vice President, Product Sales Group--FDC Technologies, Inc.                        38
Peter C. Belford, Sr.........  Vice President, Services Group--FDC Technologies, Inc. and President and           50
                                 Chief Operating Officer--NYMA, Inc.

    William E. Conway, Jr. was elected as a Director of the Company in 1996. He has been a Managing Director of The Carlyle Group, a Washington, D.C.-based private merchant bank, since 1987. Mr. Conway was Senior Vice President and Chief Financial Officer of MCI Communications Corporation from 1984 until 1987, and was a Vice President and Treasurer of MCI from 1981 to 1984. Mr. Conway presently serves on the Board of Directors of BDM International, Inc., GTS Duratek, Inc., Nextel Communications, Inc., Tracor Inc. and several privately held companies.

    Allan M. Holt was elected as a Director of the Company in 1996. He is a Managing Director of The Carlyle Group, a Washington, D.C.-based private merchant bank which he joined in 1991. He was previously with Avenir Group, a private investment and advisory group, and from 1984 to 1987 was Director of Planning and Budgets at MCI Communications Corporation, which he joined in 1982. Mr. Holt currently serves on the boards of several privately held companies.

    C. Robert Hanley has been a Director of the Company since its founding in 1969. Mr. Hanley was President and Chief Executive Officer of the Company from 1969 until 1985, when he became its Chairman and Chief Executive Officer. He retired in January 1996 and now serves as a consultant to the Company.

    Daniel R. Young has been a Director of the Company since 1977 and its President and Chief Executive Officer since 1996. Mr. Young joined the Company in 1976 as its Executive Vice President and became its President and Chief Operating Officer in 1985. Prior to joining the Company, Mr. Young was employed by Data Transmission Company as Executive Vice President and held various management positions at Texas Instruments Incorporated.

    Peter J. Clare was elected as a Director of the Company in 1996. He is currently a Principal with The Carlyle Group, a Washington, D.C.-based private merchant bank which he joined in 1992. Mr. Clare was previously with First City Capital, a private investment group. From 1987 to 1989, he worked in the mergers and acquisitions and merchant banking groups at Prudential-Bache. Mr. Clare currently serves on the boards of several privately held companies.

    Harry T. Marren was elected as a Director of the Company in 1997. He has been President of FDC Technologies, Inc. and its predecessor organization, Federal Data Systems Corporation, since 1989. Mr. Marren joined the Company in 1977 as General Manager of Operations and was promoted to Vice President in 1980 and Senior Vice President in 1988.

    Paul A. Taltavull has been Senior Vice President of the Solutions Group within FDC Technologies, Inc. since April 1997. Mr. Taltavull joined the Company in 1982 as a Federal Marketing Representative and has held a series of marketing management positions with the Company, including Senior Vice President of Marketing from 1992 to 1997. Before joining the Company, Mr. Taltavull was a sales representative for Hewlett-Packard Company and a practicing engineer for the U.S. Government.

    John W. Wayne has been Vice President of the Systems Integration Group of FDC Technologies, Inc. since 1990. He previously directed the Company's systems design and engineering group. He joined Federal Data Corporation in 1981 as an Operations Project Manager and was subsequently promoted to Director of Technical Services. Prior to joining the Company, Mr. Wayne was employed as a Systems Engineer with Inforex Incorporated and by TRW Data Systems as a Customer Engineer.

    James M. Dean has been Vice President and Chief Financial Officer of the Company since 1986 and its Treasurer since 1987. Mr. Dean joined Federal Data Corporation in 1983 as its Controller. He was previously employed by Price Waterhouse as a Senior Audit Manager.

    Michael D. Brant has been President of DoxSys, Inc. since April 1997. He joined FDC Technologies, Inc. in 1993 as Vice President and General Manager of DoxSys. From 1972 to 1992, Mr. Brant held various marketing positions with Xerox Corporation, including Vice President of Custom Systems Integration.

    Sterling E. Phillips, Jr. has been Vice President of corporate marketing of FDC Technologies, Inc. since April 1997. He joined FDC Technologies, Inc. in 1996 as Vice President of its Services Group. He was previously employed as Chief Operating Officer of TRI-COR Industries, Inc. and President of Business Development of the federal business unit of Computer Sciences Corporation. From 1968 through 1992, Mr. Phillips held various positions in management, sales and marketing with The IBM Corporation.

    Charles M. Mathews, Jr. has been Vice President of the Product Sales Group of FDC Technologies, Inc. since 1996. From 1990 through 1994, Mr. Mathews was President of Bohdan Associates, Inc. and President of the Atlantic region of AmeriData, Inc. from 1994 through 1995.

    Peter C. Belford, Sr. has been Vice President of the Services Group of FDC Technologies, Inc. since 1997 and President and Chief Operating Officer of NYMA, Inc. since 1994. Mr. Bedford joined NYMA in 1985 as its Executive Vice President. Mr. Belford was previously employed by Computer Sciences Corporation ("CSC") as Vice President, Product Management and Product Assurance. He joined CSC in 1977 as a Program Manager and became Assistant to the President of the System Sciences Division of that company, with executive management responsibilities.

    The Company does not currently pay any fees or remuneration to its directors for service on the Board and the Board has not established committees of the Board of Directors.

CONSULTING AGREEMENTS

    In January 1996, the Company and C. Robert Hanley entered into a 3-year consulting agreement. Under the terms of the agreement, Mr. Hanley consults on certain aspects of the Company's business and receives a consulting fee of $200,000 per year, maintains an office at the Company's Bethesda headquarters and participates in the Company's health insurance plan.

                             EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation paid by the Company for services rendered during the year ended December 31, 1996 to the Chief Executive Officers and to each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                  ANNUAL COMPENSATION           --------------------------------------------------
                                          -----------------------------------                SECURITIES
                                                                   OTHER        RESTRICTED   UNDERLYING
                                                                  ANNUAL          STOCK       OPTIONS/     LTIP       ALL OTHER
NAME AND                                  SALARY   BONUS(1)   COMPENSATION(2)    AWARD(S)     SARS(3)     PAYOUTS  COMPENSATION(4)
PRINCIPAL POSITION                          ($)      ($)            ($)            ($)          (#)         ($)          ($)
----------------------------------------  -------  --------   ---------------   ----------   ----------   -------  ---------------
Daniel R. Young(5) .....................  225,012   300,000       --               --          75,000       --          430,351
  (Chief Executive Officer)
C. Robert Hanley(6) ....................   10,418     --          --               --           --          --        2,341,260
  (Chief Executive Officer)
Harry T. Marren ........................  150,000   250,000       --               --          40,000       --          168,086
  (President, FDC Technologies, Inc.)
Paul A. Taltavull ......................  150,000   150,000       --               --          25,000       --          --
  (Senior Vice President)
John W. Wayne ..........................  102,000   160,000       --               --          15,000       --          --
  (Vice President)
James M. Dean ..........................  110,000   130,000       --               --          10,000       --          --
  (Vice President and Chief Financial
  Officer)

------------------------

(1) Bonus awards are reflected in the year to which they are attributable and not the year in which they are actually paid. Bonuses are awarded at the discretion of management subject to review by the Board of Directors.

(2) Fringe benefit amounts are omitted to the extent the aggregate value of such benefits is less than 10% of the salary and bonus, or $50,000.

(3) The options listed were awarded in 1996 pursuant to the Company's Stock Option Plan for Executives and Other Key Employees (the "Plan"). Under the Plan, 6% of the options granted become exercisable on December 31 of each year beginning on December 31, 1996 and ending December 31, 2001. The remaining 70% of the options granted become exercisable throughout a five-year period beginning December 31, 1996 based on satisfaction of certain financial criteria, including earnings and cash flow targets.

(4) Amounts shown include the dollar value of life insurance premiums paid on behalf of Messrs. Young ($430,351), Hanley ($2,149,593) and Marren ($168,086). Mr. Hanley also received $191,667 in consulting fees.

(5) Mr. Young was appointed Chief Executive Officer in January 1996.

(6) Resigned in January 1996.

    The following table sets forth information regarding the Company's Option Grants during the fiscal year ended December 31, 1996. The Company has granted no stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL
                                                                                                         REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF
                                                INDIVIDUAL GRANTS                                          STOCK
                                          ------------------------------                                   PRICE
                                           NUMBER OF                                                    APPRECIATION
                                          SECURITIES    PERCENT OF TOTAL                              FOR OPTION TERM
                                          UNDERLYING    OPTIONS GRANTED    EXERCISE OR                ----------------
                                            OPTIONS     TO EMPLOYEES IN    BASE PRICE    EXPIRATION     5%       10%
NAME                                      GRANTED (#)     FISCAL YEAR        ($/SH)         DATE        ($)      ($)
----------------------------------------  -----------   ----------------   -----------   ----------   -------  -------
Daniel R. Young.........................    75,000            30%              10         03/31/01    207,211  457,883
C. Robert Hanley........................     --            --                --             --          --       --
Harry T. Marren.........................    40,000            16%              10         03/31/01    110,513  244,204
Paul A. Taltavull.......................    25,000            10%              10         03/31/01     69,070  152,627
John W. Wayne...........................    15,000             6%              10         03/31/01     41,442   91,577
James M. Dean...........................    10,000             4%              10         03/31/01     27,628   61,051

    The following table sets forth for each of the Named Executive Officers the number of, and the value of, the exercisable and unexercisable stock options each of them held at December 31, 1996. None of the Named Executive Officers exercised a stock option during 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED             IN THE MONEY
                                                    OPTIONS                  OPTIONS AT FISCAL
                                            AT FISCAL YEAR-END (#)            YEAR-END ($)(1)
                                          ---------------------------   ---------------------------
NAME                                      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------  -----------   -------------   -----------   -------------
Daniel R. Young.........................     4,500         70,500         76,500        1,198,500
C. Robert Hanley........................     --            --              --             --
Harry T. Marren.........................     2,400         37,600         40,800          639,200
Paul A. Taltavull (2)...................     1,500         23,500         25,500          399,500
John W. Wayne (3).......................       900         14,100         15,300          239,700
James M. Dean (2).......................       600          9,400         10,200          159,800

------------------------

(1) No valuation of the common stock was made at year-end. The assumed value of $27.00 per share is based on the price paid for the common stock by all investors at the time of the NYMA Acquisition in May 1997, which management believes to be substantially higher than the year-end valuation.

(2) Excludes options to purchase 30,000 shares granted prior to the Recapitalization pursuant to FDC's 1987 Stock Incentive Plan, which options will be replaced with immediately exercisable options to purchase shares of FDC in a quantity and at a price that will preserve the economic value of the options prior to the Recapitalization.

(3) Excludes options to purchase 5,000 shares granted prior to the Recapitalization pursuant to FDC's 1987 Stock Incentive Plan, which options will be replaced with immediately exercisable options to purchase shares of FDC in a quantity and at a price that will preserve the economic value of the options prior to the Recapitalization.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth the ownership of common stock of the Company by each person known by the Company to be the owner of 5% or more of the Company's outstanding common stock, by each person who is a director or Named Executive Officer of the Company and by all directors and executive officers of the Company as a group.

                                                                                 PERCENTAGE OF
                                                                      NUMBER    ALL OUTSTANDING
BENEFICIAL OWNER(1)                                                 OF SHARES    COMMON STOCK
------------------------------------------------------------------  ----------  ---------------
TCG Holdings, L.L.C.(2)...........................................   2,447,272          84.1
William E. Conway, Jr.(3).........................................      --            --
Allan M. Holt(3)..................................................      --            --
C. Robert Hanley(4)...............................................      73,172           2.5
Daniel R. Young(5)(6).............................................     155,407           5.6
Peter J. Clare(3).................................................      --            --
Harry T. Marren(6)................................................      31,000           1.1
Paul A. Taltavull(6)..............................................      14,880         *
James M. Dean(6)..................................................       5,920         *
John W. Wayne(6)..................................................      12,000         *
All directors and executive offers as a group (13 persons)........     345,288          11.9

------------------------

*   less than one percent

(1) TCG Holdings, L.L.C., a Delaware limited liability company, is the sole managing member of TC Group, L.L.C., a Delaware limited liability company, which is the sole general partner of Carlyle Partners II, L.P., a Delaware limited partnership, Carlyle Partners III, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Islands limited partnership, Carlyle International Partners III, L.P., a Cayman Islands limited partnership, and certain other partnerships formed by Carlyle. The address of TCG Holdings L.L.C. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each beneficial owner has the sole power to vote, as applicable, and to dispose of all units owned by such beneficial owner.

(3) The address of such person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004.

(4) The address of C. Robert Hanley is 2808 Tarflower Way, Naples, Florida
    34105.

(5) 7,000 of these shares (0.3% of the total outstanding shares of the Company) are owned by the Daniel R. Young Irrevocable Unitrust U/A dated November 16, 1994, for which Daniel R. Young is the trustee.

(6) The address of such person is 4800 Hampden Lane, Bethesda, Maryland 20814.

                              CERTAIN TRANSACTIONS

    Concurrently with the acquisition of the Company by Carlyle in 1995, the Company entered into a management agreement (the "Management Agreement") with Carlyle for certain management and financial advisory services to be provided to the Company and its subsidiaries. The Management Agreement provides for the payment of annual management fees in an amount equal to $300,000.

    Carlyle received fees of $1.5 million and $0.5 million for advisory and other services rendered in connection with the Recapitalization and the NYMA Acquisition, respectively. Carlyle received a fee of $1.5 million for advisory and other services rendered in connection with the Sylvest Acquisition, the offering of the Private Notes and the Refinancing.

    In connection with the Recapitalization, the Company sold an airplane, the Company's financial services division, and a 10% limited partnership interest in a bankrupt partnership that previously held title to the office building in which the Company is located to an entity controlled by C. Robert Hanley, a Director of the Company and its former chief executive officer. Mr. Hanley purchased the above-described assets and assumed the related liabilities for approximately $2.4 million, the aggregate independent appraised value of the airplane and the financial services division. The Company attributed no value to the partnership interest. The Company entered into a three-year consulting agreement with Mr. Hanley and a three-year agreement for use of the airplane from an affiliate of Mr. Hanley. The consulting agreement provides for annual payments of $200,000, and the lease of the airplane provides for annual payments of $300,000 plus a usage charge which amounted to $55,632 during the year ended December 31, 1996.

    In connection with the Recapitalization, the stockholders of the Company executed a Holders Agreement dated as of November 30, 1995 (as amended, supplemented or replaced, the "Holders Agreement"). The Holders Agreement restricts transfer of the common stock of the Company (except to affiliates, to the public in a registered offering or pursuant to Rule 144 under the Securities Act, transfers in a merger or sale of the Company, or transfer pursuant to certain rights under the Holders Agreement). The Holders Agreement also provides for tag-along rights on transfers of more than 15% of the common stock, bring along rights with respect to more than 50% of the common stock and registration rights.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW SENIOR CREDIT FACILITY

    As a part of the refinancing of the Company, FDC entered into a new senior secured credit agreement (the "New Senior Credit Facility") shortly after the offering of the Private Notes. The New Senior Credit Facility is among the Company, its subsidiaries (as Subsidiary Guarantors), Bankers Trust Company (as agent) and the lenders party thereto. The New Senior Credit Facility consists of a $75.0 million revolving credit facility, including a subfacility for letters of credit (the "Revolving Loan").

    The Revolving Loan is evidenced by notes and matures on or before the fifth anniversary of the closing of the New Senior Credit Facility. Availability of Loans and Letters of Credit are subject to a borrowing base comprised of 85% of Eligible Receivables and 60% of Eligible Inventory (as such terms are defined in the New Senior Credit Facility).

    Mandatory reductions of outstanding principal amounts under the New Senior Credit Facility are required upon the occurrence of certain events.

    All outstanding loans under the New Senior Credit Facility bear interest at the Company's option at the base rate in effect from time to time plus 1.25% or the eurodollar rate plus 2.25% plus an additional 2.0% on overdue amounts. Interest in respect of base rate loans is payable quarterly in arrears on the last business day of each fiscal quarter. Interest in respect of eurodollar loans is payable at the end of the applicable interest period or, if earlier, quarterly.

    FDC's obligations under the New Senior Credit Facility are guaranteed by all direct and indirect domestic subsidiaries of FDC and are secured by a lien on all assets (present and future, tangible and intangible) of FDC and the Subsidiary Guarantors, with such exceptions as are satisfactory to the lenders.

    The New Senior Credit Facility contains customary covenants restricting the incurrence of debt (except for the Notes and the existing Floor Plan Financing Facility (as defined), as amended, modified or replaced), and encumbrances on or sales of assets, limiting mergers and acquisitions except Permitted Acquisitions (as defined in the New Senior Credit Facility) and restricting dividends, investments and changes of control, providing for the maintenance of certain financial ratios and various other financial and other covenants and restrictions.

FLOOR PLAN FINANCING FACILITY

    On September 17, 1996, Sylvest entered into the Agreement for Wholesale Financing and the STAR Agreement (Short Term Accounts Receivable Program) with Deutsche Financial Services Corporation ("DFS") (as amended or replaced from time to time, collectively, the "Floor Plan Financing Facility") to facilitate the purchase of inventory by Sylvest from approved vendors for prompt resale to customers. In return, Sylvest granted DFS a first priority security interest in the assets financed by DFS and certain other rights and assets. The Floor Plan Financing Facility currently contains certain financial covenants, which if breached may require FDC to return to Sylvest moneys paid by Sylvest to FDC in the previous month to the extent such repayments are necessary to cure such breach.

SELLER NOTES

    On January 4, 1996, in connection with the Recapitalization, the Company issued an aggregate principal amount of $7.0 million of 9% Increasing Rate Subordinated Notes (the "FDC Notes") due on the later of (i) six months after the indefeasible payment of all amounts owed under the Company's senior credit facility (including any refinancing thereof), to the extent the term of the senior credit facility is extended in connection with a default or anticipated default and (ii) July 4, 2003. The FDC Notes accrue interest at 9% from January 4, 1996 through January 3, 1999, 11% from January 4, 1999 through December 31, 2002 and 13% thereafter. Interest on the FDC Notes is payable semi-annually beginning

July 4, 1996; provided, however, that any amount of cash interest which is not paid on the FDC Notes as a result of payment restrictions under any "senior debt" (as defined in the FDC Notes) will be paid by the issuance of payment-in-kind notes. The interest payments of $316,485 due July 4, 1996 and $330,727 due January 4, 1997 were made through the issuance of payment-in-kind notes.

    On May 2, 1997, in connection with the NYMA Acquisition, the Company issued an aggregate principal amount of $5.0 million of 9% Increasing Rate Subordinated Notes (the "NYMA Notes") due on the later of (i) six months after the indefeasible payment of all amounts owed under the Company's senior credit facility (including any refinancing thereof), to the extent the term of the senior credit facility is extended in connection with a default or anticipated default and (ii) November 2, 2004. The NYMA Notes accrue interest at 9% from May 2, 1997 through May 2, 2000, 11% from May 3, 2000 through May 3, 2003 and 13%
thereafter. Interest on the NYMA Notes will be payable semi-annually beginning November 2, 1997; provided, however, that any amount of cash interest which is not paid on the NYMA Notes as a result of payment restrictions under any "senior debt" (as defined in the NYMA Notes) will be paid by the issuance of payment-in-kind notes.

    On June 30, 1997, in connection with the Sylvest Acquisition, the Company issued an aggregate principal amount of $7.0 million of 9% Increasing Rate Subordinated Notes (the "Sylvest Notes") due on the (i) later of six months after the indefeasible payment of all amounts owed under the Company's senior credit facility (including any refinancing thereof), to the extent the term of the senior credit facility is extended in connection with a default or anticipated default and (ii) December 31, 2004. The Sylvest Notes accrue interest at 9% from June 30, 1997 through June 30, 1999, 11% from July 1, 1999 through June 30, 2001 and 13% thereafter. Interest on the Sylvest Notes will be payable semi-annually beginning December 31, 1997; provided, however, that any amount of cash interest which is not paid on the Sylvest Notes as a result of payment restrictions under any "senior debt" (as defined in the Sylvest Notes) will be paid by the issuance of payment-in-kind notes.

    Each of the Seller Notes contain financial covenants. A portion of the outstanding FDC Notes and Sylvest Notes were repaid with the proceeds of the offering of the Private Notes.

                              DESCRIPTION OF NOTES

GENERAL

    The Notes were issued under an Indenture (the "Indenture") dated as of July 15, 1997, by and among the Company, the Subsidiary Guarantors and Norwest Bank, Minnesota, National Association, as Trustee (the "Trustee").

    The following summaries of certain provisions of the Indenture hereunder do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms included herein. Wherever particular defined terms of the Indenture are referred to herein, such defined terms shall be incorporated herein by reference. Unless the context otherwise requires, references to defined terms refer to defined terms of the Indenture.

    The Notes are unsecured senior subordinated obligations of the Company, are guaranteed on a senior subordinated unsecured basis by the Subsidiary Guarantors, are limited to $175,000,000 aggregate principal amount, of which $105,000,000 aggregate principal amount were issued in the offering of the Private Notes, and mature on August 1, 2005. Additional amounts may be issued in one or more series from time to time subject to the limitations set forth under "--Certain Covenants--Limitation on Indebtedness" and the restrictions contained in the Senior Credit Facility. The Notes are subordinated to Senior Indebtedness of the Company as described below under "--Subordination."

    As of the consummation of the offering of the Private Notes, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

TERMS OF NOTES

    The Notes mature on August 1, 2005, and bear interest at the rate per annum stated on the cover page hereof from the date of issuance, payable semiannually in arrears on each February 1 and August 1 commencing on February 1, 1998, to the persons who are registered holders thereof at the close of business on the January 15 or July 15 preceding the applicable interest payment date. The Notes are payable both as to principal and interest at the office of the agent of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the Notes holder register. Unless otherwise designated by the Company, the Company's agent in New York will be at the office of the Trustee maintained for such purpose. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Notes are transferable and exchangeable at the offices of the Registrar. The Notes were issued in fully registered form, without coupons, in principal amounts of $1,000 and any integral multiple thereof.

OPTIONAL REDEMPTION

    Except as provided below, the Notes may not be redeemed prior to August 1, 2001. On or after such date, the Notes may be redeemed at the option of the Company, at any time as a whole, or from time to time in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month periods commencing August 1:

                                                                                   REDEMPTION
                                                                                      PRICE
                                                                                   -----------
2001.............................................................................     105.063%
2002.............................................................................     103.375%
2003.............................................................................     101.688%
2004 and thereafter..............................................................     100.000%

    Notwithstanding the foregoing, at any time prior to August 1, 2000, the Company may redeem, in part and from time to time, with the net proceeds of one or more Public Equity Offerings, up to 35% aggregate principal amount of the Notes originally issued in the offering of the Private Notes at a redemption price equal to 110.125% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the redemption date; PROVIDED that at least 65% of the aggregate principal amount of the Notes originally issued in the offering of the Private Notes remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

    At any time on or prior to August 1, 2001, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Company may not redeem Notes pursuant to this paragraph if it has made a Change of Control Offer (as defined) with respect to such Change of Control.

NOTICES AND SELECTIONS

    In the event of a redemption of less than all of the Notes, the Notes will be selected for redemption by the Trustee PRO RATA, by lot or by any other method that the Trustee considers fair and appropriate and, if the Notes are listed on any securities exchange, by a method that complies with the requirements of such exchange; PROVIDED, HOWEVER, that if partial redemption is made with the proceeds of a Public Equity Offering prior to August 1, 2000, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis unless such method is otherwise prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest). Notes that are redeemed by the Company or that are purchased by the Company pursuant to a Net Proceeds Offer as described under "--Limitation on Asset Sales" or pursuant to a Change of Control Offer as described under "--Change of Control" or that are otherwise acquired by the Company will be surrendered to the Trustee for cancellation.

SUBORDINATION

    The payment of all obligations on the Notes is subordinated in right of payment to the prior payment in full, in cash or Cash Equivalents, of all Obligations on the Senior Indebtedness. Upon any payment or distribution of assets of the Company to the creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, all obligations with respect to all Senior Indebtedness shall first be paid in full, in cash or Cash Equivalents, before any payment or distribution is made on account of any

Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise; and until all such Obligations with respect to all Senior Indebtedness are paid in full, in cash or Cash Equivalents, any distribution to which the holders of the Notes would be entitled but for the subordination provisions will be made to the holders of Senior Indebtedness as their interests may appear. If (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, or other amounts due and owing on, any Senior Indebtedness or (ii) any default occurs and is continuing with respect to any Significant Senior Indebtedness resulting in the acceleration of the maturity of all or any portion of any Significant Senior Indebtedness, no payment shall be made by or on behalf of the Company or any of its Subsidiaries or any other person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise, except out of a trust theretofore established pursuant to the provisions of the Indenture described under "Satisfaction and Discharge of the Indenture; Covenant Defeasance" (PROVIDED that payment into such trust was not made during any period in which payment on the Notes is blocked pursuant to the subordination provisions of the Indenture) and except by issuance of Junior Securities. In addition, if any other event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Notes) with respect to the Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness permitting the holders of such Designated Senior Indebtedness then outstanding, or their Representative, to accelerate the maturity thereof and if the Representative for the Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until the date, if any, on which all Designated Senior Indebtedness to which such event of default relates is discharged or the Representative for the Designated Senior Indebtedness gives notice that all events of default have been cured or waived or have ceased to exist or the Trustee receives written notice from the Representative for the Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), none of the Company or any of its Subsidiaries or any other person on its or their behalf shall (x) make any payment with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Notes was due. Only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing (it being acknowledged that any action of the Company or its Subsidiaries occurring subsequent to delivery of a Default Notice that would give rise to any event of default pursuant to any provision under which an event of default previously existed (or was continuing at the time of delivery of such Default Notice) shall constitute a new event of default for this purpose) on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of the Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

    By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness, including the holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness.

    At June 30, 1997, after giving effect to the offering of the Private Notes and application of the net proceeds therefrom, the Company would have had $10.2 million of Senior Indebtedness (representing revolving line of credit borrowings of $6.2 million and $4.0 million of undrawn letters of credit) and $113.0 million of senior subordinated indebtedness (representing $105.0 million of Private Notes and $8.0 million of Seller Notes) outstanding and the Subsidiary Guarantors would have had $6.4 million of Guarantor Senior Indebtedness outstanding (excluding guarantees of Indebtedness under the New Senior Credit Facility). The Subsidiary Guarantors also would have had $14.2 million of secured nonrecourse notes and nonrecourse obligations under capital leases.

CHANGE OF CONTROL

    Upon a Change of Control, each holder of Notes shall have the right to require that the Company repurchase all or a portion of such holder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to any Repurchase Date (subject to the rights of the holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms set forth below (the "Change of Control Offer").

    Within 30 days following the date upon which the Change of Control occurred, if the Company has not made a redemption offer pursuant to the third paragraph under "Optional Redemption", the Company must send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be not earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date.

    The Indenture requires that if the Senior Credit Facility is in effect, or any amounts are owing thereunder, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Obligations under the Senior Credit Facility or offer to repay in full all Obligations under the Senior Credit Facility and repay the Obligations under the Senior Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; PROVIDED that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (c) under "Events of Default" below if not cured within 30 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the Senior Credit Facility or obtain requisite consents under the Senior Credit Facility. Failure by the Company to make a Change of Control Offer when required by the Indenture constitutes a Default under the Indenture and, if not cured within 30 days after notice, constitutes an Event of Default.

    The Company will comply with all applicable securities laws in connection with any Change of Control Offer, including Rule 14e-1 under the Exchange Act.

CERTAIN COVENANTS

    LIMITATION ON INDEBTEDNESS

    The Company may not create, incur, issue, assume, guarantee or otherwise become liable for, contingently or otherwise (collectively, "issue"), directly or indirectly, any Indebtedness, and may not permit any Restricted Subsidiary to issue, directly or indirectly, any Indebtedness; PROVIDED that the Company or a Subsidiary Guarantor may issue Indebtedness if the Operating Coverage Ratio of the Company is greater than (x) 1.75 to 1.0, if the date of such issuance is on or prior to August 1, 1999, or (y) 2.00 to 1.0, if the date of such issuance is after August 1, 1999.

    The above limitation will not apply to the issuance of the following
Indebtedness: (a)(1) Indebtedness pursuant to the Senior Credit Facility, in an aggregate principal amount at any time outstanding not to exceed the greater of
(x) $75.0 million and (y) the sum of 85% of Eligible Receivables and 60% of Eligible Inventory, in each case, as defined in the Senior Credit Facility (but including accounts and inventory in which the lenders under any Floor Plan Financing Facility have a security interest), as in effect on the Issue Date (the "Borrowing Base") less, in either case, the aggregate principal amount of Indebtedness then outstanding pursuant to clause (a)(2) below, permanently reduced by repayments of term loans or revolving loans out of the Excess Net Proceeds of Asset Sales actually made (other than temporary reductions of revolving loan balances pending application as permitted by the covenant described under "Limitation on Asset Sales"), and
(2) Indebtedness pursuant to any Floor Plan Financing Facility in an aggregate principal amount not to exceed the greater of (x) $75.0 million and (y) the Borrowing Base less, in either case, the aggregate principal amount of Indebtedness then outstanding pursuant to the Senior Credit Facility; (b) the Notes and the Subsidiary Guarantees; (c) Indebtedness owed to the Company or a Restricted Subsidiary by the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that any transfer of such Indebtedness (excluding a pledge or other transfer thereof intended to create a security interest therein, but including any enforcement thereof other than an enforcement that results in the repayment of an obligation permitted by the terms of this covenant) to a person other than the Company or a Restricted Subsidiary will be deemed for the purposes of this covenant to constitute, in each case, the issuance of such Indebtedness by the issuer thereof; (d) Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness described in clause (a), (b) or (c) above) outstanding as of the Issue Date, which Indebtedness is not contemplated to be repaid with the proceeds of the offering of the Private Notes; (e) Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to refinance, extend, renew, substitute, replace or refund or pay at maturity (including any mandatory sinking fund payment), any Indebtedness issued pursuant to the covenant described in the first paragraph of this "Limitation on Indebtedness" covenant or clauses (b) and (d) above and (j) below (the "Refinancing Indebtedness"); PROVIDED that (l) the principal amount of such Refinancing Indebtedness (or, if such Indebtedness is issued with original issue discount, the amount equal to the original issue price of such Indebtedness plus accretion, if any) shall not exceed the principal amount and accrued interest of the Indebtedness so refinanced (plus the amount of any premiums required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or such Restricted Subsidiary in connection therewith), (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (3) if the Indebtedness being refinanced is subordinate in right of payment to the Notes or any Guarantee, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes or any Guarantee, on terms, considered as a whole, at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being refinanced, if any; and (4) if the Indebtedness to be refinanced is Indebtedness of the Company, such Refinancing Indebtedness will only be permitted by this clause (e) if it is Indebtedness of the Company;
(f) Indebtedness incurred by the Company or any Restricted Subsidiary under Hedging Obligations; PROVIDED that (x) in the case of an Interest Rate Agreement, the notional principal amount thereof does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates and (y) in the case of a Currency Agreement, such Currency Agreement does not increase the Indebtedness of the Company and its Subsidiaries other than as a result of fluctuations in foreign currency exchange or by reason of fees, indemnities and compensation payable thereunder; (g) Indebtedness incurred by the Company or any Restricted Subsidiary under performance bonds, letter of credit obligations to provide security for worker's compensation claims, payment obligations in connection with self-insurance or similar requirements and bank overdrafts incurred in the ordinary course of business; PROVIDED that any Obligations arising in connection with such bank overdraft Indebtedness is extinguished within five business days; (h) Indebtedness incurred by the Company or any Restricted Subsidiary and arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, from guarantees or letters of credit, surety bonds or performance bonds securing any Obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, in a principal amount not to exceed the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of the Company in good faith) actually received by the Company or any Restricted Subsidiary in connection with such dispositions; (i) Indebtedness of the Company in an aggregate principal amount not to exceed $5.0 million at any time outstanding in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or any corporation of which the Company is a Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees of the Company or any Subsidiary of the Company (or their estates or beneficiaries under their estates) and which were issued pursuant to any stock option or other equity incentive plan, upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option or other equity incentive plan or any other agreement under which such shares of capital stock, options, related rights or similarly securities were issued; PROVIDED that (1) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Notes at least to the extent that the Notes are subordinated in right of payment to Senior Indebtedness, and (2) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made at any term prior to one year after the stated maturity of the Notes; (j) Acquired Indebtedness that is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than the Subsidiary acquired subject to such Acquired Indebtedness and its assets), and is not guaranteed by any such person; PROVIDED that, with respect to the incurrence of more than $5.0 million of such Acquired Indebtedness at any time outstanding, after giving PRO FORMA effect to the incurrence thereof, the Company could incur at least $1.00 of Indebtedness under the first paragraph of this "Limitation on Indebtedness" covenant; (k) Indebtedness issued as pay-in-kind interest in lieu of cash interest under the terms of and pursuant to the Seller Notes or any other Indebtedness that is incurred in accordance with the Indenture which is expressly subordinated in right of payment to the Notes to at least the same extent as payment on the Notes is subordinated to payment on Senior Indebtedness; (l) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and Restricted Subsidiaries, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in aggregate principal amount not to exceed $5.0 million at any time outstanding; (m) lease financings and notes payable of the Company or its Restricted Subsidiaries which are classified as nonrecourse in accordance with GAAP, in each case entered into in the ordinary course of business and consistent with past practice and secured solely by the equipment, proceeds therefrom and associated lease payments in an aggregate principal amount at any time outstanding not to exceed 20% of the Total Assets at the time of issuance of such Indebtedness; and (n) additional Indebtedness of the Company and Restricted Subsidiaries, which may, but need not be incurred under the Senior Credit Facility, in an aggregate principal amount not to exceed $7.5 million at any time outstanding. Notwithstanding any other provision of this covenant, a guarantee by a Subsidiary Guarantor or the Company of Indebtedness incurred in accordance with the terms of the Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (n) in the second paragraph of this covenant or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; PROVIDED that all outstanding Indebtedness under the Senior Credit Facility or any Floor Plan Financing Facility immediately following the offering of the Private Notes shall be deemed to have been incurred pursuant to clause (a) of the second paragraph of this covenant. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

    LIMITATION ON ADDITIONAL SENIOR SUBORDINATED DEBT

    Neither the Company nor any Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Indebtedness of such person and senior in any respect of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be.

    LIMITATION ON RESTRICTED PAYMENTS

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (i) declare or pay any dividend or make any distribution in either case on account of the Company's Capital Stock to the holders of the Company's Capital Stock (except dividends or distributions payable in the Company's Capital Stock), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock (including any option or warrant to purchase Capital Stock) of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations or the Seller Notes, or (iv) make any Investment other than a Permitted Investment (any such dividend, distribution, payment, purchase, redemption, defeasance, other acquisition or retirement or Investment being hereinafter referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (a) a Default or Event of Default has occurred and is continuing (or would result therefrom); (b) the Company is not able to incur $1.00 of additional Indebtedness under the first paragraph of the covenant described under "Limitation on Indebtedness"; or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments subsequent to the Issue Date would exceed the sum of (A) the aggregate Net Cash Proceeds received by the Company from any offering of the Qualified Capital Stock of the Company, or of any entity of which the Company is a direct or indirect Subsidiary, to the extent the proceeds thereof shall have been contributed as common equity to the Company, and the amount of any other capital contributions received by the Company in cash subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date"), (B) 50% of the cumulative Consolidated Net Income of the Company subsequent to the Issue Date and on or prior to the Reference Date or minus 100% of any cumulative deficit in Consolidated Net Income during such period, (C) to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary subsequent to the Issue Date is sold or liquidated for cash, the lesser of (1) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (2) the initial amount of such Investment (in each case to the extent not included in clause (B) above), and (D) $5.0 million.

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prevent (i) the declaration and payment of any dividends paid within 60 days after the date of declaration thereof if, at such date of declaration, such dividend would have complied with this covenant, (ii) if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, any purchase or redemption of Capital Stock or any Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Qualified Capital Stock of the Company (other than Capital Stock issued or sold to a Restricted Subsidiary),
(iii) if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the repurchase, redemption or other repayment of any Subordinated Obligations in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Subordinated Obligations with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Obligations repurchased, redeemed or repaid, (iv) any payment by the Company or any Restricted Subsidiary of the Company (a) in connection with repurchases of Equity Interests or Subordinated Obligations of the Company following the death, disability or termination of employment of members of management, and (b) of amounts (to the extent such payments would

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otherwise constitute Restricted Payments) required to be paid by the Company or any of its Restricted Subsidiaries to participants in employee benefit plans upon termination of employment by such participants, as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed $2.0 million in any fiscal year; PROVIDED that any unused amounts may be carried over to any subsequent fiscal year subject to a maximum amount of $5.0 million in any fiscal year; PROVIDED, FURTHER, that such amount in any fiscal year may be increased by an amount not to exceed (i) the cash proceeds from the sale of Equity Interests of the Company to members of management, directors or consultants of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of subclause (c) of the preceding paragraph) plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date less (iii) the amount of any Restricted Payments previously made pursuant to clauses (i) and (ii); and PROVIDED, FURTHER, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture, (v) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under "--Certain Covenants--Limitation on Asset Sales" below or any other disposition of assets not constituting an Asset Sale by reason of the $500,000 threshold contained in the definition thereof, (vi) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise of such options, (vii) Investments in Unrestricted Subsidiaries that are made with Excluded Contributions, (viii) if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued after the Issue Date; PROVIDED, HOWEVER, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on a pro forma basis, the Company and its Restricted Subsidiaries would have had an Operating Coverage Ratio greater than (x) 1.75 to 1.0, if the date of such incurrence is on or prior to August 1, 1999, or (y) 2.00 to 1.0, if the date of incurrence is after August 1, 1999, (ix) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ix) that are at that time outstanding, not to exceed $5.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (x) prepayments of Seller Notes in an amount not to exceed $11.7 million in connection with the Transactions and, after the Issue Date, additional prepayments of Seller Notes in an amount not to exceed $2.0 million in any fiscal year; PROVIDED that any unused amounts may be carried over to any subsequent fiscal year; PROVIDED that, for purposes of determining whether Restricted Payments can be made pursuant to the previous paragraph, all payments made pursuant to clauses (i), (iv), (viii) and (ix) shall be included and payments made pursuant to all other clauses specified above shall not be so included.

    LIMITATION ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or a Restricted Subsidiary, (ii) make any loans or advances to the Company or a Restricted Subsidiary or (iii) transfer any of its property or assets to the Company, except any such encumbrance or restriction under or by reason of (a) applicable law or any applicable rule, regulation or order, (b) the Indenture and the Notes, (c) the Senior Credit Facility or any Floor Plan Financing Facility, (d) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenants described under "--Limitation on Liens" that

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limit the right of the debtor to dispose of the assets securing such
Indebtedness, (e) customary net worth provisions contained in leases and other agreements entered into in the ordinary course of business, (f) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (g) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements, (h) any other instrument governing Indebtedness incurred on or after the Closing Date or any refinancing thereof that is incurred in accordance with the Indenture, PROVIDED that the encumbrance or restriction contained in any such Indebtedness or any such refinancing thereof is no more restrictive and no more unfavorable to the holders of the Notes than that contained in the Senior Credit Facility or any Floor Plan Financing Facility as in effect on the Closing Date, (i) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Restricted Subsidiary, (j) Acquired Indebtedness; PROVIDED that (x) such restriction is not applicable to any person, or the properties or assets of any person, other than the person acquired, and (y) such Indebtedness is otherwise permitted to be incurred pursuant to the "Limitation on Indebtedness" covenant and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

    LIMITATION ON ASSET SALES

    The Company may not, and may not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of each such Asset Sale at least equal to the fair market value (as specified in an Officers' Certificate with respect to any Asset Sale of less than $2.0 million and as determined by the Board of Directors of the Company in good faith with respect to Asset Sales in excess of $2.0 million) of the assets sold; (ii) not less than 75% (100% in the case of lease payments) of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash; PROVIDED that any note or other obligation received by the Company (or such Restricted Subsidiary, as the case may be) that is converted into cash within 30 days after receipt and any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than Contingent Liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (ii); and (iii) the Company within 365 days of such Asset Sale (x) reinvests or causes a Restricted Subsidiary to reinvest (including by way of acquisitions) the Net Cash Proceeds of any Asset Sale into one or more of the then existing businesses of the Company and its Subsidiaries or any Similar Business; or (y) applies or causes to be applied such Net Cash Proceeds to the permanent reduction of outstanding Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be; or (z) after such time as the accumulated Excess Net Proceeds equal or exceed $10.0 million, applies or causes to be applied such Excess Net Proceeds to the purchase of Notes tendered to the Company for purchase at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase pursuant to an offer to purchase by the Company (a "Net Proceeds Offer") as set forth below; PROVIDED, HOWEVER, that the Company shall have the right to exclude Asset Sales the net proceeds of which in the aggregate do not exceed $2.0 million annually from the calculation of accumulated Net Cash Proceeds; PROVIDED, FURTHER, to the extent Net Cash Proceeds have not been applied pursuant to clause (x), (y) or (z) above within 325 days of an Asset Sale, such Net Cash Proceeds shall be held in a segregated account pending such application. Pending the final application of any such Net Cash Proceeds, the Company or Restricted Subsidiary, as the case may be, may temporarily reduce Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

    The Company will be required under the Senior Credit Facility to apply certain net proceeds of asset sales to the repayment of Obligations thereunder.

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    Each Net Proceeds Offer will be mailed to record Holders of Notes as shown on the register of Holders not less than 365 nor more than 395 days after the relevant Asset Sale, with a copy to the Trustee, shall specify the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) and shall otherwise comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered). If the aggregate purchase price of Notes tendered pursuant to the Net Proceeds Offer is less than the Net Cash Proceeds allotted to the purchase of the Notes, the Company may apply the remaining Net Cash Proceeds for general corporate purposes.

    The Company will comply with all applicable securities laws in connection with any Net Proceeds Offer, including Rule 14e-1 under the Exchange Act.

    LIMITATION ON LIENS

    The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is PARI PASSU with the Notes or a Guarantee, then the Notes or such Guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes or a Guarantee, any such Lien shall be subordinated to the Lien granted to the holders of the Notes or such Guarantee, as the case may be, to the same extent as such Subordinated Obligations are subordinated to the Notes.

    LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    The Company will not, if such action would cause a Subsidiary not to be a Controlled Subsidiary, (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than Liens on such Capital Stock securing Obligations under Senior Indebtedness or Guarantor Senior Indebtedness) or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other, in any such case, than to the Company or a Controlled Subsidiary. The foregoing restrictions shall not apply to an Asset Sale made in compliance with "--Limitation on Asset Sales" or the issuance of Preferred Stock in compliance with the covenant described under "--Limitation on Indebtedness."

    GUARANTEES OF CERTAIN INDEBTEDNESS

    The Company will not permit any of its Subsidiaries, directly or indirectly, to incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the Senior Credit Facility or any refunding or refinancing thereof in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee, such Guarantee to be a senior subordinated unsecured obligation of such Subsidiary. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes or the Guarantees to reflect any such subsequent Guarantee. Nothing in this covenant shall be construed to permit any Subsidiary of the Company to incur Indebtedness otherwise prohibited by the "Limitation on Indebtedness" covenant.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, following the Issue Date, enter into or permit to exist any transaction with any Affiliate of the Company or any Significant Stockholder of the Company (an "Affiliate Transaction") unless such transaction is on

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terms that are fair and reasonable to the Company or such Subsidiary and no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate of the Company or a Significant Stockholder of the Company; PROVIDED that in the event such transaction or series of related transactions involves aggregate consideration in excess of $2.0 million, the foregoing determination as to fairness shall be made by a majority of the Disinterested Directors of the Board of Directors of the Company as evidenced by a Board Resolution; PROVIDED, FURTHER, that in the event such transaction or series of related transactions involves aggregate consideration in excess of $10.0 million, the Company shall, in addition to obtaining the approval of the Disinterested Directors of its Board of Directors, obtain a written opinion of an Independent Financial Advisor stating that the terms of such transaction are fair and reasonable to the Company or such Subsidiary from a financial point of view; PROVIDED, HOWEVER, that (i) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder, (ii) transactions between or among or for the benefit of the Company and its Subsidiaries, which are not otherwise prohibited by the Indenture, (iii) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business, (iv) Restricted Payments permitted by the provisions of the Indenture described above under "--Limitation on Restricted Payments," (v) provision of administrative or management services by the Company or its Subsidiaries or any of their officers to any of their respective Subsidiaries in the ordinary course of business, (vi) arm's length transactions entered into in the ordinary course of business between the Company or any Restricted Subsidiary and any Affiliate of the Company or any Significant Stockholder of the Company engaged in a Similar Business and (vii) transactions contemplated by any agreement as in effect as of the Closing Date or any amendment thereto so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect and so long as the amounts paid by the Company and the Restricted Subsidiaries under any such amended agreement do not exceed the amounts payable by the Company and the Restricted Subsidiaries on the Closing Date, in each case, shall not be deemed Affiliate Transactions.

    LIMITATION ON MERGERS AND CERTAIN OTHER TRANSACTIONS

    The Company, in a single transaction or through a series of related transactions, shall not consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets unless (i) either the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other person hereinafter referred to as the "Surviving person") shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and if other than the Company shall expressly assume, by an indenture supplement, all of the obligations of the Company under the Notes and the Indenture; (ii) immediately after and giving effect to such transaction and the assumption contemplated by clause (i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, the Surviving person could incur at least $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" covenant and (iii) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving person shall have delivered to the Trustee an officers' certificate stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties

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
and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii), (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

    The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

GUARANTEES

    Each Subsidiary Guarantor unconditionally guarantees, jointly and severally, to each holder and the Trustee, subject to subordination provisions substantially the same as those described above, the full and complete payment of principal of and interest on the Notes. Upon (i) the release by the lenders under the Senior Credit Facility, related documents and future refinancings thereof of all guarantees of a Subsidiary Guarantor and all Liens on the property and assets of such Subsidiary Guarantor relating to such Indebtedness, or (ii) the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to an entity which is not a subsidiary of the Company, which is otherwise in compliance with the Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture and its Guarantee; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under the Senior Credit Facility and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer.

    The Indebtedness evidenced by each Guarantee (including the payment of principal of, premium, if any, and interest on the Notes) will be subordinated on the same basis to Guarantor Senior Indebtedness (defined with respect to the Indebtedness of a Guarantor in the same manner as Senior Indebtedness is defined with respect to the Company) as the Notes are subordinated to Senior Indebtedness. See "--Subordination" above.

    The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under the Guarantee, not constitute a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a PRO RATA amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

    Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor):
PROVIDED that either (x) the transaction is an Asset Sale consummated in accordance with the "Limitation on Asset Sales" covenant or (y)(a) if the surviving corporation is not the Subsidiary Guarantor, the surviving corporation agrees to assume such Subsidiary Guarantor's Guarantee and all its obligations pursuant to the Indenture and (b) such transaction does not (i) violate any covenants set forth in the Indenture or (ii) result in a Default or Event of Default immediately thereafter that is continuing.

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    Separate financial statements of the Subsidiary Guarantors are not included herein because such Subsidiary Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Subsidiary Guarantors are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

EVENTS OF DEFAULT

    An "Event of Default" is defined in the Indenture to mean (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days (whether or not prohibited by the subordination provisions of the Indenture); (b) default in the payment of all or any part of the principal on any of the Notes when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise (whether or not prohibited by the subordination provisions of the Indenture); (c) failure on the part of the Company or any Subsidiary Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Company or any Subsidiary Guarantor in the Notes or in the Indenture for a period of 30 days after receipt of written notice specifying such failure, stating that such notice is a "Notice of Default" under the Indenture and demanding that the Company or such Subsidiary Guarantor, as the case may be, remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; (d) a default under any Indebtedness of the Company or any of its Restricted Subsidiaries, whether such Indebtedness now exists or shall hereinafter be created, if both
(A) such default either (i) results from the failure to pay principal on Indebtedness at the final maturity of the respective issue of Indebtedness and such failure continues for a period of 10 days or more, or (ii) results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and such acceleration has not been rescinded, canceled or otherwise cured within 10 days after receipt of notice of acceleration by the Company and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or the maturity of which has been so accelerated, in each case with respect to which the 10-day period described above has passed, aggregates in excess of $10.0 million at any one time; (e) any final judgment or order for the payment of money shall be rendered against the Company or any Significant Subsidiary of the Company by a court of competent jurisdiction in excess of $10.0 million individually or in the aggregate for all such judgments or orders against all such persons that are not stayed, bonded or discharged and there is a period of 60 consecutive days, after written notice has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; (f) certain events of bankruptcy with respect to the Company and its Significant Subsidiaries; or (g) any Subsidiary Guarantee shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of the Company or any Guarantor denies that it has any further liability under any Subsidiary Guarantee or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture).

    If an Event of Default (other than an Event of Default specified in clause
(f) above with respect to the Company) occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), may declare the entire principal amount of and accrued interest on the Notes to be due and payable immediately, and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facility, shall become due and payable upon the first to occur of an acceleration under the Senior Credit Facility, or 5 business days after receipt by the Company and the Representative under the Senior Credit Facility of such Acceleration Notice, unless all Events of Default specified in such Acceleration Notice (other than any Event of Default in respect of non-payment of

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principal) shall have been cured or waived. In the event of a declaration because an Event of Default set forth in clause (d) of the preceding paragraph has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the missed payments in respect of such Indebtedness have been paid or if the holders of the Indebtedness that is subject to acceleration have rescinded their declaration of acceleration and the Trustee has received written notice of such Indebtedness having been repaid in full, in each case within 60 days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal or interest which have become due solely because of the acceleration, have been cured or waived and (iii) the Company has delivered an Officer's Certificate to the Trustee to the effect of clauses (i) and (ii) above. If an Event of Default specified in clause (f) above occurs with respect to the Company, the principal amount of and accrued interest on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

    The declaration of acceleration is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is unenforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Notes, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

    The holders of a majority in outstanding aggregate principal amount of the Notes by notice to the Trustee may on behalf of the holders of the Notes waive any existing Default or Event of Default under the Indenture and its consequences, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

    No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in principal amount of the outstanding Notes have made written request, and offered indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee has not within such 30-day period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or accrued interest on, such Note on or after the respective due dates expressed in such Note.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is in the interest of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred under the Indenture during the previous year. The Company is also required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of events which would

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constitute certain Defaults under the Indenture, their status and what action the Company is taking or proposes to take in respect thereof.

TRANSFER

    The Notes were issued in registered form and are transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges. The Notes were issued in a transaction exempt from registration under the Act and are subject to transfer restrictions. The registered holder of a Note may be treated as the owner of it for all purposes.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee or stockholder, as such, of the Company or any Subsidiary shall have any liability for any obligations of the Company or any Subsidiary under the Notes, any Subsidiary Guarantee or the Indenture. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This provision does not affect any possible claims under the federal securities laws.

SATISFACTION AND DISCHARGE OF THE INDENTURE; COVENANT DEFEASANCE

    The Indenture will cease to be of further effect as to all outstanding Notes (except as to (a) rights of registration of transfer, substitution, exchange and the Company's right of optional redemption and prepayment, (b) rights of holders to receive payments of principal of and interest on the Notes and any other rights of the holders thereof with respect to the amounts deposited with the Trustee under the provisions referred to in this paragraph, (c) the rights, obligations and immunities of the Trustee under the Indenture and (d) certain other specified provisions in the Indenture) when (x) all outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (y) the Company shall have paid or caused to be paid the principal of and interest on the Notes as and when the same shall have become due and payable or (z)(i) the Notes not previously delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption upon delivery of notice and (ii) the Company shall have deposited with the Trustee, as trust funds, the entire amount in cash sufficient to pay the principal of and interest on the outstanding Notes to maturity or redemption, as the case may be.

    The Indenture will also cease to be in effect (except as aforesaid) on the 91st day after the deposit by the Company with the Trustee, in trust for the benefit of the holders of Notes, of (a) money in an amount or (b) U.S. government obligations which through the payment of interest and principal in accordance with their terms will provide, not later than one business day before the due date of payments in respect of the Notes, money in an amount, or (c) a combination thereof, sufficient in the opinion of a nationally recognized independent public accounting firm to pay and discharge without consideration of reinvestment of such interest each installment of principal and interest on the Notes then outstanding at the maturity date of such principal or installment of principal and interest. Such a trust may only be established if the Company has delivered to the Trustee an opinion of counsel acceptable to the Trustee (who may be counsel to the Company) to the effect that (i) the defeasance and discharge will not be deemed, or result in, a taxable event, with respect to holders of the Notes, (ii) the creation of the trust will not violate the Investment Company Act of 1940 and (iii) after the passage of 90 days following the deposit of the trust funds, such funds will not be subject to any bankruptcy, insolvency, reorganization or other similar law affecting creditors' rights generally. The Indenture will not be discharged if, among other things, an Event of Default, or an event which with notice or lapse of time would have become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day

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after such date. In the event of any such defeasance and discharge, Note holders will thereafter be able to look only to such trust fund for payment of principal and interest on the Notes.

    The Indenture provides that the Company may cease to comply with certain covenants imposing restrictions on the incurrence of Indebtedness by the Company and its Subsidiaries, and limitations on certain Restricted Payments, disposition of assets of the Company and its Subsidiaries, limitations on payment of dividends and other distributions or payments by Subsidiaries, transactions with Affiliates, mergers and consolidations, limitations on Capital Stock of Restricted Subsidiaries, limitations on Guarantees of certain Indebtedness, limitations on Liens and Change in Control transactions if the Company deposits with the Trustee money and/or U.S. government obligations, which, through the payment of interest and principal thereof in accordance with their terms, will provide, not later than one business day before the date payments in respect of the Notes are payable, money in an amount sufficient in the opinion of a nationally recognized independent public accounting firm to pay principal of and interest on the outstanding Notes (without consideration of the reinvestment of such interest) or installments of principal or interest. The obligations of the Company under the Indenture other than with respect to the covenants referred to above shall remain in full force and effect. Such a trust may only be established if the Company has delivered to the Trustee an opinion of counsel acceptable to the Trustee (who may be counsel to the Company) to the effect that (i) the deposit and related covenant defeasance will not be deemed, or result in, a taxable event with respect to holders of Notes; and (ii) the creation of the trust will not violate the Investment Company Act of 1940.

MODIFICATION OF THE INDENTURE

    The Indenture and the Notes may be amended or supplemented (and compliance with any provision thereof may be waived) by the Company, the Trustee and the holders of not less than a majority in aggregate principal amount of the Notes then outstanding, except that without the consent of each holder affected, no such amendment, supplement or waiver may (1) change the principal amount of Notes whose holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Notes; (2) reduce the rate or extend the time for payment of interest on any Note; (3) reduce the principal amount of any Note; (4) change the Maturity Date of any Note or alter the redemption provisions in a manner adverse to any holder (except that provisions affecting the requirement to repurchase Notes following a Change of Control or certain asset sales may be amended by the Company, the Trustee and the holders of not less than a majority in aggregate principal amount of the Notes then outstanding); (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by holders or the rights of holders to recover the principal of, premium (if any) or interest on or redemption payment with respect to any Note; (6) make the principal of, or interest on, any Note payable with anything other than as provided for in the Indenture and the Notes; and (7) make any change to the subordination provisions of the Indenture and the Notes in a manner that adversely affects the holders.

    In addition, the Company and the Trustee may amend the Indenture and the Notes for certain specified purposes, including, among other things, (a) to cure any ambiguity, defect or inconsistency therein; PROVIDED that such amendment or supplement does not adversely affect the rights of any holder, (b) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939 or (c) to make any other change that does not adversely affect the rights of any holder. Notwithstanding the foregoing, no amendment shall modify any provision of the Indenture so as to adversely affect the rights of any holder of Senior Indebtedness without the consent of such holder.

THE TRUSTEE

    The holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor trustee with the Company's consent, by so notifying the trustee to be so removed and the Company. In addition, the holders of a majority in principal amount of the outstanding Notes have the

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right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on such Trustee.

    The Indenture provides that, in case a Default or an Event of Default has occurred and is continuing, the Trustee thereunder shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to the latter provision, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby.

    The Indenture contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to be realized on certain property received by it in respect of any such claims, securities or otherwise. The Trustee is permitted to engage in other transactions: however, if the Trustee acquires any "conflicting interest," it must eliminate such conflict or resign.

REPORTS

    So long as the Notes are outstanding, the Company will furnish to the Trustee and holders of the Notes all quarterly and annual financial reports that the Company is required to file with the Commission under the Exchange Act (or similar reports in the event that the Company is not at the time required to file such reports with the Commission). The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or the holders of the Notes, it will nonetheless continue to furnish such information to the Commission (to the extent the Commission is accepting such reports) and holders of the Notes.

CERTAIN DEFINITIONS

    "ACQUIRED INDEBTEDNESS" means (i) with respect to any person that becomes a Restricted Subsidiary, Indebtedness of such person at the time such person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary, treating for purposes of this definition as Indebtedness the unused portion of any revolving loan commitments provided in agreements to which such person is a party as borrower or guarantor and (ii) with respect to the Company or any of its Restricted Subsidiaries, any Indebtedness assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of any assets from another person (other than the Company or any of its Restricted Subsidiaries), and which was not incurred by such other person in connection with or, in contemplation of, such acquisition.

    "ACT" means the Securities Act of 1933, as amended.

    "ADJUSTED NET ASSETS" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (ii) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

    "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of

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this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

    "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at August 1, 2001 (such redemption price being described under "--Optional Redemption") plus (2) all required interest payments due on such Note through August 1, 2001, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value (including any sale and leaseback transaction) by the Company or any of its Restricted Subsidiaries to any person other than the Company or any wholly owned Restricted Subsidiary of
(i) any Capital Stock of any Restricted Subsidiary; or (ii) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business, in each case, resulting in Net Cash Proceeds to the Company and its Restricted Subsidiaries of $500,000 or more, provided that the sale, conveyance, transfer, assignment or other transfer of substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the terms of the Indenture described above under the caption "Limitation on Mergers and Certain Other Transactions"; provided, however, an Asset Sale shall not mean (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete equipment in the ordinary course of business; (b) the disposition of all or substantially all of the assets in a manner permitted pursuant to the provisions described under "Limitation on Mergers and Certain Other Transactions" or any disposition that constitutes a Change of Control pursuant to the Indenture; (c) any Restricted Payment that is permitted to be made, and is made, under the first paragraph of the covenant described above under "Limitation on Restricted Payments"; and (d) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary.

    "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person, including, without limitation, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

    "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

    "CASH EQUIVALENTS" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P") and maturing not more than one year from the date of creation thereof, (iii) demand and time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $250 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause
(i) and are with any bank described in clause (iii), (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (vi) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above.

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    "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); or (iii) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (x) any person or Group (other than a Group the majority in economic interests and voting or similar rights is owned by Permitted Holders) that either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, (I) at least 30% (or, in the case of a transaction or transactions approved before the consummation of same by a majority of the directors of the Company, 35%) of the Company's then outstanding voting securities entitled to vote on a regular basis for the Board of Directors of the Company and (II) a greater beneficial interest than the Permitted Holders, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company's Board of Directors, including without limitation by the acquisition of revocable proxies for the election of directors. Clause (i) of the definition of "Change of Control" includes a sale, lease, exchange or other transfer of "all or substantially all" of the assets of the Company to a Group. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, exchange or other transfer of all or substantially all of the Company's assets to person or a Group may be uncertain.

    "COMPANY" means Federal Data Corporation, a Delaware corporation and its successors that become a party to the Indenture in accordance with its terms.

    "CONSOLIDATED EBITDA" of the Company means, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, Consolidated Interest Expense, amortization expense (including write-off of intangible assets and deferred financing costs), depreciation expense, and any restructuring reserve or charge recorded during such period in accordance with GAAP, (iii) LIFO charge (credit) of the Company and its Restricted Subsidiaries for such period, (iv) other non-cash items reducing Consolidated Net Income (excluding any such charge which requires an accrual of or a cash reserve for cash charges for any future period) and (v) cash received with respect to any non-cash item previously deducted from Consolidated Net Income pursuant to clause (x) below less (x) other non-cash items increasing Consolidated Net Income (excluding any reversal of any non-cash item to the extent such reversed non-cash item previously reduced an addition to Consolidated EBITDA pursuant to the parenthetical to clause (iv) above) and (y) the amount of all cash payments made by such person or its subsidiaries during such period to the extent that such cash payment has been provided for in a reserve or charge referred to (and previously added back to such Consolidated Net Income) in clause (ii) or (iv) above (and were not otherwise deducted in the computation of Consolidated Net Income of such person for such period), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

    "CONSOLIDATED INTEREST EXPENSE" of the Company means the aggregate of (i) all cash and non-cash interest expense (minus amortization or write-off of deferred financing costs included in cash or non-cash interest expense and minus interest income (other than the interest income, if any, attributable to the assets of the type financed pursuant to clause (m) of the second paragraph of the covenant described under "--Limitation on Indebtedness") and capitalized interest) with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries for such period (other than Indebtedness of the type permitted to be incurred pursuant to clause (m) of the second paragraph of the covenant described under "--Limitation on Indebtedness") plus (ii) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of the Company and its Restricted Subsidiaries (other than to or for the

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benefit of the Company or a Restricted Subsidiary); provided that with respect to any series of Designated Preferred Stock that is Disqualified Capital Stock (including, without limitation Designated Preferred Stock) that has not paid cash dividends during such period but accrues dividends according to its terms during any period prior to the maturity date of the Notes, cash dividends shall be deemed to have been paid with respect to such series of Designated Preferred Stock during such period for purposes of clause (i) of this definition; times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Company expressed as a decimal.

    "CONSOLIDATED NET INCOME" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (i) gains and losses from Asset Sales or abandonments or reserves relating thereto and the related tax effects,
(ii) items classified as extraordinary, nonrecurring or unusual gains and losses, and the related tax effects, each determined in accordance with GAAP,
(iii) the net income of any person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary, (iv) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income was actually prevented by contract, operation of law or otherwise and (v) the net income (or loss) of any person, other than a Restricted Subsidiary, except to the extent of the lesser of (x) cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such person and (y) the net income of such person (but in no event less than zero) and (vi) the cumulative effects of any change in accounting principles.

    "CONTINGENT OBLIGATIONS" means, with respect to any person, any obligation of such person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

    "CONTROLLED SUBSIDIARY" of the Company means a Restricted Subsidiary (i) 90% or more of the total Equity Interest or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company (directly or through one or more Controlled Subsidiaries of the Company), and (ii) of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

    "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "DESIGNATED PREFERRED STOCK" means Preferred Stock of the Company that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (A) of the first paragraph of the "Limitation on Restricted Payments" covenant.

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    "DESIGNATED SENIOR INDEBTEDNESS" means any Indebtedness under or in respect of the Senior Credit Facility or any other Senior Indebtedness designated as such in an Officers' Certificate delivered to the Trustee, in aggregate principal amount outstanding of $25.0 million or more.

    "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions (except arising exclusively as a consequence of such member's relationship to the Company).

    "DISQUALIFIED CAPITAL STOCK" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof (except, in each case, upon the occurrence of a Change in Control), in whole or in part, on or prior to the maturity date of the Notes.

    "EQUITY INTEREST" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXCESS NET PROCEEDS" shall mean Net Cash Proceeds of any Asset Sale not applied in accordance with clause (iii)(x) or (y) of the "Limitation on Asset Sales" covenant.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCLUDED CONTRIBUTIONS" means net cash proceeds received by the Company after the Issue Date from (a) capital contributions and (b) the private sale of common stock of the Company to Carlyle or its Affiliates, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the "Limitation on Restricted Payments" covenant.

    "FLOOR PLAN FINANCING FACILITY" means any facility (including without limitation the Agreement for Wholesale Financing and the STAR Agreement (Short Term Accounts Receivable Program) dated as of September 17, 1996 by and between Deutsche Financial Services Corporation and Sylvest Management Systems Corporation, as amended, extended, renewed, restated, supplemented, replaced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time) entered or to be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or such Restricted Subsidiary may (i) borrow funds to purchase inventory from certain vendors for prompt resale to customers and to finance related accounts receivable and (ii) grant a security interest in such entity's assets (including the accounts receivable generated by such resales) to secure such borrowings.

    "GAAP" or "generally accepted accounting principles" means generally accepted accounting principles in the United States as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

    "GUARANTEE" means a guarantee, direct or indirect, in any manner of all or any part of any Indebtedness.

    "GUARANTOR SENIOR INDEBTEDNESS" means (i) indebtedness of a Subsidiary Guarantor for money borrowed and all obligations, whether direct or indirect, under guarantees, letters of credit, foreign

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currency or interest rate swaps, foreign exchange contracts, caps, collars, options, hedges or other agreements or arrangements designed to protect against fluctuations in currency values or interest rates, other extensions of credit, expenses, fees, reimbursements, indemnities and all other amounts (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or reorganization relating to such Subsidiary Guarantor whether or not a claim for post-filing interest is allowed in such proceeding) owed by such Subsidiary Guarantor under, or with respect to, the Senior Credit Facility, (ii) the principal of and premium, if any, and accrued and unpaid interest (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or for reorganization relating to a Subsidiary Guarantor whether or not a claim for post-filing interest is allowed in such proceeding), whether existing on the date hereof or hereafter incurred, in respect of (A) indebtedness of such Subsidiary Guarantor for money borrowed, (B) express written guarantees by such Subsidiary Guarantor of indebtedness for money borrowed by any other person, (C) indebtedness evidenced by notes, debentures, bonds, or other instruments of indebtedness for the payment of which such Subsidiary Guarantor is responsible or liable, by guarantees or otherwise, (D) obligations of such Subsidiary Guarantor for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (E) obligations of such Subsidiary Guarantor under any agreement to lease, or any lease of, any real or personal property which, in accordance with GAAP, is classified upon Subsidiary Guarantor's consolidated balance sheet as a liability, and (F) obligations of such Subsidiary Guarantor under or guaranteeing interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges and (iii) modifications, renewals, extensions, replacements, refinancings, and refundings of any such indebtedness, obligations or guarantees, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligations or guarantees, or such modifications, renewals, extensions, replacements, refinancings, or refundings thereof, are not superior in right of payment to the Guarantee of such Subsidiary Guarantor; provided, that Guarantor Senior Indebtedness will not be deemed to include (a) any liability for Federal, state, local or other taxes owed or owing by a Subsidiary Guarantor, (b) any accounts payable or other liability to trade creditors arising in the ordinary course of business, (c) any Indebtedness, guarantee or obligation of a Subsidiary Guarantor which is expressly subordinate or junior by its terms in any respect to any other Indebtedness, guarantee or obligations of such Subsidiary Guarantor, (d) Indebtedness incurred in violation of the "Limitation on Indebtedness" covenant or (e) Indebtedness of a Subsidiary Guarantor which is classified as nonrecourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

    "HEDGING OBLIGATIONS" means, with respect to the Company or a Restricted Subsidiary, (i) the obligations of such person under Interest Rate Agreements,
(ii) the obligations of such person under Currency Agreements and (iii) obligations under agreements or arrangements designed to protect such person against fluctuations in the value of commodities entered into in such person's business.

    "INDEBTEDNESS" of any person means, at any time, without duplication: (i) the principal of and, if any is due and payable at such time, premium in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such person is responsible or liable; (ii) all Capitalized Lease Obligations of such person; (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person; PROVIDED that, for the purpose of determining Events of Default referred to in clause (d) under the caption "--Events of Default", obligations with respect to letters of credit securing obligations entered into in the ordinary course of business shall be excluded only to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third

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Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit); (v) the principal amount of all obligations of such person with respect to the redemption, repayment or other purchase of any Disqualified Capital Stock; (vi) in the case of the Company, any Preferred Stock of a Restricted Subsidiary, valued at the aggregate liquidation preference thereof plus accrued and unpaid dividends thereon; (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons and all dividends of other persons the payment of which, in either case, such person is responsible or liable for as obligor, guarantor or otherwise; and
(viii) all obligations of the type referred to in clauses (i) through (vii) of other persons secured by a lien, mortgage, pledge or encumbrance of any kind on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; provided, however, that Indebtedness shall not include any interest, commitment or other fees.

    "INDEPENDENT FINANCIAL ADVISOR" means a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates.

    "INITIAL PURCHASERS" means BT Securities Corporation and Lehman Brothers
Inc.

    "INTEREST RATE AGREEMENTS" means, with respect to the Company and the Restricted Subsidiaries, any arrangements with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any person, all investments by such person in other persons (including Affiliates of such person) in the form of loans, guarantees, advances of assets or capital contributions (excluding commission, travel and similar advances to, and compensation and benefits of, officers and employees of such person made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the fair market value (as determined by the Board of Directors of the Company in good faith) of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investment" shall exclude (i) extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in the ordinary course of business and (ii) sales, assignments, transfers, contributions, licenses or other dispositions of patents, copyrights, applications with respect thereto, and other trademarks, intellectual property and other technological "know-how" (collectively, "Intellectual Property") to joint ventures in which the Company or a wholly-owned Restricted Subsidiary owns at least 50% of the equity interests (PROVIDED, that if the equity interest of the Company or such Restricted Subsidiary, as the case may be, in such joint venture is reduced below 50%, the Company shall have been deemed to make an Investment in such joint venture in an amount equal to the fair market value (as determined by the Board of Directors of the Company in good faith) of such Intellectual Property).

    "INVESTMENT GRADE SECURITIES" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

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
    "ISSUE DATE" means the date of first issuance of the Notes under the Indenture.

    "JUNIOR SECURITIES" means Equity Interests of the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or greater extent than, the Notes are subordinated to Senior Indebtedness pursuant to the Indenture.

    "LIEN" means with respect to any property or assets of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "NET CASH PROCEEDS" means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) from any sale, lease, transfer or other disposition of Capital Stock of the Company or a Restricted Subsidiary or property or other assets of the Company or a Restricted Subsidiary, in each case net of (i) any reserve for adjustment in respect of the sale price of such asset or assets as required by GAAP (provided, that upon the payment of such adjustment amount the excess, if any, of the amount so reserved over the amount so paid shall be deemed "Net Cash Proceeds"), (ii) repayment of any Purchase Money Indebtedness secured by a Lien on the sold asset or assets and (iii) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and any taxes payable and reasonably estimated income taxes, as a consequence of such sale, lease, transfer or other disposition.

    "NET WORTH" of any person means the total of the amounts shown on the balance sheet of such person, as of the end of the most recent fiscal quarter of such person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of (i) par or stated value for all outstanding Capital Stock of such person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (x) any accumulated deficit and (y) any amounts attributable to Disqualified Capital Stock.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under, or with respect to, the documentation governing any Indebtedness.

    "OPERATING COVERAGE RATIO" means the ratio of Consolidated EBITDA of the Company and the Restricted Subsidiaries during the four most recent full fiscal quarters for which financial information is available (the "Four Quarter Period") ending not more than 135 days prior to the date of the transaction giving rise to the need to calculate the Operating Coverage Ratio (the "Transaction Date") of the Company and the Restricted Subsidiaries for the Four Quarter Period to Consolidated Interest Expense of the Company and the Restricted Subsidiaries for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a PRO FORMA basis for the Four Quarter Period to (i) the incurrence or repayment of any Indebtedness (excluding the incurrence of Indebtedness under any revolving credit facility and including repayments of Indebtedness under any revolving credit facility only to the extent that such repayment effects, or is accompanied by, a permanent reduction in the availability thereunder) or the issuance of any Designated Preferred Stock (and the application of the proceeds of such Indebtedness or Designated Preferred Stock) of the Company and the Restricted Subsidiaries at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales (and the application of proceeds thereof) or asset acquisitions (including Capital Stock) outside the ordinary course of business in excess of $100,000 occurring during the Four Quarter Period or at any time subsequent to the last day of

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the Four Quarter Period and on or prior to the Transaction Date, as if such
Asset Sale (and the application of proceeds thereof) or asset acquisition occurred on the first day of the Four Quarter Period, without giving effect to the limitations set forth in clause (iii) of the definition of Consolidated Net Income. If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person (other than the Company or any of its Restricted Subsidiaries), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any subsidiary (other than an Unrestricted Subsidiary) of such person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Interest Expense," (A) interest on Indebtedness or dividends on Designated Preferred Stock determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (B) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate or dividend rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period and (C) notwithstanding clause (A) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such Interest Rate Agreements. Any such PRO FORMA calculation may include (a) any adjustments, that would, in the reasonable determination of the Company set forth in an Officers' Certificate, satisfy the requirements of Rule 11-02(a) of Regulation S-X as if included in a registration statement filed with the Commission, and (b) any other operating expense reductions reasonably expected to result from any acquisition of assets (including any Permitted Investment provided for in clause (iv) of the definition of such term), if such expected reductions are (i) set forth in reasonable detail in a plan approved by or resolutions of the Board of Directors, and (ii) limited to operating expenses specified in such plan (and, if any such reductions are set forth as a range, the lowest amount of such range) that would otherwise have resulted in the payment of cash within twelve months after the date of consummation of such transaction, net of any operating expenses (other than extraordinary items, non-recurring or temporary charges and other similar one-time expenses) reasonably expected to be incurred to implement such plan or to obtain goods or services (including without limitation personnel, occupancy and transportation expenses) in replacement of goods and services that are being curtailed or eliminated to result in such expected reductions, and that are to be paid in cash during such twelve-month period, and such Officers' Certificate so states.

    "PERMITTED HOLDERS" or "Carlyle" means TC Group, L.L.C., a Delaware limited liability company, and its Affiliates, and any successors thereof that are Permitted Holders.

    "PERMITTED INVESTMENT" means (i) cash and Cash Equivalents; (ii) any Investment in the Company or in a Controlled Subsidiary of the Company; (iii) any Investment by the Company or any Subsidiary existing on the Closing Date;
(iv) any Investment by the Company or any Subsidiary of the Company in a person, if as a result of such Investment (A) such person becomes a Controlled Subsidiary of the Company or (B) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Controlled Subsidiary of the Company; (v) advances to employees in an aggregate principal amount not to exceed $500,000 at any time outstanding; (vi) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (vii) Hedging Obligations; (viii) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (ix) Investments the payment for which consists of Equity Interests of the Company (exclusive of Disqualified Capital Stock); PROVIDED, HOWEVER, that such Equity Interests will not increase the amount available for Restricted Payments under

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clause (c) of the first paragraph of the "Limitation on Restricted Payments"
covenant; and (x) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding, not to exceed $5.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) (subject in each case to the restrictions described under "--Limitation on Indebtedness" and "--Limitation on Mergers and Certain Other Transactions").

    "PERMITTED LIENS" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries, provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness; PROVIDED that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture; PROVIDED that (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales) and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (C) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) Liens in favor of the Trustee under the Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Indebtedness permitted by the terms of the Indenture, (viii) Liens incurred or pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance or other types of social security or similar legislation,
(ix) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money), (x) Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business, (xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof, (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods, (xiii) judgment and attachment Liens not giving rise to a Default or Event of Default, (xiv) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary, (xv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations, (xvi) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, (xvii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business in accordance with past practices, (xviii) any interest or title of a lessor in the property subject to any lease, whether characterized

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as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any Subsidiary of its obligations under such lease, (xix) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the applicable indenture and under which the Company or any Subsidiary is lessee, (xx) other Liens securing obligations incurred in the ordinary course of business which obligations or judgments do not exceed $10.0 million in the aggregate at any one time outstanding, (xxi) Liens securing Capitalized Lease Obligations permitted to be incurred; PROVIDED that such Lien does not extend to any property other than that subject to the underlying lease, (xxii) Liens on assets or capital stock of Unrestricted Subsidiaries, (xxiii) Liens securing Indebtedness under the Senior Credit Facility or any Floor Plan Financing Facility (xxiv) Liens existing on the Closing Date, (xxv) Liens on assets of the Company securing Senior Indebtedness and Liens on assets of a Subsidiary Guarantor securing Guarantor Senior Indebtedness, (xxvi) any extensions, substitutions, replacements or renewals of the foregoing, (xxvii) Liens for taxes, assessments or governmental charges that are not delinquent or are being contested in good faith by appropriate proceedings and (xxviii) easements or minor defects or irregularities in title and other similar charges or encumbrances on property not interfering in any material respect with the Company's use of such property.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

    "PREFERRED STOCK" means any Capital Stock of a person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such person over the holders of other Capital Stock issued by such person.

    "PROPERTY" of any person means all types of real, personal, tangible, intangible or mixed property owned by such person whether or not included in the most recent consolidated balance sheet of such person and its Subsidiaries under GAAP.

    "PUBLIC EQUITY OFFERING" means an underwritten equity offering of the Qualified Capital Stock of the Company, or of any entity of which the Company is a direct or indirect subsidiary, to the extent the proceeds thereof shall have been contributed to the Company, pursuant to an effective registration statement under the Act.

    "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness incurred in the ordinary course of business by a person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such person incurred in connection therewith.

    "QUALIFIED CAPITAL STOCK" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock.

    "REPRESENTATIVE" means the agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

    "RESTRICTED SUBSIDIARY" means any Subsidiary that is not an Unrestricted Subsidiary.

    "SELLER NOTES" means the 9% Increasing Rate Subordinated Notes outstanding on the Issue Date that were issued by the Company to certain present and former shareholders of the Company and former shareholders of NYMA, Inc. and Sylvest Management Systems Corporation, as in effect on the Issue Date.

    "SENIOR CREDIT FACILITY" means the Credit Agreement to be entered into by and among the Company, certain of its Subsidiaries, the lenders referred to therein, Bankers Trust Company, as Agent, together with

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the related documents thereto (including, without limitation, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related documents) governing Indebtedness incurred to refund or refinance the entirety of the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Senior Credit Facility, whether by the same or any other lender or group of lenders.
The Company shall promptly notify the Trustee of any other lender or group of lenders. The Company shall promptly notify the Trustee of any such refunding or refinancing of the Senior Credit Facility.

    "SENIOR INDEBTEDNESS" means (i) indebtedness of the Company for money borrowed and all obligations, whether direct or indirect, under guarantees, letters of credit, foreign currency or interest rate swaps, foreign exchange contracts, caps, collars, options, hedges or other agreements or arrangements designed to protect against fluctuations in currency values or interest rates, other extensions of credit, expenses, fees, reimbursements, indemnities and all other amounts (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) owed by the Company under, or with respect to, the Senior Credit Facility, or any Floor Plan Financing Facility, (ii) the principal of and premium, if any, and accrued and unpaid interest, whether existing on the date hereof or hereafter incurred, in respect of (A) indebtedness of the Company for money borrowed, (B) express written guarantees by the Company of indebtedness for money borrowed by any other person, (C) indebtedness evidenced by notes, debentures, bonds, or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise, (D) obligations of the Company for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (E) obligations of the Company under any agreement to lease, or any lease of, any real or personal property which, in accordance with GAAP, is classified on the Company's consolidated balance sheet as a liability, and (F) obligations of the Company under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges and (iii) modifications, renewals, extensions, replacements, refinancings and refundings of any such indebtedness, obligations or guarantees, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligations or guarantees, or such modifications, renewals, extensions, replacements, refinancings or refundings thereof, are not superior in right of payment to the Notes; PROVIDED that Senior Indebtedness will not be deemed to include (a) any obligation of the Company to any Subsidiary (other than obligations pledged pursuant to the Senior Credit Facility, as security for the obligations of the Company thereunder), (b) any liability for federal, state, local or other taxes owed or owing by the Company, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business, (d) any Indebtedness, guarantee or obligation of the Company which is expressly subordinate or junior by its terms in any respect to any other Indebtedness, guarantee or obligation of the Company, (e) Indebtedness with respect to the Seller Notes, (f) that portion of any Indebtedness incurred in violation of the "Limitation on Indebtedness" covenant or (g) Indebtedness of the Company which is classified as nonrecourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code. Notwithstanding clause (f) of the foregoing proviso, any Indebtedness incurred pursuant to the Senior Credit Facility in reliance of an Officers' Certificate with respect to the amount of Indebtedness outstanding pursuant to the Floor Plan Financing Facility shall be deemed Senior Indebtedness.

    "SIGNIFICANT SENIOR INDEBTEDNESS" means any Indebtedness under or in respect of the Senior Credit Facility or Senior Indebtedness with principal amount due (or accreted value with respect to Senior Indebtedness issued at a discount) in excess of $5.0 million upon initial issuance thereof.

    "SIGNIFICANT STOCKHOLDER" means, with respect to any person, any other person who is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 5% of any class of equity securities of such person that are entitled to vote on a regular basis for the election of directors of such person.

    "SIGNIFICANT SUBSIDIARY" means each Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the date hereof).

    "SIMILAR BUSINESS" means an information technology business the majority of whose revenues are derived from government contracting or value added reselling of goods or services or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

    "SUBORDINATED OBLIGATIONS" means any Indebtedness of the Company which is expressly subordinated or junior in right of payment to the Notes.

    "SUBSIDIARY" of any person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person, or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, but only if such person or its subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or (ii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

    "SUBSIDIARY" means any subsidiary of the Company.

    "SUBSIDIARY GUARANTEE" means the Guarantees executed and delivered by any Subsidiary Guarantor with respect to the Company's obligations under the Indenture and the Notes.

    "SUBSIDIARY GUARANTOR" means (i) each of (a) FDCT Corp., (b) NYMA, Inc., (c) Sylvest Management Systems Corporation, (d) FDC Technologies, Inc. (e) DoxSys, Inc. and (f) VAD International, Inc., (ii) each of the Company's Subsidiaries which becomes a guarantor of the Notes pursuant to the "Guarantees of Certain Indebtedness" covenant, and (iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture; provided that any person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

    "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

    "TRANSACTIONS" means the acquisition by the Company of NYMA, Inc. in May 1997 and of Sylvest Management Systems Corporation in June 1997, prepayment of certain of the Seller Notes, entry into the Senior Credit Facility, the offering of the Private Notes and the application of the proceeds of the offering of the Private Notes.

    "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market date)) most nearly equal to the period from the Redemption Date to August 1, 2001; provided, however, that if the period from the Redemption Date to August 1, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to August 1, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "UNRESTRICTED SUBSIDIARY" of any person means (i) any Subsidiary of such person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries have not at the time of designation, and do not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness under the first paragraph of the covenant described under "Limitation on Indebtedness" above and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by, multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

BOOK ENTRY; DELIVERY AND FORM

    Except as described in the next paragraph, the Notes (and the related guarantees) initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note will be deposited on the Issue Date with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC. The Global Note will be subject to certain restrictions on transfer set forth therein and will bear the legend regarding such restrictions set forth under the heading "Transfer Restrictions" herein.

    Notes (i) originally purchased by or transferred to "foreign purchasers" (as defined in "Transfer Restrictions") or (ii) held by qualified institutional buyers or Accredited Investors who are not QIBs who elect to take physical delivery of their certificates instead of holding their interests through the Global Note (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). The Certificated Security will initially be registered in the name of DTC or the nominee of DTC and will be deposited with the trustee or custodian on behalf of DTC. Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Note.

    THE GLOBAL NOTE. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Note, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Note to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC ("participants") or person who hold interests through participants. QIBs may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

    So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

    Payments of the principal of, premium (if any) and interest (including Liquidated Damages) on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Liquidated Damages) in respect of the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in federal funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants and which will be legended as set forth under the heading "Transfer Restrictions."

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED SECURITIES. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Note.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of Latham & Watkins, counsel to the Company, the following discussion describes the material federal income tax consequences expected to result to holders whose Private Notes are exchanged for Exchange Notes in the Exchange Offer. Such opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service ("the Service") will not take a contrary view, and no ruling from the Service has been or will be sought with respect to the Exchange Offer. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF PRIVATE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING PRIVATE NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.

    The exchange of Private Notes for Exchange Notes will be treated as a "non-event" for federal income tax purposes. As a result, no material federal income tax consequences will result to holders exchanging Private Notes for Exchange Notes.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for the period required by the Securities Act, it will make this Prospectus, as amended or supplemented, available to any broker-dealer that requests such document in the Letter of Transmittal for use in connection with any such resale.

    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Private Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the Exchange Notes offered hereby will be passed upon for the Company by Latham & Watkins, Chicago, Illinois.

                                    EXPERTS

    The consolidated financial statements of Federal Data Corporation as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of NYMA, Inc., as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheets as of December 31, 1995 and 1996 and the statements of operations, changes in shareholders' equity, and cash flows of Sylvest Management Systems Corporation, for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Rights Agreement on Form S-4 under the Securities Act with respect to the Exchange Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company and the Exchange Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. As a result of the Exchange Offer, the Company will become subject to the informational requirements of the Exchange Act. The Registration Statement (and the exhibits and schedules thereto), as well as the periodic reports and other information filed by the Company with the Commission, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and its public reference facilities in New York, New York and Chicago, Illinois at the prescribed rates. The Commission also maintains a web site (located at http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Pursuant to the Indenture, the Company has agreed to furnish to the Trustee and to registered holders of the Exchange Notes, without cost to the Trustee or such registered holders, copies of all reports and other information that would be required to be filed by the Company with the Commission under the Exchange Act, whether or not the Company is then required to file reports with the Commission. As a result of this Exchange Offer, the Company will become subject to the periodic reporting and other informational requirements of the Exchange Act. In the event that the Company ceases to be subject to the information requirements of the Exchange Act, the Company has agreed that, so long as any Exchange Notes remain outstanding, it will file with the Commission (but only if the Commission at such time is accepting such voluntary filings) and distribute to holders of the Notes copies of the financial information that would have been contained in such annual reports and quarterly reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," that would have been required to be filed with the Commission pursuant to the Exchange Act. The Company will also furnish such other reports as it may determine or as may be required by law.

    The principal address of the Company is 4800 Hampden Lane, Bethesda, Maryland 20814 and the Company's telephone number is (301) 986-0800.

                         INDEX TO FINANCIAL STATEMENTS

Federal Data Corporation
  Report of Independent Accountants..................................................        F-2
  Consolidated Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997
    (unaudited)......................................................................        F-3
  Consolidated Statements of Operations for the Years Ended December 31, 1994, 1995
    and 1996 and for the Six Months Ended June 30, 1996 and 1997 (unaudited).........        F-4
  Consolidated Statements of Stockholders' (Deficit) Equity for the Years Ended
    December 31, 1994, 1995 and 1996 and for the Six Months Ended June 30, 1997
    (unaudited)......................................................................        F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1995
    and 1996 and for the Six Months Ended June 30, 1996 and 1997 (unaudited).........        F-6
  Notes to Consolidated Financial Statements.........................................        F-7

NYMA, Inc.
  Independent Auditors' Report.......................................................       F-20
  Consolidated Balance Sheets as of December 31, 1995 and 1996 and March 31, 1997
    (unaudited)......................................................................       F-21
  Consolidated Statements of Operations for the Years Ended December 31, 1994, 1995
    and 1996 and for the Quarters Ended March 31, 1996 and 1997 (unaudited)..........       F-22
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
    1994, 1995 and 1996 and for the Quarter Ended March 31, 1997 (unaudited).........       F-23
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1995
    and 1996 and for the Quarters Ended March 31, 1996 and 1997 (unaudited)..........       F-24
  Notes to Consolidated Financial Statements.........................................       F-25

Sylvest Management Systems Corporation
  Report of Independent Accountants..................................................       F-32
  Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (unaudited)......       F-33
  Statements of Operations for the Years Ended December 31, 1994, 1995 and 1996 and
    for the Six Months Ended June 30, 1996 (unaudited) and 1997 (unaudited)..........       F-34
  Statements of Changes in Shareholders' Equity for the Years Ended December 31,
    1994, 1995 and 1996 and for the Six Months Ended June 30, 1997 (unaudited).......       F-35
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and 1996 and
    for the Six Months Ended June 30, 1996 (unaudited) and 1997 (unaudited)..........       F-36
  Notes to Financial Statements......................................................       F-37

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Federal Data Corporation

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' (deficit) equity and of cash flows present fairly, in all material respects, the financial position of Federal Data Corporation and its subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Washington, D.C.
March 28, 1997

                            FEDERAL DATA CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                   DECEMBER 31,
                                                                              ----------------------
                                                                                 1995        1996
                                                                              ----------  ----------   JUNE 30,
                                                                                                         1997
                                                                                                      -----------
                                                                                                      (UNAUDITED)
ASSETS

Cash and cash equivalents...................................................  $   10,311  $    1,191   $   7,276
Merger consideration investments............................................      51,762      --          --
Accounts receivable.........................................................      48,812      54,379      91,893
Net investment in sales-type leases.........................................      13,360       9,251       8,538
Deferred income taxes.......................................................       1,811       2,105       1,079
Other assets................................................................       2,836       2,524      10,182
                                                                              ----------  ----------  -----------
    Total current assets....................................................     128,892      69,450     118,968

Net investment in sales-type leases.........................................      13,743       8,609       6,844
Leased and other property and equipment.....................................       1,341       1,462       3,990
Goodwill....................................................................      --          --          57,512
Deferred income taxes.......................................................       2,800       1,092       1,260
Other assets................................................................       3,326       2,673       5,815
                                                                              ----------  ----------  -----------
    Total assets............................................................  $  150,102  $   83,286   $ 194,389
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Notes payable-recourse......................................................  $   15,799  $    4,235   $   7,884
Notes payable-nonrecourse...................................................       9,045       5,177       4,102
Obligations under capital leases-recourse...................................       1,683       1,614       1,767
Obligations under capital leases-nonrecourse................................       4,267       4,255       4,017
Merger consideration payable................................................      51,762      --          --
Accounts payable and other liabilities......................................      35,311      37,920      56,380
                                                                              ----------  ----------  -----------
    Total current liabilities...............................................     117,867      53,201      74,150

Notes payable-recourse......................................................      26,333      40,250     106,117
Notes payable-nonrecourse...................................................       7,618       5,032       3,755
Obligations under capital leases-recourse...................................       4,131       2,586       1,688
Obligations under capital leases-nonrecourse................................       5,330       2,302       2,316
Merger consideration payable................................................       7,033      --          --
Other liabilities...........................................................       7,752       2,741       2,890
                                                                              ----------  ----------  -----------
    Total liabilities.......................................................     176,064     106,112     190,916
                                                                              ----------  ----------  -----------
Stockholders' (deficit) equity

  Common stock, $.01 par value: 8,000,000 shares authorized; shares issued
    and outstanding, 1,910,896 in 1995 and 1996 and 2,910,896 in 1997.......          19          19          29
  Capital in excess of par value............................................      13,932      13,950      40,227
  Accumulated deficit.......................................................     (39,913)    (36,795)    (36,783)
                                                                              ----------  ----------  -----------
    Total stockholders' (deficit) equity....................................     (25,962)    (22,826)      3,473
                                                                              ----------  ----------  -----------
Commitments

  Total liabilities and stockholders' (deficit) equity......................  $  150,102  $   83,286   $ 194,389
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                            FEDERAL DATA CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                            SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                  JUNE 30,
                                                 ------------------------------------  --------------------------
                                                    1994        1995         1996          1996          1997
                                                 ----------  ----------  ------------  ------------  ------------
                                                                                              (UNAUDITED)
Revenues
  Equipment and software sales.................  $  107,958  $   81,038  $     87,543  $     25,693  $     42,035
  Maintenance and support services.............      31,424      43,750        59,871        26,118        44,029
  Interest and other...........................       4,145       5,031         3,694         2,288         1,108
                                                 ----------  ----------  ------------  ------------  ------------
    Total revenues.............................     143,527     129,819       151,108        54,099        87,172
                                                 ----------  ----------  ------------  ------------  ------------
Expenses
  Cost of sales and services...................     114,038     107,366       114,248        41,314        70,277
  Selling, general and administrative..........      20,546      20,943        21,366         8,854        12,986
  Interest.....................................       3,580       3,663         7,564         4,089         3,734
                                                 ----------  ----------  ------------  ------------  ------------
    Total expenses.............................     138,164     131,972       143,178        54,257        86,997
                                                 ----------  ----------  ------------  ------------  ------------
Income (loss) before income taxes..............       5,363      (2,153)        7,930          (158)          175
Income tax provision (benefit).................       1,171      (3,950)        3,202           (63)          163
                                                 ----------  ----------  ------------  ------------  ------------
Net income (loss)..............................  $    4,192  $    1,797  $      4,728  $        (95) $         12
                                                 ----------  ----------  ------------  ------------  ------------
                                                 ----------  ----------  ------------  ------------  ------------

Net income (loss) per common share.............                          $       2.43  $      (0.05) $       0.01
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
Weighted average common shares and common share
  equivalents..................................                             1,946,194     1,910,896     2,206,045
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                            FEDERAL DATA CORPORATION

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND

                 THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                              RETAINED
                                                           COMMON STOCK        CAPITAL IN     EARNINGS
                                                     ------------------------   EXCESS OF   (ACCUMULATED
                                                       SHARES      PAR VALUE    PAR VALUE     DEFICIT)      TOTAL
                                                     -----------  -----------  -----------  ------------  ----------
Balance, December 31, 1993.........................    5,777,344   $      58    $   5,948    $    9,305   $   15,311
Net income.........................................      --           --           --             4,192        4,192
Redemption of common stock.........................      (39,032)         (1)        (174)       --             (175)
Deferred compensation..............................      --           --               71        --               71
                                                     -----------         ---   -----------  ------------  ----------
Balance, December 31, 1994.........................    5,738,312          57        5,845        13,497       19,399
Net income.........................................      --           --           --             1,797        1,797
Redemptions of common stock from Merger............   (5,313,814)        (53)      (4,094)      (54,648)     (58,795)
Other redemption of common stock...................     (164,831)         (1)      (1,816)       --           (1,817)
Shares exchanged, net..............................       16,229      --           --            --           --
Proceeds from sale of common stock, net of expenses
  of $2,158........................................    1,635,000          16       13,926        --           13,942
Distribution to liquidating trust..................      --           --           --              (559)        (559)
Deferred compensation..............................                   --               71        --               71
                                                     -----------         ---   -----------  ------------  ----------
Balance, December 31, 1995.........................    1,910,896          19       13,932       (39,913)     (25,962)
Net income.........................................      --           --           --             4,728        4,728
Additional Merger expenses.........................      --           --              (53)       --              (53)
Distribution to be made to former stockholders.....      --           --           --            (1,610)      (1,610)
Deferred compensation..............................      --           --               71        --               71
                                                     -----------         ---   -----------  ------------  ----------
Balance, December 31, 1996.........................    1,910,896          19       13,950       (36,795)     (22,826)
Net income (Unaudited).............................      --           --           --                12           12
Proceeds from sale of common stock, net of expenses
  of $817 (Unaudited)..............................    1,000,000          10       26,173        --           26,183
Deferred compensation (Unaudited)..................      --           --              104        --              104
                                                     -----------         ---   -----------  ------------  ----------
Balance, June 30, 1997 (Unaudited).................    2,910,896   $      29    $  40,227    $  (36,783)  $    3,473
                                                     -----------         ---   -----------  ------------  ----------
                                                     -----------         ---   -----------  ------------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                            FEDERAL DATA CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                               SIX MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,               JUNE 30,
                                                        ----------------------------------  ----------------------
                                                           1994        1995        1996        1996        1997
                                                        ----------  ----------  ----------  ----------  ----------
                                                                                                 (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...................................  $    4,192  $    1,797  $    4,728  $      (95) $       12
  Adjustments to reconcile net income (loss) to net
    cash flows from operating activities:
  Depreciation and amortization.......................       1,327       1,266         782         478         642
  Loss (income) recorded on sales-type leases.........      (3,705)     (4,062)     (1,738)     (2,205)        455
  Collections from sales-type leases..................      18,403      12,372       6,075         990       1,853
  (Increase) decrease in accounts and notes
    receivable........................................     (16,584)      6,712      (5,569)      6,274      15,535
  Increase (decrease) in accounts payable and accrued
    expenses..........................................      22,398     (18,839)      2,180      (6,188)     (8,126)
  Net change in other assets and liabilities..........      (6,789)     (2,013)     (5,006)     (3,717)     (4,231)
                                                        ----------  ----------  ----------  ----------  ----------
  Net cash flows from operating activities............      19,242      (2,767)      1,452      (4,463)      6,140
                                                        ----------  ----------  ----------  ----------  ----------
Cash flows from investing activities:
  Sale (purchase) of short-term investments...........       2,000     (51,762)     51,762      51,762      --
  Acquisitions of businesses..........................      --          --          --          --         (58,125)
  Proceeds from sale of equipment.....................      --           1,503      --          --          --
  Proceeds from sale of division......................      --             890      --          --          --
  Purchase of equipment for sales-type leases.........      (6,968)     (2,786)     (1,156)     (1,155)     --
  Purchase of property and equipment..................      (2,590)       (686)       (903)       (365)     (1,088)
                                                        ----------  ----------  ----------  ----------  ----------
  Net cash flows from investing activities............      (7,558)    (52,841)     49,703      50,242     (59,213)
                                                        ----------  ----------  ----------  ----------  ----------
Cash flows from financing activities:
  Proceeds from borrowings............................       9,463      61,478       1,916      --          55,400
  Repayments of borrowings............................      (2,620)    (13,451)    (15,797)    (12,150)     (3,465)
  Net borrowings (repayments) under line of credit....      --          --          10,800       8,400     (15,487)
  Payments to selling stockholders....................      --          --         (51,762)    (51,762)     --
  Proceeds from sale of common stock..................      --          16,100      --          --          27,000
  Recapitalization, stock issuance and debt
    acquisition costs.................................      --          (5,294)     --          --          (3,320)
  Redemption of common stock..........................        (174)     (1,817)     --          --          --
  Repayments of capital lease obligations.............     (10,198)     (6,689)     (5,432)       (497)       (970)
                                                        ----------  ----------  ----------  ----------  ----------
  Net cash flows from financing activities............      (3,529)     50,327     (60,275)    (56,009)     59,158
                                                        ----------  ----------  ----------  ----------  ----------
Net change in cash and cash equivalents...............       8,155      (5,281)     (9,120)    (10,230)      6,085
Cash and cash equivalents, beginning of period........       7,437      15,592      10,311      10,311       1,191
                                                        ----------  ----------  ----------  ----------  ----------
Cash and cash equivalents, end of period..............  $   15,592  $   10,311  $    1,191  $       81  $    7,276
                                                        ----------  ----------  ----------  ----------  ----------
                                                        ----------  ----------  ----------  ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                            FEDERAL DATA CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 1--NATURE OF BUSINESS

    The accompanying consolidated financial statements include the accounts of Federal Data Corporation and its wholly-owned subsidiaries (collectively, the Company). The Company operates in one business segment and principally engages in the design and marketing of commercially available data processing solutions and consulting to the United States Government (the Government). The Government accounted for approximately 95%, 95% and 97% of total revenues during 1994, 1995 and 1996, respectively. The Company pursues this business as a computer systems integrator, reseller and professional services provider. The traditional integration business focuses on configuring various types of computer hardware, software and peripherals obtained from one or more manufacturers or suppliers, combined with data networking components, to produce a single turnkey system designed to accommodate the data processing requirements of the customer. This business is generally oriented toward mission critical business applications rather than research and development or tactical military systems. The Company also focuses on image-based document management and automation technologies. The Company generally provides ongoing maintenance and other consulting and support services related to the solutions installed by the Company. The Company also establishes relationships with providers of hardware and software components and offers these products under a variety of contract offerings such as GSA schedules and competitive contract vehicles.

    The data processing solutions are sold or leased to the Government under various types of agreements providing for, in certain cases, purchase options or other lease to ownership arrangements. Most contracts with Government agencies expire on September 30 of each year (the Government's fiscal year end) and are renewable for additional fiscal years subject to the appropriation of funding. While the Company's Government contracts provide for fiscal funding termination, the Company has not experienced any early terminations of significant contracts since its inception.

NOTE 2--MERGER

    On December 1, 1995, FDC Holdings, Inc. (Holdings) merged with and into the Company with the Company continuing as the surviving corporation (the Merger). Holdings was a company organized by the Carlyle Group (Carlyle) to facilitate the Merger and had no operating activity or history. Upon consummation of the Merger, Holdings received 85.4% of the Company's common stock and 14.6% was retained by members of Company management who were shareholders prior to the Merger. Existing shareholders exchanged 259,667 shares of the Company's common stock for 275,896 shares of common stock of the surviving corporation, 164,831 shares of common stock were purchased and retired and the remaining 5,313,814 shares of common stock were redeemed with the Merger consideration. The Merger was accounted for as a recapitalization which resulted in a charge to stockholders' equity of $58,795 to reflect the redemption of common stock.

    The Company financed the Merger through proceeds from term loans of $35,000, borrowings under a revolving line of credit of $6,500 and an equity purchase of 1,635,000 shares of common stock by Holdings for $16,100. These proceeds were also utilized to pay fees and expenses related to the Merger and acquisition of the debt, and to provide working capital for the Company. Of the total fees and expenses, $1,500 was paid to an affiliate of Carlyle. At December 31, 1995, the Merger consideration was invested in money market funds. On January 4, 1996, the Company liquidated this investment and paid the selling

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 2--MERGER (CONTINUED)
shareholders $49,448 of the Merger consideration in cash and issued subordinated notes amounting to $7,033. The remaining balance of the Merger consideration of $2,315 was paid in cash on April 4, 1996.

    The subordinated notes issued on January 4, 1996 accrue interest at 9% from January 4, 1996 through January 3, 1999, 11% from January 4, 1999 through December 31, 2002 and 13% thereafter. Interest on the subordinated notes is payable semi-annually beginning July 4, 1996; provided however, that any amount of cash interest which is not paid on the subordinated notes as a result of payment restrictions under any senior debt will be made by the issuance of payment in kind subordinated notes. The interest payment of $316 due July 4, 1996 was made through the issuance of payment in kind subordinated notes. The principal and any accrued and unpaid interest will be payable on the latter of six months after the payment of all amounts owed under the Company's credit agreement (see Note 7) or July 4, 2003.

    As part of the consideration for the purchase of the common stock of the selling shareholders outlined in the Merger agreement, the Company prepaid $1,610 of premiums during 1996 under a Split Dollar life insurance policy to fund future additional distributions to the selling shareholders. The Company has recorded a reduction of $1,610 in retained earnings based on the distribution that will be made to the selling shareholders in 1999 when the Split Dollar payments are received.

    As a condition of the Merger, the Company was required to dispose of certain nonessential assets and related liabilities. These assets and related liabilities consisted of an airplane, land and building in South Carolina, certain artwork, the Company's Financial Services Division and a 10% limited partnership interest in a bankrupt partnership that previously held title to the office building in which the Company is located. An entity controlled by the former majority shareholder purchased the airplane, the Company's Financial Services Division and the 10% limited partnership interest and assumed the related liabilities for $2,393, the aggregate independent appraised value of the airplane and the Financial Services Division. The Company attributed no value to the partnership interest. The Company has placed the artwork and the land and building in South Carolina into a liquidating trust. The liquidating trust is required to sell these assets and distribute the net proceeds to the selling shareholders. The disposition of these nonessential assets and liabilities did not have a significant impact on the Company's consolidated financial statements.

    The Merger agreement generally required the Company to complete the distribution of the assets held by the Federal Data Corporation Employee Stock Ownership Plan (the ESOP). These assets consisted principally of shares of the Company's common stock. The Company had previously terminated the ESOP in May 1994 and received approval from the Internal Revenue Service to distribute the assets in October 1995. In October and November 1995, the Company distributed the assets of the ESOP to the participants. The ESOP distribution had no effect on the Company's consolidated financial statements.

    Concurrent with the acquisition of a controlling interest in the Company by Carlyle in 1995, the Company entered into a management agreement with an affiliate of Carlyle for certain management and financial advisory services to be provided to the Company and its subsidiaries. The agreement provides for the payment of annual management fees in an amount equal to $300. In addition, concurrent with the acquisition of Carlyle's controlling interest, the Company entered into a three year consulting agreement with the former majority shareholder and a three year agreement to lease a corporate aircraft with an affiliate of the former majority shareholder. The consulting agreement provides for annual payments of

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 2--MERGER (CONTINUED)
$200 and the lease of the aircraft provides for annual payments of $300 plus a usage charge which amounted to $56 during the year ended December 31, 1996.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting policies of the Company conform to generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in consolidation. Those policies significantly affecting the consolidated financial statements are summarized below.

    UNAUDITED INFORMATION

    Interim financial information for the six months ended June 30, 1996 and 1997 included herein is unaudited but has been prepared on the same basis as the audited consolidated statements and, in the opinion of management, contain all adjustments necessary, consisting only of normal recurring adjustments, for a fair presentation of the financial position, results of operations, and cash flows for such periods. The consolidated results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year ending December 31, 1997.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenue from sales and sales-type leases is generally recorded upon installation at the customer's site. Maintenance and support services revenue is recognized as services are provided.

    DEPRECIATION AND AMORTIZATION

    Leased and other property and equipment are stated at original cost, net of accumulated depreciation and amortization, and are depreciated and amortized by the Company using the straight-line method over their estimated useful lives. The estimated useful lives of principal items of computer, furniture, office and other equipment range from 3 to 10 years. Leasehold improvements are amortized over the term of the lease. Debt acquisition fees are being amortized over the terms of the related notes payable.

    CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

    Cash and cash equivalents consist primarily of short-term, highly liquid investments with insignificant interest rate risk and original maturities of three months or less at date of acquisition. Similar investments with original maturities beyond three months are considered short-term investments and are carried at cost, which approximates market value.

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Cash and cash equivalents, receivables, accounts payable, and accrued expenses are reflected in the consolidated financial statements at fair value because of their short-term nature. The carrying value of notes payable approximates fair value as determined through discounted cash flow analysis using rates currently available to the Company for debt with similar terms and maturities.

    INCOME TAXES

    The Company recognizes deferred income taxes for the expected future tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains its cash principally in one United States bank. Accounts receivable result primarily from contracts with the Government. Contracts with the Government do not require collateral or other arrangements. The Company does not believe significant credit risk exists at December 31, 1996.

    NET INCOME (LOSS) PER SHARE

    Net income (loss) per share is computed by dividing net income (loss) by the sum of the weighted average number of common and, where applicable, dilutive common equivalent shares outstanding. The Company's common equivalent shares, consisting entirely of options to purchase common stock, are calculated using the treasury stock method which assumes the exercise of all outstanding stock options with the hypothetical proceeds being used to repurchase shares for treasury. Net income per share has been omitted for 1994 and 1995 because of the material change in outstanding common shares resulting from the recapitalization described above.

NOTE 4--NET INVESTMENT IN SALES-TYPE LEASES

    Net investment in sales-type leases consists of the following as of December 31:

                                                                            1995       1996
                                                                          ---------  ---------
Minimum lease payments receivable.......................................  $  31,260  $  20,683
Less unearned income....................................................     (4,157)    (2,823)
                                                                          ---------  ---------
Total net investment in sales-type leases...............................     27,103     17,860
Less current portion....................................................     13,360      9,251
                                                                          ---------  ---------
Long-term net investment in sales-type leases...........................  $  13,743  $   8,609
                                                                          ---------  ---------
                                                                          ---------  ---------

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 4--NET INVESTMENT IN SALES-TYPE LEASES (CONTINUED)
    Future minimum lease payments receivable as of December 31, 1996 are due as follows:

1997...............................................................................  $  11,157
1998...............................................................................      7,668
1999...............................................................................      1,570
2000...............................................................................        288

NOTE 5--OTHER ASSETS

    Other assets consist of the following as of December 31:

                                                              1995                      1996
                                                    ------------------------  ------------------------
                                                      CURRENT     LONG-TERM     CURRENT     LONG-TERM
                                                    -----------  -----------  -----------  -----------
Deferred financing costs..........................   $  --        $   3,136    $  --        $   2,319
Prepaid expenses..................................       2,590           --        1,895           --
Other.............................................         246          190          629          354
                                                    -----------  -----------  -----------  -----------
Total other assets................................   $   2,836    $   3,326    $   2,524    $   2,673
                                                    -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------

    Amortization expense for deferred financing costs was $817 during 1996.

NOTE 6--LEASED AND OTHER PROPERTY AND EQUIPMENT

    Leased and other property and equipment consist of the following as of December 31:

                                                                               1995       1996
                                                                             ---------  ---------
Furniture, office and other equipment, net of accumulated depreciation of
  $3,262 and $3,798........................................................  $   1,051  $   1,364
Leasehold improvements, net of accumulated amortization of $3,443 and
  $3,678...................................................................        290         98
                                                                             ---------  ---------
Total leased and other property and equipment..............................  $   1,341  $   1,462
                                                                             ---------  ---------
                                                                             ---------  ---------

    Total depreciation and amortization expense during 1994, 1995 and 1996 was $1,327, $1,266 and $782, respectively.

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 7--NOTES PAYABLE

    Recourse notes payable consist of the following as of December 31:

                                                                            1995       1996
                                                                          ---------  ---------
Term A note payable in quarterly installments through December 2000.....  $  25,000  $  17,647
Term B note payable in quarterly installments through December 2002.....     10,000      8,319
Revolving line of credit................................................     --         10,800
Subordinated notes......................................................     --          7,350
Notes payable in monthly installments through October 1997, with
  interest from 7.34% to 10.73%.........................................      7,132        369
                                                                          ---------  ---------

Total recourse notes payable............................................     42,132     44,485

Less current portion....................................................     15,799      4,235
                                                                          ---------  ---------

Long-term recourse notes payable........................................  $  26,333  $  40,250
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Company's Term A and Term B notes payable accrue interest at LIBOR plus 2.75% (8.3% at December 31, 1996) and LIBOR plus 3.25% (8.8% at December 31,
1996), respectively. In addition to the required quarterly principal and interest payments on the Company's Term A and B notes, the Company is required to make mandatory principal payments based on excess cash flow as defined in the credit agreement. No mandatory principal payments based on excess cash flow were required for 1996.

    At December 31, 1996, the Company had a $25,000 revolving line of credit facility which expires in December 2002. Interest accrues on borrowings under the revolving line of credit at prime plus 1.25% (9.50% at December 31, 1996). In addition, the Company pays a commitment fee of 0.5% of the unused line of credit facility. The Company has the option to convert the interest rate on the revolving line of credit to LIBOR plus 2.75%.

    The Company's above credit agreement includes certain restrictions as to the Company's ability, among other things, to acquire or dispose of assets or to pay dividends. In addition, the Company is required to maintain a minimum net worth and certain operating ratios, including among others, interest coverage and fixed charges. All of the Company's assets not otherwise pledged are utilized as collateral under the Company's credit agreements.

    The Company finances certain equipment leases to Government customers with borrowings or capital leases that are recourse only to the related payment stream and property leased. In most circumstances, the Company's future obligations under nonrecourse agreements, in event of default by the end user lessee, would be limited to ensuring the return of the associated assets to the lender.

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 7--NOTES PAYABLE (CONTINUED)
    Nonrecourse notes payable consist of the following as of December 31:

                                                                         1995        1996
                                                                       ---------  -----------

Notes secured by equipment and minimum lease payments receivable from customers, repayable through September 2000, with interest from
 6.75% to 12.75%.....................................................  $  16,663   $  10,209

Less current portion.................................................      9,045       5,177
                                                                       ---------  -----------

Long-term nonrecourse notes payable..................................  $   7,618   $   5,032
                                                                       ---------  -----------
                                                                       ---------  -----------

    Principal payments on the notes payable as of December 31, 1996 are due as follows:

                                                                       RECOURSE   NONRECOURSE
                                                                       ---------  -----------
1997.................................................................  $   4,235   $   5,177
1998.................................................................      4,286       2,924
1999.................................................................      4,706       1,760
2000.................................................................      5,126         348
2001.................................................................      3,992      --
Thereafter...........................................................     22,140      --

NOTE 8--OBLIGATIONS UNDER CAPITAL LEASES

    Obligations under recourse capital leases consist of the following as of December 31:

                                                                         1995        1996
                                                                       ---------  -----------
Minimum lease payments...............................................  $   7,177   $   4,919
Less deferred interest...............................................     (1,363)       (719)
                                                                       ---------  -----------

Total obligations under recourse capital leases......................      5,814       4,200
Less current portion.................................................      1,683       1,614
                                                                       ---------  -----------

Long-term obligations under recourse capital leases..................  $   4,131   $   2,586
                                                                       ---------  -----------
                                                                       ---------  -----------

    Obligations under nonrecourse capital leases consist of the following as of December 31:

                                                                         1995        1996
                                                                       ---------  -----------
Minimum lease payments...............................................  $  10,791   $   7,239
Less deferred interest...............................................     (1,194)       (682)
                                                                       ---------  -----------

Total obligations under nonrecourse capital leases...................      9,597       6,557
Less current portion.................................................      4,267       4,255
                                                                       ---------  -----------

Long-term obligations under nonrecourse capital leases...............  $   5,330   $   2,302
                                                                       ---------  -----------
                                                                       ---------  -----------

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 8--OBLIGATIONS UNDER CAPITAL LEASES (CONTINUED)
    Future minimum lease payments under capital leases as of December 31, 1996 are due as follows:

                                                                         RECOURSE     NONRECOURSE
                                                                        -----------  -------------

1997..................................................................   $   2,064     $   4,768

1998..................................................................       1,986         2,409

1999..................................................................         869            62

NOTE 9--ACCOUNTS PAYABLE AND OTHER LIABILITIES

    Accounts payable and other liabilities consist of the following as of December 31:

                                                           1995                    1996
                                                  ----------------------  ----------------------
                                                   CURRENT    LONG-TERM    CURRENT    LONG-TERM
                                                  ---------  -----------  ---------  -----------
Accrued contract expenses.......................  $  14,677   $  --       $  19,289   $  --
Other accrued expenses..........................      2,896      --           3,876      --
Accounts payable................................     13,033      --           8,042      --
Deferred income.................................      2,932       7,217       3,121       2,272
Income taxes payable............................        754      --           1,660      --
Other...........................................      1,019         535       1,932         469
                                                  ---------  -----------  ---------  -----------

Total accounts payable and other liabilities....  $  35,311   $   7,752   $  37,920   $   2,741
                                                  ---------  -----------  ---------  -----------
                                                  ---------  -----------  ---------  -----------

NOTE 10--INCOME TAXES

    The income tax provision (benefit) consists of the following for the years ended December 31:

                                                                    1994       1995       1996
                                                                  ---------  ---------  ---------
Current income tax provision:
  Federal.......................................................  $     916  $     153  $   1,370
  State.........................................................        255        508        418
                                                                  ---------  ---------  ---------

Total current income tax provision..............................      1,171        661      1,788
                                                                  ---------  ---------  ---------

Deferred income tax provision (benefit):
  Federal.......................................................     --         (4,365)     1,228
  State.........................................................     --           (246)       186
                                                                  ---------  ---------  ---------

Total deferred income tax provision (benefit)...................     --         (4,611)     1,414
                                                                  ---------  ---------  ---------

Total income tax provision (benefit)............................  $   1,171  $  (3,950) $   3,202
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 10--INCOME TAXES (CONTINUED)
    Deferred income tax assets and liabilities consist of the following as of December 31:

                                                                               1995       1996
                                                                             ---------  ---------
Deferred income tax assets:
  Deferred income..........................................................  $   3,857  $   2,049
  Compensation and employee benefits.......................................        284        904
  Property and equipment...................................................        326        131
  Accounts receivable reserves.............................................         20        128
  Other....................................................................        243         77
                                                                             ---------  ---------

  Total deferred income tax assets.........................................      4,730      3,289
Deferred income tax liabilities............................................        119         92
                                                                             ---------  ---------

Net deferred income tax assets.............................................  $   4,611  $   3,197
                                                                             ---------  ---------
                                                                             ---------  ---------

    Net deferred income taxes as reflected on the consolidated balance sheet consist of the following as of December 31:

                                                                               1995       1996
                                                                             ---------  ---------
Current deferred income tax assets.........................................  $   1,811  $   2,105

Long-term deferred income tax assets.......................................      2,919      1,184
Less long-term deferred income tax liabilities.............................       (119)       (92)
                                                                             ---------  ---------

Net long-term deferred income tax assets...................................      2,800      1,092
                                                                             ---------  ---------

Net deferred income tax assets.............................................  $   4,611  $   3,197
                                                                             ---------  ---------
                                                                             ---------  ---------

    A reconciliation between the provision (benefit) for income taxes computed on income (loss) before income (loss) tax at the statutory federal tax rate and the provision (benefit) for income taxes is as follows for the years ended December 31:

                                                                       1994       1995       1996
                                                                     ---------  ---------  ---------
Statutory federal income tax rate..................................       34.0%     (34.0)%      34.0%
State income taxes, net of federal benefit.........................        1.0%      (4.5)%       2.6%
Nondeductible expenses.............................................        1.0%       6.2%       0.2%
Reduction in valuation allowance...................................      (16.1)%    (154.0)%    --
Other..............................................................        2.0%       2.8%       3.5%
                                                                     ---------  ---------        ---

Effective income tax rate..........................................       21.9%    (183.5)%      40.3%
                                                                     ---------  ---------        ---
                                                                     ---------  ---------        ---

    During 1994 and 1995, the Company reduced the tax valuation allowance by $862 and $3,313, respectively, to reflect management's assessment that the realization of these benefits was more likely than not. At December 31, 1995 and 1996, the Company has not recorded any tax valuation allowance.

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 11--STOCKHOLDERS' EQUITY AND TRANSACTIONS WITH STOCKHOLDERS

    During 1984, the majority shareholder of the Company transferred shares of the Company's common stock to certain key employees. The Company has accounted for this transaction as if the Company, and not the majority shareholder, had transferred the stock. At December 31, 1996, the unamortized compensation expense related to this transaction was $242.

    In June 1987, the Company adopted a Stock Incentive Plan (the Plan) under which stock options were granted to officers and key employees at an exercise price established at the discretion of the Plan Committee at the date of award. Options granted under the Plan were nontransferable and were exercisable immediately for a period of ten years following the date of grant. Prior to the Merger, options to purchase 93,500 shares of the Company's common stock at exercise prices ranging from $7.50 to $9.00 per share were outstanding under the Plan. Subject to the provisions of the Merger agreement, these options are to be replaced with new options to acquire shares of common stock of the surviving corporation. The terms of the new options, including the number of shares and exercise price will be equitably adjusted to reflect the consummation of the Merger, provided that the new options will provide substantially the same economic benefits to the option holders as the benefits provided prior to the Merger. As of March 28, 1997, the new options have not been exchanged for the old options.

    In February 1996, the Company adopted a new Stock Option Plan for Executives and Key Employees of Federal Data Corporation. Under the plan, options may be granted at fair value to purchase up to 257,000 shares of common stock. Options granted under the plan vest ratably over five years and expire ten years from the date of grant or in accordance with other terms as specified by the Company's Board of Directors. Of the options outstanding as of December 31, 1996, under the variable component of the plan 170,100 options for shares will vest only if certain financial measures are met. As of December 31, 1996, none of the financial measures had been met and accordingly, no compensation has been recorded. As of December 31, 1996, options to purchase 14,580 shares at a price of $10.00 per share were exercisable and options to purchase 14,000 shares were available for granting. The Company has adopted the disclosure-only provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS 123). Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards in 1995 and 1996, there would not have been a material impact on the Company's results of operations. To determine fair value under SFAS 123, the Company used the Present Value Approach and the following weighted-average assumptions for 1995 and 1996: a risk-free interest rate of 6.35%, expected lives of 5 years and expected dividends of zero.

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 11--STOCKHOLDERS' EQUITY AND TRANSACTIONS WITH STOCKHOLDERS (CONTINUED)
    The following is a summary of stock option activity for outstanding options:

                                                                   OPTION PRICE     NUMBER OF
                                                                     PER SHARE       SHARES
                                                                  ---------------  -----------
Balance at December 31, 1993....................................     $7.50-$9.00       90,000
Granted.........................................................        --             --
Exercised.......................................................        --             --
Forfeited.......................................................        --             --
Canceled........................................................        --             --

Balance at December 31, 1994....................................       7.50-9.00       90,000
Granted.........................................................            7.50        8,500
Exercised.......................................................             .50       (5,000)
Forfeited.......................................................        --             --
Canceled........................................................        --             --

Balance at December 31, 1995....................................       7.50-9.00       93,500
Granted.........................................................           10.00      253,000
Exercised.......................................................        --             --
Forfeited.......................................................           10.00      (10,000)
Canceled........................................................        --             --

Balance at December 31, 1996....................................    $7.50-$10.00      336,500

NOTE 12--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    During 1994, 1995 and 1996, the Company paid interest costs of $3,700, $3,124 and $7,546, respectively. During the same years, the Company paid income taxes of $40, $1,097 and $628, respectively.

    During 1994, 1995 and 1996, the Company financed through capital leases the acquisition of computer equipment, which was sold to customers, of $5,741, $6,700 and $779, respectively.

NOTE 13--COMMITMENTS

    The Company leases its primary office space under a ten year lease, expiring in 2004. The lease payments are subject to escalations of approximately 2% per year and also subject to yearly increases based on increases in operating expenses and property taxes. The Company has two consecutive five year renewal options.

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 13--COMMITMENTS (CONTINUED)
    Future minimum payments at December 31, 1996, for all noncancellable operating leases with initial terms of one year or more are as follows:

1997..............................................................  $    1,690
1998..............................................................       1,630
1999..............................................................       1,614
2000..............................................................         763
2001..............................................................         778
Thereafter........................................................       2,428

    The Company has the option to terminate the lease on approximately one-half of its office space as of January 2000. Operating lease expense was $2,675, $1,532 and $1,782 during 1994, 1995 and 1996, respectively. The Company received $587, $368 and $146 from sublease rentals during 1994, 1995 and 1996, respectively.

NOTE 14--SUBSEQUENT EVENTS (UNAUDITED)

    ACQUISITIONS

    In May 1997, the Company purchased all of the outstanding shares of common stock of NYMA, Inc. (NYMA) for $29,499. The purchase price consists of $24,499 in cash and $5,000 in subordinated notes. The agreement also provides for additional cash payments of up to $6,000 and additional subordinated notes of $1,000 if certain operating objectives are met. Such payments, if any, will be accounted for as adjustments to the purchase price. The Company financed the acquisition of NYMA through additional borrowing of $28,000 and the sale of 555,556 shares of the Company's common stock for approximately $15,000. A portion of the new borrowings was used to retire existing Company and NYMA working capital debt. NYMA is a provider of high technology engineering and information technology services under contracts with various U.S. Government agencies and subcontracts with large government contractors. In June 1997, the Company also purchased all of the outstanding shares of common stock of Sylvest Management Systems Corporation (Sylvest) for $40,350. The purchase price consists of $33,350 in cash and subordinated notes of $7,000. The purchase price is subject to adjustment based on an audit of the closing balance sheet. The agreement also provides for an additional subordinated note of $1,000 if certain operating objectives are met. Such payments, if any, will be accounted for as adjustments to the purchase price. The Company financed the acquisition of Sylvest through additional borrowing of $27,400 and the sale of 444,444 shares of the Company's common stock for approximately $12,000. A portion of the new borrowings was used to retire existing Sylvest working capital debt. Sylvest is a leading reseller and technical services vendor supporting open systems architecture within the federal marketplace. Of the total fees and expenses related to these transactions, $1,000 was paid to an affiliate of Carlyle.

    Condensed pro forma operating data which gives effect to the acquisitions of NYMA and Sylvest for the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997 is provided below. Such pro forma operating data has been prepared as if the acquisitions occurred as of the beginning of the

                            FEDERAL DATA CORPORATION

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 14--SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED) reporting period. Goodwill associated with the acquisitions is being amortized over an estimated useful life of 15 years.

                                                                                              SIX MONTHS ENDED
                                                                                                  JUNE 30,
                                                                           YEAR ENDED      ----------------------
                                                                        DECEMBER 31, 1996     1996        1997
                                                                        -----------------  ----------  ----------
Revenues..............................................................     $   332,822     $  118,516  $  183,826
                                                                              --------     ----------  ----------
                                                                              --------     ----------  ----------
Income (loss) before income taxes.....................................     $     5,703     $   (3,785) $   (4,548)
                                                                              --------     ----------  ----------
                                                                              --------     ----------  ----------
Net income (loss).....................................................     $     2,862     $   (2,271) $   (2,984)
                                                                              --------     ----------  ----------
                                                                              --------     ----------  ----------
Net income (loss) per common share....................................     $      1.50     $    (1.19) $    (1.42)
                                                                              --------     ----------  ----------
                                                                              --------     ----------  ----------

    ISSUANCE OF SENIOR SUBORDINATED NOTES

    In July 1997, the Company issued $105,000 of Senior Subordinated Notes and utilized the proceeds to repay its indebtedness under its existing term loans as well as the additional borrowings incurred to finance the NYMA and Sylvest acquisitions.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

NYMA, Inc.

Greenbelt, Maryland

    We have audited the accompanying consolidated balance sheets of NYMA, Inc. and subsidiary (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996.

DELOITTE & TOUCHE LLP

Washington, D.C.
March 21, 1997 (May 2, 1997 as to Note 9)

                           NYMA, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                           AS OF DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------   AS OF MARCH 31,
                                                                                                       1997
                                                                                                ------------------
                                                                                                   (UNAUDITED)
                                                      ASSETS

CURRENT ASSETS:
  Accounts receivable...................................................  $  27,287  $  24,619      $   22,289
  Inventory.............................................................      1,097      1,632           1,729
  Prepaid expenses......................................................        450        431             451
  Refundable income taxes...............................................      1,914      1,383           1,383
    Total current assets................................................     30,748     28,065          25,852
PROPERTY AND EQUIPMENT--NET.............................................        950        947             876
DEPOSITS AND OTHER ASSETS...............................................        465        687             686
                                                                          ---------  ---------         -------
TOTAL...................................................................  $  32,163  $  29,699      $   27,414
                                                                          ---------  ---------         -------
                                                                          ---------  ---------         -------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable..........................................................  $  12,463  $   8,923      $    5,189
  Accounts payable and other accrued expenses...........................      2,749      2,559           4,205
  Salaries and related payroll taxes....................................      1,459      1,627           1,302
  Accrued employee benefits.............................................      2,530      2,942           3,150
  Income taxes payable..................................................        344         50          --
  Deferred income taxes.................................................      4,555      5,049           5,049
                                                                          ---------  ---------         -------
    Total current liabilities...........................................     24,100     21,150          18,895

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $.02 par value--authorized, 4,000,000 shares; shares issued and outstanding, 3,706,700 in 1995, 3,611,000 in 1996, and
    3,615,400 in 1997...................................................         74         72              72
  Additional paid-in capital............................................         41        128             135
  Retained earnings.....................................................      7,948      8,349           8,312
                                                                          ---------  ---------         -------
    Total stockholders' equity..........................................      8,063      8,549           8,519
                                                                          ---------  ---------         -------
TOTAL...................................................................  $  32,163  $  29,699      $   27,414
                                                                          ---------  ---------         -------
                                                                          ---------  ---------         -------

                See notes to consolidated financial statements.

                           NYMA, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                                 QUARTER ENDED
                                                                 YEAR ENDED DECEMBER 31,           MARCH 31,
                                                             -------------------------------  --------------------
                                                               1994       1995       1996       1996       1997
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
REVENUE:
  Contracts................................................  $  97,916  $  93,482  $  82,004  $  20,071  $  17,318
  Interest.................................................         13         24         20          6          2
  Other....................................................          2        214         22          1     --
                                                             ---------  ---------  ---------  ---------  ---------
                                                                97,931     93,720     82,046     20,078     17,320
                                                             ---------  ---------  ---------  ---------  ---------
COSTS AND EXPENSES:
  Cost of products and services............................     74,138     72,013     57,824     13,657     12,102
  General and administrative...............................     22,091     20,247     22,481      5,612      5,197
  Interest.................................................        402        794        394        141         80
                                                             ---------  ---------  ---------  ---------  ---------
                                                                96,631     93,054     80,699     19,410     17,379
                                                             ---------  ---------  ---------  ---------  ---------
EARNINGS (LOSS) BEFORE INCOME TAXES........................      1,300        666      1,347        668        (59)
PROVISION FOR INCOME TAXES (BENEFIT).......................        739        294        547        267        (22)
                                                             ---------  ---------  ---------  ---------  ---------
NET EARNINGS (LOSS)........................................  $     561  $     372  $     800  $     401  $     (37)
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

                See notes to consolidated financial statements.

                           NYMA, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996 AND

                  THE QUARTER ENDED MARCH 31, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                         COMMON STOCK
                                                    -----------------------   ADDITIONAL
                                                    NUMBER OF                   PAID-IN
                                                      SHARES      AMOUNT        CAPITAL     RETAINED EARNINGS    TOTAL
                                                    ----------  -----------  -------------  -----------------  ---------
BALANCE, JANUARY 1, 1994..........................   3,689,150   $      74     $      27        $   7,015      $   7,116
  Net earnings....................................      --          --            --                  561            561
  Exercise of options.............................      17,550      --                15           --                 15
                                                    ----------       -----         -----           ------      ---------

BALANCE, DECEMBER 31, 1994........................   3,706,700          74            42            7,576          7,692
  Net earnings....................................      --          --            --                  372            372
  Exercise of options.............................         250      --            --               --             --
  Repurchase of stock.............................        (250)     --                (1)          --                 (1)
                                                    ----------       -----         -----           ------      ---------

BALANCE, DECEMBER 31, 1995........................   3,706,700          74            41            7,948          8,063
  Net earnings....................................      --          --            --                  800            800
  Exercise of options, including income tax
    benefit.......................................      24,300      --                88           --                 88
  Repurchase of stock.............................    (120,000)         (2)           (1)            (399)          (402)
                                                    ----------       -----         -----           ------      ---------

BALANCE, DECEMBER 31, 1996........................   3,611,000          72           128            8,349          8,549
  Net loss (unaudited)............................      --          --            --                  (37)           (37)
  Exercise of options (unaudited).................       4,400      --                 7           --                  7
                                                    ----------       -----         -----           ------      ---------

BALANCE, MARCH 31, 1997
  (unaudited).....................................   3,615,400   $      72     $     135        $   8,312      $   8,519
                                                    ----------       -----         -----           ------      ---------
                                                    ----------       -----         -----           ------      ---------

                See notes to consolidated financial statements.

                           NYMA, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                    QUARTER ENDED
                                                                    YEAR ENDED DECEMBER 31,           MARCH 31,
                                                                -------------------------------  --------------------
                                                                  1994       1995       1996       1996       1997
                                                                ---------  ---------  ---------  ---------  ---------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).........................................  $     561  $     372  $     800  $     401  $     (37)
  Adjustments to reconcile net earnings (loss) to net cash
    (used in) provided by operating activities:
  Depreciation and amortization...............................        266        568        613        113        136
  Loss on sale of property and equipment......................         40     --         --         --         --
  Deferred income taxes.......................................      1,971       (512)       494     --         --
  Change in assets and liabilities:
    (Increase) decrease in accounts receivable................     (9,151)       211      2,668        437      2,330
    Decrease (increase) in inventory..........................      3,682       (137)      (535)      (261)       (97)
    Decrease (increase) in prepaid expenses...................        100       (230)        19         20        (20)
    (Increase) decrease in refundable income taxes............     (1,326)      (588)       531        237     --
    (Increase) decrease in deposits and other assets..........         (9)      (253)      (222)        (8)         1
    (Decrease) increase in accounts payable and other accrued
      expenses................................................     (3,082)       415       (190)     1,539      1,645
    Increase (decrease) in salaries and related payroll
      taxes...................................................        534        (29)       168        (14)      (324)
    Increase (decrease) in accrued employee benefits..........        779        270        412       (143)       208
    (Decrease) increase in income taxes payable...............     (1,129)       344       (239)        35        (50)
                                                                ---------  ---------  ---------  ---------  ---------
      Net cash (used in) provided by operating activities.....     (6,764)       431      4,519      2,356      3,792
                                                                ---------  ---------  ---------  ---------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchases of property and equipment.........................       (840)      (378)      (610)       (79)       (65)
  Proceeds from sale of property and equipment................          5     --         --         --         --
  Decrease in notes receivable................................        223     --         --         --         --
                                                                ---------  ---------  ---------  ---------  ---------
      Net cash used in investing activities...................       (612)      (378)      (610)       (79)       (65)
                                                                ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (payments) on note payable...................      6,980        (52)    (3,540)    (2,277)    (3,734)
  Proceeds from sale of stock.................................         15     --             33     --              7
  Cost of stock repurchase....................................     --             (1)      (402)    --         --
                                                                ---------  ---------  ---------  ---------  ---------
      Net cash provided by (used in) financing activities.....      6,995        (53)    (3,909)    (2,277)    (3,727)
                                                                ---------  ---------  ---------  ---------  ---------
CHANGE IN CASH AND CASH EQUIVALENTS...........................       (381)    --         --         --         --
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD................        381     --         --         --         --
                                                                ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD......................  $  --      $  --      $  --      $  --      $  --
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
SUPPLEMENTAL INFORMATION:
  Cash payments for interest..................................  $     392  $     721  $     394  $     198  $     121
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
  Cash payments for taxes.....................................  $   1,308  $   1,394  $     775  $  --      $      28
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
NON-CASH FINANCING ACTIVITY:
  Income tax benefit from exercise of stock options...........  $  --      $  --      $      55  $  --      $  --
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

                See notes to consolidated financial statements.

                           NYMA, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
               QUARTERS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF THE BUSINESS--NYMA, Inc., headquarters in Greenbelt, Maryland, was incorporated July 19, 1978, under the laws of the State of Maryland. The Company provides diversified technical support and assembles computer products under contracts with various U.S. Government agencies and subcontracts with large private government contractors.

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of NYMA, Inc. and its eighty percent owned subsidiary, VAD International, Inc., formed on July 1, 1996. All significant intercompany accounts and transactions have been eliminated in consolidation.

    CONCENTRATION OF RISK--On January 1, 1994, the Company commenced operations under a contract with National Aeronautics and Space Administration which accounted for approximately 33%, 34% and 41% of revenues for the years ended December 31, 1994, 1995 and 1996, respectively. The contract base term expired on December 31, 1995, with three separate one-year options, exercisable by the government, to extend the term through December 31, 1998. The option to extend the term of the contract through December 31, 1997, has been exercised.

    During the years ended December 31, 1994, 1995 and 1996, revenues from a contract with U.S. Department of Agriculture accounted for approximately 16%, 20% and 9%, respectively, of contract revenues. The contract term was completed on September 30, 1996.

    During the years ended December 31, 1994, 1995 and 1996, revenues from U.S. Government contracts accounted for approximately 95%, 96% and 97% of revenues, respectively.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION--On cost reimbursable contracts, revenues are recorded as contract costs are incurred, plus a proportionate amount of the fee expected to be realized on the contract. On fixed-price contracts, revenues are recorded using the percentage of completion method. Generally, progress to completion is measured using a cost output measure as units are delivered. Provision for estimated losses on contracts are recorded when identifiable.

    Contract performance incentives, which provide increased or decreased fees based on actual performance compared to established targets, are recorded when reasonably determinable.

    CASH AND CASH EQUIVALENTS--The Company has a cash management system that provides for the investment of excess cash balances in Short-Term securities. The participating bank transfers the Company's excess cash daily to overnight investments that are under the bank's control and redeposits the cash the following day. Cash overdrafts are funded by draws against the revolving credit facility (see Note 4). For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents.

                           NYMA, INC. AND SUBSIDIARY

                YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
               QUARTERS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INVENTORY--Inventory of microcomputer equipment and software is carried at the lower of actual cost or market, using the average cost method.

    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Depreciation and amortization are provided over the expected useful lives of the assets, which range from five to seven years, generally using accelerated methods. Leasehold improvements are amortized over the lease term or expected useful life, whichever is shorter.

    OTHER ASSETS--Other assets consist of cash surrender value on life insurance policies for certain officers of the Company (see Note 8). No policy loans exist at December 31, 1995 and 1996.

    INCOME TAXES--The Company records its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109). SFAS 109 requires the Company to record a provision for deferred income taxes for differences between the basis of certain assets and liabilities for income tax and financial statement reporting purposes, and between reporting methods for income tax return and financial statement reporting purposes, which will create taxable income or deductions in future periods.

    INTERIM FINANCIAL STATEMENTS (UNAUDITED)--In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of various normal accruals) necessary to present fairly the Company's financial position, results of operations, and cash flows. The results of operations for the quarter ended March 31, 1997, are not necessarily indicative of the results of operations to be expected for the full year.

    NEW ACCOUNTING PRONOUNCEMENTS--Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation, was adopted by the Company during 1996. However, the Company did not adopt the recognition and measurement principles of SFAS No. 123 and therefore will provide only the applicable disclosures.

2. ACCOUNTS RECEIVABLE

    Accounts receivable consist of the following at December 31, 1995 and 1996:

                                                                  1995       1996
                                                                ---------  ---------
Billed........................................................  $  17,487  $  13,819
Unbilled......................................................      9,800     10,800
                                                                ---------  ---------
                                                                $  27,287  $  24,619
                                                                ---------  ---------
                                                                ---------  ---------

    Unbilled receivables at December 31, 1995 and 1996, include approximately $5,325 and $5,753, respectively, for amounts billed in January 1996 and 1997, respectively. The remainder represents differences between actual and provisional overhead rates for years open to government audit (see Note 8) and contract retainages. Retainages are generally billable upon acceptance of work by customers or completion of contract audits by the government.

                           NYMA, INC. AND SUBSIDIARY

                YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
               QUARTERS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at December 31, 1995 and 1996:

                                                                                       1995       1996
                                                                                     ---------  ---------
Office furniture and equipment.....................................................  $   1,294  $   1,353
Computer equipment.................................................................      1,633      2,187
Leasehold improvements.............................................................         19         19
                                                                                     ---------  ---------
                                                                                         2,946      3,559
Accumulated depreciation and amortization..........................................     (1,996)    (2,612)
                                                                                     ---------  ---------
                                                                                     $     950  $     947
                                                                                     ---------  ---------
                                                                                     ---------  ---------

4. NOTE PAYABLE

    Under the terms of a revolving credit facility agreement, the Company can borrow up to $13,000, limited by certain percentages of billed accounts receivable. Borrowings under the line-of- credit agreement bear interest at the one-month LIBOR (5.50% at December 31, 1996) plus 1.75% and are due on June 30, 1997. Borrowings are payable at maturity with interest payable monthly. At December 31, 1996, $8,923 was outstanding under this agreement. Management is currently negotiating with the same bank to extend the line-of-credit agreement.

    The borrowings are predominately collateralized by accounts receivable, certain contract rights, and certain other assets of the Company. The three primary stockholders of the Company have provided unconditional and unlimited personal guarantees, until the time when the Company meets certain specific financial results.

    The line-of-credit agreement contains certain covenants (as defined in such agreement) requiring the Company to maintain, among other things, specified ratios of total liabilities to tangible net worth and a fixed charge coverage ratio as well as other financial and nonfinancial covenants.

    The fair value of the Company's note payable is considered to be equivalent to its carrying value based upon consideration of borrowings with similar credit ratings, collateral, and maturity.

5. EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) plan covering substantially all of its employees. Company contributions are equal to 50% of each employee's contribution, subject to certain limitations. For the years ended December 31, 1994, 1995 and 1996, the Company contributed approximately $962, $975 and $938, respectively, to this plan.

                           NYMA, INC. AND SUBSIDIARY

                YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
               QUARTERS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

6. INCOME TAXES

    INCOME TAX PROVISION--The provision (benefit) for income taxes consists of the following:

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                -------------------------------
                                                                                  1994       1995       1996
                                                                                ---------  ---------  ---------
                                                                                          (UNAUDITED)
Current:
  Federal.....................................................................  $    (920) $     696  $      68
  State.......................................................................       (312)       110        (15)
  Deferred....................................................................      1,971       (512)       494
                                                                                ---------  ---------  ---------
                                                                                $     739  $     294  $     547
                                                                                ---------  ---------  ---------
                                                                                ---------  ---------  ---------

    DEFERRED INCOME TAXES--The principal components of the deferred portion of the provision for income taxes for the years ended December 31, 1994, 1995, and 1996 are as follows:

                                                                                 1994       1995       1996
                                                                               ---------  ---------  ---------
Accrual to cash conversion...................................................  $   1,828  $    (378) $     687
Contractually unbilled revenue...............................................         70        (45)    --
Other........................................................................         73        (89)      (193)
                                                                               ---------  ---------  ---------
                                                                               $   1,971  $    (512) $     494
                                                                               ---------  ---------  ---------
                                                                               ---------  ---------  ---------

    The approximate tax effect of each type of temporary difference that gave rise to the Company's deferred tax liability at December 31, 1995 and 1996, is as follows:

                                                                                       1995       1996
                                                                                     ---------  ---------
Accrual to cash conversion.........................................................  $  (4,510) $  (5,197)
Other..............................................................................        (45)       148
                                                                                     ---------  ---------
Current deferred tax liability.....................................................  $  (4,555) $  (5,049)
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    Effective and Statutory Rate Reconciliation. The difference between the effective rate in the provision for income taxes and the statutory rate for the federal income taxes is summarized as follows:

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  -------------------------------
                                                                                    1994       1995       1996
                                                                                  ---------  ---------  ---------
                                                                                            (UNAUDITED)
Statutory federal income tax rate...............................................         35%        35%        35%
Provision computed at federal statutory rate....................................  $     455  $     233  $     469
State income taxes, net of federal benefit......................................         78         73         67
Increase in deferred taxes due to higher expected rates.........................        150     --         --
Other...........................................................................         56        (12)        11
                                                                                  ---------  ---------  ---------
                                                                                  $     739  $     294  $     547
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

                           NYMA, INC. AND SUBSIDIARY

                YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
               QUARTERS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

7. STOCKHOLDERS' EQUITY

    The Company has granted options to key employees to purchase shares of common stock exercisable at prices ranging from $.50 to $3.35 per share, which approximates the fair market value of the Company's stock at date of grant, as determined by the Board of Directors. Under the provisions of APB Opinion No. 25, no compensation expense is recognized.

    During the year ended December 31, 1996, option holders exercised options for 24,300 shares. The difference between the exercise price and the fair market value of the stock at date of exercise resulted in taxable income to the optionee. The Company received a deduction for income tax purposes equal to the optionees' taxable income, which resulted in a reduction in taxes payable and an increase in additional paid-in capital equal to the tax effect of $55 for the year ended December 31, 1996.

    Options for 144,900 and 163,945 shares were exercisable at December 31, 1995 and 1996, respectively. The remaining options become exercisable over periods ranging from five to ten years. The schedule of option activity for the years ended December 31, 1994, 1995, and 1996, is as follows:

                                                                           1994       1995       1996
                                                                         ---------  ---------  ---------
Outstanding, beginning of year.........................................    144,450    167,850    184,800
Granted................................................................     45,500     26,500    175,700
Canceled...............................................................     (4,550)    (9,300)   (20,700)
Exercised..............................................................    (17,550)      (250)   (24,300)
                                                                         ---------  ---------  ---------
Outstanding, end of year...............................................    167,850    184,800    315,500
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    In 1996 the Company adopted the disclosure provisions of SFAS No. 123. The Company accounts for its stock-based compensation plan under APB No. 25. For SFAS No. 123 purposes, the fair value of each option has been estimated as of the date of grant using the minimum value method with a risk-free interest rate of 6.18% and an expected life of five years. Using these assumptions, the fair value of the stock options is $175, which would be amortized over the expected life of the options. Had compensation expense been determined consistent with SFAS No. 123 utilizing the assumptions detailed above, the Company's net earnings for the year ended December 31, 1996, would have been reduced to the following pro forma amount:

Net earnings:
  As reported................................................................  $     800
  Pro forma..................................................................        765

    The resulting pro forma compensation expense may not be representative of that expected in future years.

8. COMMITMENTS AND CONTINGENCIES

    LEASES--The Company leases office facilities, automobiles, and certain office equipment under long-term operating lease agreements with terms extending to 2000. Certain of these leases contain provisions for renewal options and rent escalations to provide for increases in operating costs. In addition, the Company has executed a letter of credit in the amount of $45 in lieu of a lease deposit on its corporate

                           NYMA, INC. AND SUBSIDIARY

                YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
               QUARTERS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

8. COMMITMENTS AND CONTINGENCIES (CONTINUED) headquarters building. Certain officers of the Company are limited partners in a partnership that owns the corporate headquarters.

    The approximate aggregate future minimum lease payments as of December 31, 1996, for leases with remaining terms in excess of one year, are as follows:

YEAR ENDING
DECEMBER 31,
-----------------------------------------------------------------------------------------------
1997...........................................................................................  $   3,687
1998...........................................................................................      3,562
1999...........................................................................................        162
2000...........................................................................................         37
                                                                                                 ---------
                                                                                                 $   7,448
                                                                                                 ---------
                                                                                                 ---------

    Rental expense for operating leases for the years ended December 31, 1994, 1995 and 1996, was approximately $3,247, $3,065 and $3,362, respectively.

    AUDITS--The Company is subject to contract cost audits by government agencies. Completed and future audits may result in various billed and unbilled costs being disallowed. At December 31, 1996, audits have been completed through 1993. In the opinion of management, adequate reserves have been provided for the results of remaining open audit periods.

    LITIGATION--The Company is a defendant in various legal actions arising in the normal course of business. Management believes that the ultimate liability, if any, resulting from these actions will not have a material effect upon results of operations or financial position.

    STOCK RESTRICTION AND REPURCHASE AGREEMENT--The Company and three of its stockholders, representing 3,543,825 shares of the 3,611,000 shares issued and outstanding at December 31, 1996, are parties to an agreement restricting any transfer of Company stock without prior written consent of all other parties to this agreement. Upon the death of a stockholder, the Company shall pay to the estate or surviving spouse an amount, as outlined below, equal to the value of all the deceased party's shares of stock in the Company. The Company owns life insurance policies on these stockholders in connection with this agreement (see
Note 1).

    The purchase price per share is to be determined as the greater of net book value per share (total stockholders' equity divided by the total number of shares issued and outstanding) using the next available audited financial statements or an independently appraised value per share determined by appraisers, selected by the Company, based upon the next available audited financial statements. Further, per the agreement, the purchase price for shares of one of the stockholders, representing 2,040,000 shares at December 31, 1996, shall be discounted by 60% of the value of the above determined purchase price per share. The estate or surviving spouse shall surrender all shares of the party's stock to the Company within three months of such party's death.

                           NYMA, INC. AND SUBSIDIARY

                YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
               QUARTERS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Payment by the Company shall be made in five equal installments. The first installment is to be made within eighteen months of the party's death and the remaining payments are to be made in consecutive annual disbursements on the anniversary of the first payment. Interest shall accrue at the imputed interest rate applicable to similar extensions of credit in accordance with the U.S. Internal Revenue Code. Prepayment by the Company in whole or in part of the entire balance is permitted.

9. SUBSEQUENT EVENT-MERGER

    On May 2, 1997, the Company's stockholders sold their shares of the Company's stock, including shares under options outstanding which were exercised prior to closing, to Federal Data Corporation for cash, a subordinated note, and other incentives.

                                  * * * * * *

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors

Sylvest Management Systems Corporation

    We have audited the accompanying balance sheets of Sylvest Management Systems Corporation ("the Company") as of December 31, 1995 and 1996, and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sylvest Management Systems Corporation as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Washington, D.C.
March 21, 1997, except for Notes 5 and 10, as to which the date is June 30, 1997

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION

                                 BALANCE SHEETS

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1995       1996
                                                                                              ---------  ---------
                                                      ASSETS
Current assets:
  Cash......................................................................................  $   3,580  $   1,603
  Accounts receivable, net of allowance for doubtful accounts of $73, $168 and $168 as of
    December 31, 1995 and 1996 and June 30, 1997, respectively..............................     14,708     27,864
  Unbilled costs............................................................................      2,188      1,881
  Prepaid expenses and other current assets.................................................        157        495
                                                                                              ---------  ---------
    Total current assets....................................................................     20,633     31,843
Property and equipment, net.................................................................      1,154      1,281
Deposits and other assets...................................................................         27         21
                                                                                              ---------  ---------
    Total assets............................................................................  $  21,814  $  33,145
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank line of credit.......................................................................  $   6,915  $   5,406
  Accounts payable..........................................................................      9,184     19,545
  Accrued expenses..........................................................................        780      2,272
  Other current liabilities.................................................................        460        225
  Payable to Federal Data Corporation.......................................................     --         --
                                                                                              ---------  ---------
    Total current liabilities...............................................................     17,339     27,448
                                                                                              ---------  ---------

Commitments
Shareholders' equity:
  Common stock, $1.00 par value; 1,000 shares authorized, issued and outstanding............          1          1
  Additional paid-in capital................................................................         45         45
  Notes receivable from shareholders........................................................       (400)      (400)
  Retained earnings.........................................................................      4,829      6,051
                                                                                              ---------  ---------
    Total shareholders' equity..............................................................      4,475      5,697
                                                                                              ---------  ---------
    Total liabilities and shareholders' equity..............................................  $  21,814  $  33,145
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION
                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                           YEARS ENDED DECEMBER 31,
                                                       --------------------------------
                                                         1994       1995        1996
                                                       ---------  ---------  ----------   SIX MONTHS ENDED JUNE
                                                                                                   30,
                                                                                         ------------------------
                                                                                            1996         1997
                                                                                         -----------  -----------
                                                                                         (UNAUDITED)  (UNAUDITED)
Revenue..............................................  $  58,988  $  84,013  $  106,544   $  29,515    $  78,863
                                                       ---------  ---------  ----------  -----------  -----------
Costs and expenses:
  Cost of sales and services.........................     50,909     71,483      92,736      25,054       70,312
  Selling, general and administrative expenses.......      6,805     10,672      11,376       4,772       10,213
                                                       ---------  ---------  ----------  -----------  -----------
                                                          57,714     82,155     104,112      29,826       80,525
                                                       ---------  ---------  ----------  -----------  -----------
Operating income (loss)..............................      1,274      1,858       2,432        (311)      (1,662)
Interest expense, net................................       (130)      (349)       (340)       (161)        (297)
Other income (expense), net..........................         22         42          (2)     --           --
                                                       ---------  ---------  ----------  -----------  -----------
Income (loss) before income taxes....................      1,166      1,551       2,090        (472)      (1,959)
Provision (benefit) for income taxes.................         14         19          47      --           --
                                                       ---------  ---------  ----------  -----------  -----------
    Net income (loss)................................  $   1,152  $   1,532  $    2,043   $    (472)   $  (1,959)
                                                       ---------  ---------  ----------  -----------  -----------
                                                       ---------  ---------  ----------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                        COMMON STOCK         ADDITIONAL
                                                  ------------------------     PAID-IN     NOTES RECEIVABLE   RETAINED
                                                    SHARES       AMOUNT        CAPITAL     FROM SHAREHOLDERS  EARNINGS     TOTAL
                                                  -----------  -----------  -------------  -----------------  ---------  ---------
Balance at December 31, 1993....................       1,000    $       1     $      45        $    (400)     $   3,283  $   2,929
Distributions to shareholders...................      --           --            --               --               (394)      (394)
Net income......................................      --           --            --               --              1,152      1,152
                                                       -----          ---           ---            -----      ---------  ---------
Balance at December 31, 1994....................       1,000            1            45             (400)         4,041      3,687
Distributions to shareholders...................      --           --            --               --               (744)      (744)
Net income......................................      --           --            --               --              1,532      1,532
                                                       -----          ---           ---            -----      ---------  ---------
Balance at December 31, 1995....................       1,000            1            45             (400)         4,829      4,475
Distributions to shareholders...................      --           --            --               --               (821)      (821)
Net income......................................      --           --            --               --              2,043      2,043
                                                       -----          ---           ---            -----      ---------  ---------
Balance at December 31, 1996....................       1,000            1            45             (400)         6,051      5,697
Distributions to shareholders...................      --           --            --                  400         (2,345)    (1,945)
Net income......................................      --           --            --               --             (1,959)    (1,959)
                                                       -----          ---           ---            -----      ---------  ---------
Balance at June 30, 1997 (unaudited)............       1,000    $       1     $      45        $  --          $   1,747  $   1,793
                                                       -----          ---           ---            -----      ---------  ---------
                                                       -----          ---           ---            -----      ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION
                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                            YEARS ENDED DECEMBER 31,
                                                         -------------------------------
                                                           1994       1995       1996
                                                         ---------  ---------  ---------   SIX MONTHS ENDED JUNE
                                                                                                    30,
                                                                                          ------------------------
                                                                                             1996         1997
                                                                                          -----------  -----------
                                                                                          (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
Reconciliation of net income (loss) to net cash
  provided by (used in) operating activities:
Net income (loss)......................................  $   1,152  $   1,532  $   2,043   $    (472)   $  (1,959)
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation and amortization........................        170        301        461         277          247
  Loss on disposal of property and equipment...........     --         --             23          17       --
  Deferred income taxes................................         11         (7)        (6)     --           --
  Changes in operating assets and liabilities:
    Accounts receivable................................     (9,557)     5,938    (13,156)      2,889       (2,990)
    Unbilled costs.....................................       (104)      (857)       307         219         (153)
    Prepaid expenses and other current assets..........       (563)     1,064       (338)        (52)         779
    Deposits and other assets..........................       (202)       194          6         (34)         (89)
    Accounts payable...................................      4,772     (2,600)    10,361      (1,388)         253
    Accrued expenses...................................        575       (189)     1,492          75         (133)
    Other current liabilities..........................        377       (719)      (229)       (438)        (159)
                                                         ---------  ---------  ---------  -----------  -----------
Net cash provided by (used in) operating activities....     (3,369)     4,657        964       1,093       (4,204)
                                                         ---------  ---------  ---------  -----------  -----------
Cash flows from investing activities:
  Purchases of property and equipment..................       (258)      (832)      (611)       (301)        (104)
                                                         ---------  ---------  ---------  -----------  -----------
Net cash used in investing activities..................       (258)      (832)      (611)       (301)        (104)
                                                         ---------  ---------  ---------  -----------  -----------
Cash flows from financing activities:
  Net borrowings (repayments) on bank line of credit...      5,765     (1,330)    (1,509)     (2,378)      (5,378)
  Borrowings from Federal Data Corporation.............     --         --         --          --           13,353
  Distributions to shareholders........................       (394)      (744)      (821)       (379)      (2,007)
                                                         ---------  ---------  ---------  -----------  -----------
Net cash provided by (used in) financing activities....      5,371     (2,074)    (2,330)     (2,757)       5,968
                                                         ---------  ---------  ---------  -----------  -----------
Net increase (decrease) in cash........................      1,744      1,751     (1,977)     (1,965)       1,660
Cash at the beginning of the period....................         85      1,829      3,580       3,580        1,603
                                                         ---------  ---------  ---------  -----------  -----------
Cash at the end of the period..........................  $   1,829  $   3,580  $   1,603   $   1,615    $   3,263
                                                         ---------  ---------  ---------  -----------  -----------
                                                         ---------  ---------  ---------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1996 AND 1997 IS UNAUDITED)

                             (DOLLARS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    Sylvest Management Systems Corporation ("the Company") was organized in March 1987 and incorporated in May 1987 to design and implement open systems solutions. The U.S. Government accounted for approximately 70%, 75% and 70% of total revenue for the years ended December 31, 1994, 1995 and 1996, respectively, and is the Company's primary customer. Most contracts with government agencies expire on September 30 of each year (the Federal government's fiscal year-end) and are renewable for additional fiscal years subject to adequate funding. The Company generated 11% and 10% of its revenue from one customer in 1995 and 1996, respectively. In 1994, the Company generated approximately 13% of its revenue from one customer and 10% of its revenue from another customer.

REVENUE RECOGNITION

    The Company generally recognizes revenue from hardware and software sales at the time of shipment. Service and maintenance revenue is recognized ratably over the contractual period or as the services are performed.

UNBILLED COSTS

    Unbilled costs represent amounts incurred for contractual obligations which have not been invoiced or shipped to the customer pursuant to contractual terms.

PROPERTY AND EQUIPMENT

    Property and equipment is carried at cost. Depreciation and amortization are recorded over the estimated useful lives of the assets ranging from three to five years, primarily by the straight-line method. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and resulting gains or losses are included in operations. The cost of additions and betterments are capitalized. Repair and maintenance costs are expensed as incurred.

    Management periodically monitors the carrying value of property and equipment and other long-lived assets for potential impairment on an on-going basis. The impairment amount would be determined by comparing the carrying value of these assets with their related, expected future net cash flows. Should the sum of the related, expected future net cash flows be less than the carrying value, management would determine whether an impairment loss should be recognized. An impairment loss would be measured by the amount by which the carrying value of these assets exceeds the future discounted cash flows. For the years ended December 31, 1994, 1995 and 1996 there were no adjustments to the carrying values of property and equipment.

INCOME TAXES

    The Company has elected to be treated as an S Corporation for federal income tax purposes. Accordingly, elements of income and expense will pass through directly to shareholders. The Company remains a taxable entity for those states which do not recognize the S Corporation status. Taxes for these

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1996 AND 1997 IS UNAUDITED)

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) states are accounted for using the liability method whereby deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized. Income tax expense represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains its cash in one U.S. commercial bank. Accounts receivable result primarily from shipments and contracts with the U.S. Government. Contracts with the U.S. Government do not require collateral or other arrangements. The Company does not believe significant credit risk exists at December 31, 1996.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the financial statements, and the reported amounts of revenue and expenses during the reported periods. Actual results could differ from management's estimates.

FINANCIAL INSTRUMENTS

    The carrying value of cash, accounts receivable and accounts payable approximates fair value, because of the relatively short maturities of these instruments. The carrying value of the bank line of credit approximates fair value since it carries a fluctuating market interest rate.

RECLASSIFICATIONS

    Certain reclassifications have been made to the 1995 financial statement amounts to conform to the current year presentation.

2.  NOTES RECEIVABLE FROM SHAREHOLDERS

    In December 1993, the Company made advances in the form of promissory notes to its two principal shareholders in the amount of $200 each. In 1996 the maturity dates of the promissory notes were extended from December 16, 1996 to December 15, 1997. The outstanding principal is due in full on December 15, 1997. Interest is due and payable monthly at the prime rate (8.5%, 8.5% and 8.25% at December 31, 1994, 1995 and 1996 respectively) plus 1%. Total interest income earned on these notes was approximately $38 during each of the three years in the period ended December 31, 1996.

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1996 AND 1997 IS UNAUDITED)

                             (DOLLARS IN THOUSANDS)

3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following as of:

                                                                                                  1995       1996
                                                                                                ---------  ---------
Equipment.....................................................................................  $     966  $   1,379
Furniture and fixtures........................................................................        299        365
Automobiles...................................................................................        147        150
Computer software.............................................................................        428        485
Leasehold improvements........................................................................         92        130
                                                                                                ---------  ---------
                                                                                                    1,932      2,509
Accumulated depreciation and amortization.....................................................       (778)    (1,228)
                                                                                                ---------  ---------
Property and equipment, net...................................................................  $   1,154  $   1,281
                                                                                                ---------  ---------
                                                                                                ---------  ---------

    Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was $170, $301, and $461, respectively.

4.  ACCOUNTS PAYABLE

    As of December 31, 1996, accounts payable includes approximately $2,400 in amounts payable to an international asset-based lender under an arrangement established to facilitate the purchase of inventory under a major U.S. Government contract. Under this arrangement, the lender directly pays the vendors for purchases made by the Company. The arrangement provides the Company with up to $7,000 in credit for inventory purchases. The terms of the arrangement enable the Company to repay outstanding amounts paid by the lender, interest free, within a stipulated time period from the initial purchase from the vendors. After the stipulated time period, interest under this arrangement accrues at the prime rate as determined by Chase Manhattan Bank (8.25% at December 31, 1996). The Company generally pays its outstanding amounts within the stipulated time period and therefore incurs minimal interest expense. This arrangement requires the Company to maintain a minimum tangible net worth and establishes a maximum debt to tangible net worth ratio. As of December 31, 1996, the Company was in compliance with these covenants.

    In connection with this arrangement, the Company entered into an Intercreditor and Subordination Agreement (the "Intercreditor Agreement") between a local bank that has extended the Company a line of credit (see Note 5) and the international asset-based lender. Under the Intercreditor Agreement, all advances made by the international asset-based lender are collateralized by the Company's unbilled costs and accounts receivable resulting from the sale of inventory purchased under the above arrangement.

5.  BANK LINE OF CREDIT

    The Company, pursuant to a revolving credit agreement with a local bank, may borrow up to $15,000, subject to a borrowing base defined in the agreement, which expired May 31, 1997. All loans made under the revolving credit agreement are collateralized by all accounts receivable other than those collateralizing advances under the Intercreditor Agreement (see Note 4). Upon the closing of the acquisition of the

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1996 AND 1997 IS UNAUDITED)

                             (DOLLARS IN THOUSANDS)

5.  BANK LINE OF CREDIT (CONTINUED)
Company by Federal Data Corporation (see Note 10), all outstanding balances under the line of credit were repaid in full by Federal Data Corporation and the line was canceled.

    The revolving credit agreement requires the Company to comply with certain restrictive covenants. The most restrictive of these covenants requires the Company to maintain a minimum tangible net worth of $4,000. As of December 31, 1996, the Company was in compliance with this covenant. The repayment of the credit agreement is personally guaranteed by the President of the Company. The terms of the agreement require payment of interest at the bank's prime rate (8.5%, 8.5% and 8.25% at December 31, 1994, 1995 and 1996, respectively) plus one quarter of one percent. Interest expense incurred in connection with the revolving credit agreement approximated $130, $430 and $430 for the years ended December 31, 1994, 1995 and 1996, respectively.

6.  INCOME TAXES

    The provision for (benefit from) state income taxes consists of the following:

                                                                                                            YEARS ENDED
                                                                                                           DECEMBER 31,
                                                                                               -------------------------------------
                                                                                                  1994         1995         1996
                                                                                                  -----        -----        -----
Current......................................................................................   $       3    $      26    $      53
Deferred.....................................................................................          11           (7)          (6)
                                                                                                      ---          ---          ---
                                                                                                $      14    $      19    $      47
                                                                                                      ---          ---          ---
                                                                                                      ---          ---          ---

    Net deferred state income tax liabilities, included in other current liabilities, were $9 and $15 as of December 31, 1996 and 1995, respectively. Deferred taxes result principally from accelerated depreciation, timing of certain liabilities and different revenue recognition methods for tax purposes on the shipment of products.

7.  COMMITMENTS

    The Company leases office space under noncancelable operating leases expiring through 1997. The Company is reviewing its options for its future office space requirements. In addition, the Company leases certain equipment on an annual basis. Aggregate rent expense for the years ended December 31, 1994, 1995 and 1996 was approximately $281, $571 and $702, respectively.

    Future minimum annual rental commitments for noncancelable leases are as follows as of December 31, 1996:

                                                                               OPERATING LEASES
                                                                               -----------------
1997.........................................................................      $     379
                                                                                       -----
                                                                                   $     379
                                                                                       -----
                                                                                       -----

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1996 AND 1997 IS UNAUDITED)

                             (DOLLARS IN THOUSANDS)

8.  401(K) PLAN

    During 1993, the Company established the Sylvest Management Systems Corporation 401(k) Profit Sharing Plan and Trust ("the Plan") which covers all employees who have completed one year of service and are at least 21 years of age or were employed on April 15, 1993, the effective date of the Plan. Effective January 1, 1994, the Plan was amended to make all employees who are least 18 years of age eligible to participate in the Plan on the date of hire. Eligible employees may contribute up to 15% of their salary, subject to certain annual limits. The Company at its discretion may make contributions to the Plan for all employees who have completed 1,000 hours of service. The Company recognized expense of $100, $50 and $100 for 1994, 1995 and 1996, respectively, for contributions to the Plan.

9.  SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                                      YEARS ENDED
                                                                                                     DECEMBER 31,
                                                                                            -------------------------------
                                                                                              1994       1995       1996
                                                                                            ---------  ---------  ---------
Interest paid.............................................................................  $     116  $     386  $     435
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------
Income taxes paid.........................................................................  $      13  $      12  $      35
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

10.  SUBSEQUENT EVENT-MERGER

    On June 30, 1997, the Company's shareholders sold their shares of the Company's stock to Federal Data Corporation for cash, a subordinated note, and other incentives.

11.  INTERIM INFORMATION (UNAUDITED)

    The interim financial information for the six months ended June 30, 1996 and 1997 is unaudited. The unaudited interim financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. The unaudited interim financial information should be read in conjunction with the audited financial statements and related notes thereto. The results for the interim periods presented are not necessarily indicative of results to be expected for the full year.

    The interim balance sheet as of June 30, 1997 has been excluded from the financial statements based on the fact that, effective June 30, 1997, the Company was acquired by Federal Data Corporation (see Note 10). In connection with the acquisition, the Company incurred a note payable to Federal Data Corporation for approximately $13.3 million in connection with the repayment of the existing line of credit balance and the payment of certain operating liabilities outstanding as of June 30, 1997. Further, in connection with the acquisition, the notes receivable from shareholders existing as of December 31, 1996 was forgiven and reflected as a distribution in the statement of changes in shareholders' equity.

------------------------------------------------
                                ------------------------------------------------
------------------------------------------------
                                ------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           --------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          4
Summary Unaudited Pro Forma Consolidated
  Financial Data...............................         14
Risk Factors...................................         16
The Exchange Offer.............................         23
The Recapitalization and the Transactions......         34
Use of Proceeds................................         34
Capitalization.................................         35
Selected Unaudited Pro Forma Consolidated
  Financial Data...............................         36
Selected Consolidated Historical Financial Data
  of Federal Data Corporation..................         43
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         45
Business.......................................         52
Management.....................................         63
Executive Compensation.........................         65
Principal Stockholders.........................         67
Certain Transactions...........................         68
Description of Certain Indebtedness............         69
Description of Notes...........................         71
Certain Federal Income Tax Considerations......        102
Plan of Distribution...........................        103
Legal Matters..................................        103
Experts........................................        103
Available Information..........................        104
Index to Financial Statements..................        F-1
Annex..........................................        A-1

                            FEDERAL DATA CORPORATION

                               OFFER TO EXCHANGE

                          10 1/8% SENIOR SUBORDINATED
                                 NOTES DUE 2005
                              FOR ALL OUTSTANDING
                          10 1/8% SENIOR SUBORDINATED
                                 NOTES DUE 2005

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                                          , 1997

------------------------------------------------
                                ------------------------------------------------
------------------------------------------------
                                ------------------------------------------------

                                    PART II:
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Each of FDC, FDCT Corp., FDC Technologies, Inc. and Dox Sys, Inc. are Delaware corporations and their respective Bylaws and Certificates of Incorporation provide for indemnification of their respective directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), as the same exists or may hereafter be amended. Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 102(b)(7) of the DGCL eliminates the liability of a corporation's directors to a corporation or its stockholders, except for liabilities related to a breach of duty of loyalty, actions not in good faith, and certain other liabilities.

    NYMA, Inc., Sylvest Management Systems Corporation and VAD International, Inc. are Maryland corporations and their respective Bylaws provide for indemnification of their respective directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"), as the same exists or may hereafter be amended. Subsection (c) of
Section 2-418 of the MGCL provides that no director may be indemnified under subsection (b) of Section 2-418 of the MGCL in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

    Subsection (d)(1) of Section 2-418 of the MGCL requires that a director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) or Section 2-418 of the MGCL be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

    Subsection (d)(2) of Section 2-418 of the MGCL permits a court of appropriate jurisdiction, upon application of a director or such notice as the court shall require, to order indemnification in the following circumstances:

        (i) If it determines a director is entitled to reimbursement under paragraph (1) of subsection (d) of Section 2-418 of the MGCL, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

        (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of Section 2-418 of the MGCL or has been adjudged liable under the circumstances described in subsection (c) of Section 2-418 of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) of Section 2-418 of the MGCL shall be limited to expenses.

    A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

    Subsection (e) of Section 2-418 of the MGCL provides that indemnification under subsection (b) of Section 2-418 of the MGCL may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in that subsection. This determination must be made by the board of directors, special legal counsel selected by the board of directors or the stockholders.

    Subsection (f)(1) of Section 2-418 of the MGCL permits payment of reasonable expenses incurred by a director who is a party to a proceeding to be paid or reimbursed in advance of the final disposition of the proceeding upon receipt by the corporation of:

        (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

        (ii) A written undertaking by or on behalf of the director to repay the amount if it ultimately is determined that the standard of conduct has not been met.

The undertaking required by subparagraph (ii) of subsection (f)(1) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

    Subsection (i) of Section 2-418 of the MGCL requires a corporation to indemnify an officer of the corporation as and to the extent provided in subsection (d) of Section 2-418 of the MGCL. Such officer is also entitled, to the same extent as a director, to seek indemnification pursuant to subsection
(d) of Section 2-418 of the MGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

 EXHIBIT
 NUMBER    DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  *2.1     Agreement and Plan of Merger dated as of April 9, 1997 by and among Azmat Ali, Peter Belford, Arthur
             Verbin, Peter Belford, as Holder Representative, NYMA and NYMA Acquisition, Inc.
  *2.2     First Amendment, dated as of May 2, 1997, to the Agreement and Plan of Merger dated as of April 9, 1997 by and among Azmat Ali, Peter Belford, Arthur Verbin, Peter Belford, as Holder Representative, NYMA
             and NYMA Acquisition, Inc.
  *2.3     Post-Closing Amendment, dated as of May 2, 1997, to the Agreement and Plan of Merger dated as of April
             9, 1997 by and among Azmat Ali, Peter Belford, Arthur Verbin, Peter Belford, as Holder
             Representative, NYMA and NYMA Acquisition, Inc.
  *2.4     Stock Purchase Agreement dated June 18, 1997 among Federal Data Corporation and Gary S. and Areather T.
             Murray, William S. Strang, Holton B. Shipman, Jr., James K. White, Peter A. Perucci, Myron P.
             Erkiletian and Sylvest
   3.1     Certificate of Incorporation of Federal Data Corporation
   3.2     By-laws of Federal Data Corporation
   3.3     Certificate of Incorporation of FDCT Corp.
   3.4     By-laws of FDCT Corp.
   3.5     Articles of Incorporation of NYMA, Inc.
   3.6     By-laws of NYMA, Inc.
   3.7     Articles of Incorporation of Sylvest Management Systems Corporation
   3.8     By-laws of Sylvest Management Systems Corporation
   3.9     Certificate of Incorporation of FDC Technologies, Inc.
   3.10    By-laws of FDC Technologies, Inc.
   3.11    Certificate of Incorporation of DoxSys, Inc.
   3.12    By-laws of DoxSys, Inc.
   3.13    Articles of Incorporation of VAD International, Inc.
   3.14    By-laws of VAD International, Inc.
   4.1     Indenture dated as of July 15, 1997 among Federal Data Corporation, FDCT Corp., NYMA, Inc., Sylvest
             Management Systems Corporation, FDC Technologies, Inc., DoxSys, Inc., VAD International, Inc. and
             Norwest Bank Minnesota, National Association
   4.2     Specimen Certificate of 10 1/8% Senior Subordinated Notes due 2005 (included in Exhibit 4.1 hereto)
   4.3     Purchase Agreement dated as of July 18, 1997 among Federal Data Corporation, BT Securities Corporation and Lehman Brothers
   4.4     Registration Rights Agreement dated as of July 25, 1997 among Federal Data Corporation, BT Securities
             Corporation and Lehman Brothers
  *4.5     Credit Agreement dated as of July 25, 1997 among Federal Data Corporation, various lending institutions signatories thereto and Bankers Trust Company as Agent
   4.6     Agreement for Wholesale Financing dated as of September 17, 1996 by and between Deutsche Financial
             Services and Sylvest Management Systems Corporation
   4.7     Amendment to Agreement for Wholesale Financing dated as of September 17, 1996 by and between Deutsche
             Financial Services and Sylvest Management Systems Corporation
   4.8     STAR Agreement dated as of September 17, 1996 by and between Deutsche Financial Services and Sylvest
             Management Systems Corporation
   4.9     STAR Assignment Agreement dated September 19, 1996 by Sylvest Management Systems Corporation in favor of Deutsche Financial Services

 EXHIBIT
 NUMBER    DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  *4.10    Intercreditor and Subordination Agreement dated July 25, 1997 by and between Bankers Trust Company, as
             Agent, and Deutsche Financial Services Corporation
   4.11    Form of 9% Increasing Rate Subordinated Note due 2004 dated May 21, 1997
   4.12    Form of 9% Increasing Rate Subordinated Note due 2004 dated June 30, 1997
   4.13    FDC is a party to several non-recourse financing agreements evidenced by promissory notes, none of which exceed 10 percent of the total assets of FDC and its subsidiaries on a consolidated basis. FDC hereby agrees to furnish a copy of such agreements to the Commission upon request.
  *5.1     Form of Opinion of L&W regarding the validity of the Exchange Notes
  10.1+    Employment Agreement dated April 30, 1997 between NYMA, Inc. and Peter C. Belford
 *10.2+    Stock Option Plan dated February 16, 1996 for Executives and Other Key Employees
 *10.3+    Form of Executive Management Incentive Stock Option Agreement
  10.4     Agreement of Lease dated December 5, 1984 between Federal Data Corporation and Community Motor Property
             Associates Limited Partnership
  10.5     Lease Agreement dated January 6, 1989 between TechPark Limited Partnership and NYMA, Inc., as modified by First Modification to Lease dated as of December 21, 1990, that certain Second Modification to
             Lease dated as of December 20, 1990, that certain Third Modification to Lease dated as of January 31,
             1994 and that Landlord Consent and Estoppel Certificate dated as of May 2, 1997
  10.6     Lease Agreement dated February 2, 1988 between Second Trade Center Office Associates Limited
             Partnership and NYMA, Inc., as modified by Lease Modification Agreement dated December 22, 1988 between Second Trade Center Office Associates Limited Partnership and NYMA, Inc.
  10.7     Sublease dated as of October 31, 1995 between Digital Equipment Corporation and Sylvest Management
             Systems Corporation
 *10.8+    Consulting Agreement between Federal Data Corporation and C. Robert Handley
  10.9     Trust Agreement dated December 27, 1994 among Federal Data Corporation, Charles R. Hanley, II, Daniel
             Young, Harry Marren, Marvin Haber and Paul Taltavull
  11.1     Statement Regarding Computation of Per Share Earnings
  12.1     Statement Regarding Computation of Ratio of Earnings to Fixed Charges
  12.2     Statement Regarding Computation of Pro Forma Ratio of Earnings to Fixed Charges
  21.1     Subsidiaries of Federal Data Corporation
 *23.1     Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1)
  23.2     Consent of Price Waterhouse LLP
  23.3     Consent of Deloitte & Touche LLP
  23.4     Consent of Coopers & Lybrand L.L.P.
  24.1     Powers of Attorney of Registrants (included on signature page to this Registration Statement on Form
             S-4)
 *25.1     Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of Norwest
             Bank Minnesota, National Association
  99.1     Letter of Transmittal and related materials
  99.2     Notice of Guaranteed Delivery
  99.3     Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

------------------------

* To be filed by amendment

+ Executive Compensation Plan or Arrangement

    (b) Financial Statement Schedules:

    Schedules are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS

    (a) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as apart of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the District of Columbia on September 25, 1997.

                                FEDERAL DATA CORPORATION ("FDC")
                                and the Guarantors listed on Annex A
                                (the "Guarantors")

                                By                /s/ JAMES M. DEAN
                                      ------------------------------------------
                                                    James M. Dean
                                       VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                                                         AND
                                        TREASURER OF FDC AND VICE PRESIDENT OF
                                                         EACH
                                                  OF THE GUARANTORS

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints James M. Dean and Daniel R. Young, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                         TITLE                      DATE
------------------------------  ------------------------------  -------------------

  /s/ WILLIAM E. CONWAY, JR.
------------------------------  Chairman of the Board
    William E. Conway, Jr.
     /s/ DANIEL R. YOUNG
------------------------------  President, Chief Executive
       Daniel R. Young            Officer and Director
                                Vice President, Chief
      /s/ JAMES M. DEAN           Financial Officer and
------------------------------    Treasurer (Principal
        James M. Dean             Financial and Accounting
                                  Officer)
      /s/ ALLAN M. HOLT
------------------------------  Director                        September 25, 1997
        Allan M. Holt
      /s/ PETER J. CLARE
------------------------------  Director
        Peter J. Clare
     /s/ HARRY T. MARREN
------------------------------  Director
       Harry T. Marren
     /s/ C. ROBERT HANLEY
------------------------------  Director
       C. Robert Hanley

                                                                         ANNEX A

FDCT CORP.
FDC TECHNOLOGIES, INC.
DOXSYS, INC.
NYMA, INC.
VAD INTERNATIONAL, INC.
SYLVEST MANAGEMENT SYSTEMS CORPORATION

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER    DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  *2.1     Agreement and Plan of Merger dated as of April 9, 1997 by and among Azmat Ali, Peter Belford, Arthur
             Verbin, Peter Belford, as Holder Representative, NYMA and NYMA Acquisition, Inc.
  *2.2     First Amendment, dated as of May 2, 1997, to the Agreement and Plan of Merger dated as of April 9, 1997 by and among Azmat Ali, Peter Belford, Arthur Verbin, Peter Belford, as Holder Representative, NYMA
             and NYMA Acquisition, Inc.
  *2.3     Post-Closing Amendment, dated as of May 2, 1997, to the Agreement and Plan of Merger dated as of April
             9, 1997 by and among Azmat Ali, Peter Belford, Arthur Verbin, Peter Belford, as Holder
             Representative, NYMA and NYMA Acquisition, Inc.
  *2.4     Stock Purchase Agreement dated June 18, 1997 among Federal Data Corporation and Gary S. and Areather T.
             Murray, William S. Strang, Holton B. Shipman, Jr., James K. White, Peter A. Perucci, Myron P.
             Erkiletian and Sylvest
   3.1     Certificate of Incorporation of Federal Data Corporation
   3.2     By-laws of Federal Data Corporation
   3.3     Certificate of Incorporation of FDCT Corp.
   3.4     By-laws of FDCT Corp.
   3.5     Articles of Incorporation of NYMA, Inc.
   3.6     By-laws of NYMA, Inc.
   3.7     Articles of Incorporation of Sylvest Management Systems Corporation
   3.8     By-laws of Sylvest Management Systems Corporation
   3.9     Certificate of Incorporation of FDC Technologies, Inc.
   3.10    By-laws of FDC Technologies, Inc.
   3.11    Certificate of Incorporation of DoxSys, Inc.
   3.12    By-laws of DoxSys, Inc.
   3.13    Articles of Incorporation of VAD International, Inc.
   3.14    By-laws of VAD International, Inc.
   4.1     Indenture dated as of July 15, 1997 among Federal Data Corporation, FDCT Corp., NYMA, Inc., Sylvest
             Management Systems Corporation, FDC Technologies, Inc., DoxSys, Inc., VAD International, Inc. and
             Norwest Bank Minnesota, National Association
   4.2     Specimen Certificate of 10 1/8% Senior Subordinated Notes due 2005 (included in Exhibit 4.1 hereto)
   4.3     Purchase Agreement dated as of July 18, 1997 among Federal Data Corporation, BT Securities Corporation and Lehman Brothers
   4.4     Registration Rights Agreement dated as of July 25, 1997 among Federal Data Corporation, BT Securities
             Corporation and Lehman Brothers
  *4.5     Credit Agreement dated as of July 25, 1997 among Federal Data Corporation, various lending institutions signatories thereto and Bankers Trust Company as Agent
   4.6     Agreement for Wholesale Financing dated as of September 17, 1996 by and between Deutsche Financial
             Services and Sylvest Management Systems Corporation
   4.7     Amendment to Agreement for Wholesale Financing dated as of September 17, 1996 by and between Deutsche
             Financial Services and Sylvest Management Systems Corporation
   4.8     STAR Agreement dated as of September 17, 1996 by and between Deutsche Financial Services and Sylvest
             Management Systems Corporation
   4.9     STAR Assignment Agreement dated September 19, 1996 by Sylvest Management Systems Corporation in favor of Deutsche Financial Services
  *4.10    Intercreditor and Subordination Agreement dated July 25, 1997 by and between Bankers Trust Company, as
             Agent, and Deutsche Financial Services Corporation
   4.11    Form of 9% Increasing Rate Subordinated Note due 2004 dated May 21, 1997

 EXHIBIT
 NUMBER    DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
   4.12    Form of 9% Increasing Rate Subordinated Note due 2004 dated June 30, 1997
   4.13    FDC is a party to several non-recourse financing agreements evidenced by promissory notes, none of which exceed 10 percent of the total assets of FDC and its subsidiaries on a consolidated basis. FDC hereby agrees to furnish a copy of such agreements to the Commission upon request.
  *5.1     Form of Opinion of L&W regarding the validity of the Exchange Notes
  10.1+    Employment Agreement dated April 30, 1997 between NYMA, Inc. and Peter C. Belford
 *10.2+    Stock Option Plan dated February 16, 1996 for Executives and Other Key Employees
 *10.3+    Form of Executive Management Incentive Stock Option Agreement
  10.4     Agreement of Lease dated December 5, 1984 between Federal Data Corporation and Community Motor Property
             Associates Limited Partnership
  10.5     Lease Agreement dated January 6, 1989 between TechPark Limited Partnership and NYMA, Inc., as modified by First Modification to Lease dated as of December 21, 1990, that certain Second Modification to
             Lease dated as of December 20, 1990, that certain Third Modification to Lease dated as of January 31,
             1994 and that Landlord Consent and Estoppel Certificate dated as of May 2, 1997
  10.6     Lease Agreement dated February 2, 1988 between Second Trade Center Office Associates Limited
             Partnership and NYMA, Inc., as modified by Lease Modification Agreement dated December 22, 1988 between Second Trade Center Office Associates Limited Partnership and NYMA, Inc.
  10.7     Sublease dated as of October 31, 1995 between Digital Equipment Corporation and Sylvest Management
             Systems Corporation
 *10.8+    Consulting Agreement between Federal Data Corporation and C. Robert Handley
  10.9     Trust Agreement dated December 27, 1994 among Federal Data Corporation, Charles R. Hanley, II, Daniel
             Young, Harry Marren, Marvin Haber and Paul Taltavull
  11.1     Statement Regarding Computation of Per Share Earnings
  12.1     Statement Regarding Computation of Ratio of Earnings to Fixed Charges
  12.2     Statement Regarding Computation of Pro Forma Ratio of Earnings to Fixed Charges
  21.1     Subsidiaries of Federal Data Corporation
 *23.1     Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1)
  23.2     Consent of Price Waterhouse LLP
  23.3     Consent of Deloitte & Touche LLP
  23.4     Consent of Coopers & Lybrand L.L.P.
  24.1     Powers of Attorney of Registrants (included on signature page to this Registration Statement on Form
             S-4)
 *25.1     Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of Norwest
             Bank Minnesota, National Association
  99.1     Letter of Transmittal and related materials
  99.2     Notice of Guaranteed Delivery
  99.3     Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

------------------------

* To be filed by amendment

+ Executive Compensation Plan or Arrangement